SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report: (Date of earliest event reported) August 6, 2004



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                              1-3247               16-0393470
(State or other jurisdiction          (Commission          (I.R.S. Employer
of incorporation)                     File Number)         Identification No.)



One Riverfront Plaza, Corning, New York                    14831
(Address of principal executive offices)                   (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)


N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

     The information included in this Current Report on Form 8-K affects only disclosures related to segment results, and updated risk factors, and does not in any way restate or revise the financial position, results of operations or cash flows for the years ended December 31, 2003, 2002 and 2001 in any reported Statement of Financial Position, Statement of Earnings, Statement of Changes in Shareholders' Equity or Statement of Cash Flows of Corning Incorporated and its consolidated subsidiaries (hereinafter sometimes referred to as the "the Company," "the Registrant," "Corning," or "we") as reported in the 2003 Annual Report on Form 10-K. Refer to Corning's 2004 Quarterly Report on Form 10-Q for the period ended March 31, 2004 and June 30, 2004 for additional information.

     As described in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, we revised our reporting segments to reflect how Corning's Chief Operating Decision Making group ("CODM") allocates resources and assesses the performance of its businesses. Specifically, the CODM is significantly increasing its level of review of the Display Technologies business due to the recent increase in growth and capital spending in that business. Additionally, the CODM is increasing its review of the Environmental Technologies and Life Sciences businesses. As a result of this revision, we have increased our number of reporting segments from 2 to 4. Our 4 reporting segments as of March 31, 2004 were as follows:
     . Telecommunications - manufactures optical fiber and cable, and hardware and equipment components for the worldwide telecommunications industry;
     . Display Technologies - manufactures liquid crystal display glass for flat panel displays;
     . Environmental Technologies - manufactures ceramic substrates and filters for automobile and diesel applications; and
     . Life Sciences - manufactures glass and plastic consumables for scientific applications.

More detailed business descriptions are presented in the exhibits referred to below.

     As required by Statement of Financial Accounting Standards (SFAS) No. 131, consolidated financial statements issued by Corning in the future will reflect modifications to our reportable segment information resulting from this revision, including reclassifications of all comparative prior period segment information. In this Current Report on Form 8-K, we are providing the reclassification of our segment information for the years ended December 31, 2003, 2002 and 2001.

     We submit various reports to the Securities and Exchange Commission with updated information from time to time. Copies of Corning's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through Corning's website (www.corning.com) as soon as reasonably practicable after we electronically file or furnish the material with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits.

     23       Consent of Independent Registered Public Accounting Firm.
     99.1     Description of our business, including risk factors, revised to reflect the revisions to our reportable segments described herein.
     99.2     Management's Discussion and Analysis of Financial Condition and
              Results of Operations of the 2003 Annual Report on Form 10-K, revised to reflect the revisions in our reportable segments described herein.
     99.3     Audited consolidated financial statements of Corning for the years ended December 31, 2003, 2002 and 2001, revised to reflect the revisions to our reportable segments described herein. Also included is the report of independent registered public accounting firm dated January 22, 2004, except for Note 22, as to which the date is March 1, 2004, and except for Note 21, as to which the date is August 5, 2004.


              These  financial  statements,   conformed  to  reflect  the  2004
              revision in segments, are our historical financial statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       CORNING INCORPORATED
                                       Registrant



Date:   August 6, 2004          By /s/ KATHERINE A. ASBECK
       ----------------                ------------------------------------
                                       Katherine A. Asbeck
                                       Senior Vice President and Controller

                                                                     Exhibit 23


            Consent of Independent Registered public Accounting Firm


PricewaterhouseCoopers LLP


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55345, 33-58193, 333-24337, 333-26049,
333-26151,  333-41246,  333-61975,  333-61983,  333-91879, 333-95693, 333-60480,
333-82926, 333-87128,  333-106265, and 333-109405) and Form S-3 (Nos. 333-41244,
333-57082, and 333-100302) of Corning Incorporated of our report dated January 22, 2004, except for Note 22, as to which the date is March 1, 2004, and except for Note 21, as to which the date is August 5, 2004, relating to the financial statements and financial statement schedule, which appears in this Current Report on Form 8-K.



/s/ PricewaterhouseCoopers LLP

New York, New York
August 5, 2004

                                                                   Exhibit 99.1
                                                                   ------------

Description of our business, including risk factors, revised to reflect the revisions to our reportable segments described herein.


Corning Incorporated and its consolidated subsidiaries are hereinafter sometimes referred to as "the Company," "the Registrant," "Corning," or "we."

This report contains forward-looking statements that involve a number of risks and uncertainties. These statements relate to our future plans, objectives, expectations and estimates and may contain words such as "believes," "expects," "anticipates," "estimates," "forecasts," or similar expressions. Our actual results could differ materially from what is expressed or forecasted in our forward-looking statements. Some of the factors that could contribute to these differences include those discussed under "Forward-Looking Statements," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this report.

General

Corning traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.

Corning  is  a  global,  technology-based  corporation  that  operates  in  four
reportable   business  segments:   Telecommunications,   Display   Technologies,
Environmental Technologies and Life Sciences.

Telecommunications Segment

The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. Corning invented the world's first low-loss optical fiber more than 30 years ago and offers a range of optical fiber technology products and enhancements for a variety of applications, including premises, fiber-to-the-premises access, metropolitan, long-haul and submarine networks. Corning makes and sells InfiniCor(R) fibers for local area networks, data centers and central offices; NexCor(TM) fiber for converged services networks, SMF-28e(R) single mode optical fiber that provides additional transmission wavelengths in metropolitan and access networks; MetroCor(R) fiber products for metropolitan networks; LEAF(R) optical fiber products for long-haul, regional and metropolitan networks; and Vascade(R) submarine optical fibers for use in undersea networks. Corning has two large optical fiber manufacturing facilities in North Carolina, as well as a controlling interest in Shanghai Fiber Optics Co., Ltd. in China. As a result of lowered demand for optical fiber products, in 2002 Corning mothballed its optical fiber manufacturing facility in Concord, North Carolina and transferred certain capabilities to its Wilmington, North Carolina facility. Corning believes that the Concord facility can be returned to productive capacity within six to nine months of a decision to reopen.

A significant portion of Corning's optical fiber is sold to subsidiaries such as CCS Holdings, Inc. (Corning Cable Systems), Corning Cable Systems Verwaltungs GmbH, and Norddeutsche Seekabelwerke GmbH & Co., KG (NSW) or equity ventures such as Aberdare Fiber Optic Cables (Pty.) Ltd. in South Africa, Advanced Cable Systems Corporation in Japan, and Chengdu CCS Optical Fiber Cable Co. in China. The optical fiber is cabled prior to being sold in cable form. The remaining fiber production is sold directly to end users or third party cablers around the world. Corning's cabling operations include large facilities in North Carolina and Germany and smaller regional locations or equity affiliates, including those listed above.

Corning's hardware and equipment products include cable assemblies, fiber optic hardware, fiber optic connectors, optical components and couplers, closures and pedestals, splice and test equipment and other accessories for optical connectivity. For copper connectivity, Corning's products include subscriber demarcation, connection and protection devices, xDSL passive solutions and outside plant enclosures. Each of the product lines may be combined in Corning's fiber-to-the-premises solutions. Corning has manufacturing operations for hardware and equipment products in North Carolina and Texas, as well as Europe, Mexico, China, and the Caribbean. Corning Gilbert Inc. offers products for the cable television industry, including coaxial connectors and associated tools. Corning Gilbert has manufacturing operations for coaxial connectors and associated assembly tools in Arizona, Mexico and Denmark. Corning's controls and connectors products include high performance oscillators and crystals for use in various telecommunication applications. Corning manufactures these products in Pennsylvania, Canada, China and Germany.

On July 31, 2003, Corning completed the sale of a significant portion of photonic technologies assets and $22 million in cash to Avanex Corporation (Avanex) in exchange for 21 million shares of Avanex common stock. Corning's photonic technologies products had included erbium doped fiber amplifiers ("EDFAs"), Raman amplifier modules and pumps, semiconductor optical amplifiers for long-haul, metropolitan and access markets, and dispersion compensation devices for long-haul and metropolitan networks. These photonic technologies products maintain and control light signals in optical fiber telecommunications systems. These products were made primarily by Corning in New York and Massachusetts. As of December 31, 2003, we had discontinued production of these products.

The Telecommunications segment represented approximately 46% of Corning's sales for 2003.

Display Technologies Segment

Corning's Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays, which are used primarily in notebook computers, flat panel desktop monitors, and liquid crystal display (LCD) televisions. Corning's facilities in Kentucky, Japan and Taiwan and its 50% interest in Samsung Corning Precision Glass Co., Ltd. (Samsung Corning Precision) in South Korea develop, manufacture and supply high quality glass products using a proprietary fusion manufacturing process and know-how. Affiliates of Samsung Electronics Co., Ltd. own the remaining 50% interest in Samsung Corning Precision, which sells glass primarily to LCD panel manufacturers in Korea. Panel manufacturers in the other leading LCD-producing areas of the world, Japan and Taiwan, are supplied by Corning. The Display Technologies segment represented approximately 19% of Corning's sales for 2003.

Corning has consistently been a leader to market with new large-generation sized substrates used by our customers in the production of larger LCDs for monitors and television. The company continues to be one of the first with product innovations that help our customers produce larger, lighter, thinner and higher-resolution displays more affordably. Glass substrates are currently available in sizes up to Generation 6, with Generation 7 planned for introduction in the second half of 2004. Large generation substrates allow LCD manufacturers to produce larger and a greater number of panels from each substrate. This leads to dramatic economies of scale for LCD manufacturers and is expected to help lower display prices for consumers in the future. At the end of 2003, approximately 33% of Corning and Samsung Corning Precision's volume of LCD glass was Generation 5 and higher.

Corning's proprietary manufacturing process, known as fusion, was invented by the company. It is the cornerstone of Corning's technology leadership in the LCD industry. The highly automated process yields superior quality glass substrates with pristine surfaces, as well as excellent dimensional stability and uniformity - essential attributes for the production of increasingly larger, high performance active matrix LCDs. Corning's fusion process is scalable and has proven to be the most effective process in producing larger size substrates.

LCD glass manufacturing is a highly capital intensive business. Corning continued to make significant investments to expand its liquid crystal display glass facilities in response to increased customer demand. The environment is very competitive and there are high barriers to entry, such as access to capital, technology know-how, intellectual property, patents and customer access.

Environmental Technologies Segment

Corning's environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. As regulations and laws on emission controls standards have tightened over time and additional countries have instituted requirements related to clean air, Corning has continued to develop more efficient emission-control catalytic converter substrates products with higher density and greater surface area for improved emissions controls. Corning manufactures these products in New York, Virginia, China, Germany and South Africa. Cormetech Inc., 50% owned by Corning and 50% owned by Mitsubishi Heavy Industries Ltd. of Japan, manufactures ceramic environmental substrate products at its North Carolina and Tennessee facilities for use in power plants. Corning is investing in new ceramic substrate and filter technologies for diesel emission control device products, with a new production facility in New York to produce such products for diesel vehicles worldwide. The Environmental Technologies segment represented approximately 15% of Corning's sales for 2003.

Life Sciences Segment

Life sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex(R) glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products. Corning sells products under 3 brands: Corning, Costar and Pyrex. Corning manufactures these products in Maine, New York, England and Mexico and markets them worldwide primarily through large distributors to government entities, pharmaceutical and biotechnology companies, hospitals, universities and other laboratories. The Life Sciences segment represented approximately 9% of Corning's sales for 2003.

Other Products

Other products made by Corning include semiconductor optics, ophthalmic glass and plastic products, technical products, such as polarizing glass, glass for high temperature applications and machinable glass ceramic products. Semiconductor optics manufactured by Corning include: high-performance optical material products; optical-based metrology instruments; and optical assemblies for applications in the global semiconductor industry. Corning's high purity fused silica (HPFS(R)) materials applications include projection and illuminator lens blanks products used in microlithography, spacecraft windows and optics products used in high-energy laser fusion systems. Corning's ultra low expansion glass (ULE(R)) is used in manufacturing mirror blanks for use in space and ground-based systems. Corning also makes fluoride crystals products and fabricates optical components, including calcium fluoride products, for customers who make lasers and projection and illuminator lens systems used in scanner and stepper systems. Corning Tropel Corporation (a wholly owned operation) designs and manufactures precision optical components, modules and systems for semiconductor wafer and mask inspection, high energy laser beam delivery and shaping, and components for precision inspection and optical management systems. Corning's semiconductor optics products are manufactured in New York. Other specialty glass products include glass lens and window components and assemblies. Other specialty glass products are made in New York, Virginia, England and France. Corning's Eurokera and Keraglass equity ventures with Saint Gobain Vitrage S.A. of France manufacture smooth cooktop glass/ceramic products in France and in South Carolina.

Corning's conventional glass television business includes a 51% owned affiliate, Corning Asahi Video Products Company (CAV), a producer of glass panels and funnels for cathode ray television tubes in Pennsylvania. CAV ceased production in the second quarter of 2003. Corning also owns a 50% interest in Samsung Corning Company, Ltd. (Samsung Corning), a producer of glass panels and funnels for cathode ray tubes for televisions and computer monitors, with manufacturing facilities in Korea, Germany and Malaysia. Samsung Electronics Company, Ltd. owns the remaining 50% interest in Samsung Corning.

We manufacture and process products at more than 60 plants and 22 countries.

Additional explanation regarding Corning and our four segments is presented in Management's Discussion and Analysis of Financial Condition under Operating Review and Results of Operations and Note 21 (Operating Segments) to the Consolidated Financial Statements.

Corporate Investments

Corning and The Dow Chemical Company (Dow Chemical) each own half of Dow Corning Corporation (Dow Corning), an equity company in Michigan that manufactures silicone products worldwide. Dow Corning is expected to emerge from its Chapter 11 bankruptcy proceedings during 2004. Additional discussion about this company appears in the Legal Proceedings section.

Corning and PPG Industries, Inc. each own half of Pittsburgh Corning Corporation
(PCC), an equity company in Pennsylvania that manufactures glass products for architectural and industrial uses. PCC filed for Chapter 11 bankruptcy reorganization in April 2000. Additional discussion about PCC appears in the Legal Proceedings section. Corning also owns half of Pittsburgh Corning Europe N.V., a Belgian corporation that manufactures glass products for industrial uses primarily in Europe.

Competition

Corning competes across all of its product lines with many large and varied manufacturers, both domestic and foreign. Some of these competitors are larger than Corning, and some have broader product lines. Corning strives to maintain its position through technology and product innovation. For the future, Corning believes its competitive advantage lies in its commitment to research and development, its financial resources and its commitment to quality. There is no assurance that Corning will be able to maintain its market position or competitive advantage.

Telecommunications Segment

Competition within the telecommunications equipment industry is intense among several significant companies. Corning is a leading competitor in the segment's principal product lines. Price and new product innovations are significant competitive factors. The continued downturn in the telecommunications industry, particularly in Europe and North America, has changed the competitive landscape by increasing competition based upon pricing. These competitive conditions are likely to persist.

Corning is the largest producer of optical fiber and cable products, but faces significant competition due to continued excess capacity in the market place, price pressure and new product innovations. Corning obtained the first significant optical fiber patents and believes its large scale manufacturing experience, fiber process, technology leadership and intellectual property assets yield cost advantages relative to several of its competitors. The primary competing producers of optical fiber products are Furukawa OFS, Fujikura, Sumitomo, Pirelli and Draka Comteq. Furukawa OFS is Corning's largest competitor. For optical fiber cable products, Corning's primary competitors are Furukawa OFS, Pirelli, Draka Comteq, Alcoa Fujikura and Sumitomo.

For hardware and  equipment  products,  significant  competitors  are 3M Company
(3M), Tyco Electronics, OFS, CommScope, ADC Communications and Marconi.

Display Technologies Segment

Corning is the largest worldwide producer of active matrix liquid crystal display glass substrates and that market position remained relatively stable over the past year. Corning believes it has competitive advantages in LCD glass substrate products by investing in new technologies, offering a consistent source of reliable supply, using its proprietary fusion manufacturing process at facilities in Kentucky, Japan and Taiwan, as well as Korea through Samsung Corning Precision. This competitive advantage allows us to deliver glass that is larger, thinner and lighter weight with exceptional surface quality and process attributes. Asahi Glass, Nippon Electric Glass and NH Techno are Corning's principal competitors in display glass substrates. In addition, new entrants are seeking to expand their presence in this business.

Environmental Technologies Segment

For worldwide automotive ceramic substrate products, Corning has a leading market position that has remained relatively stable over the past year. Corning believes its competitive advantage in automotive ceramic substrate products for catalytic converters is based upon global presence, customer service, engineering design services and product innovation. Corning has a leading market position in ceramic substrates for heavy duty diesel applications. The light duty diesel vehicle market opportunity is still emerging. Corning's environmental technologies products face principal competition from NGK, Denso, Ibiden and Emitec.

Life Sciences Segment

Corning is a leading supplier of glass and plastic science laboratory products, with a growing plastics products market presence in North America and Europe, and a relatively stable laboratory glass products market presence during 2003. Corning seeks to maintain competitive advantages relative to its competitors by emphasizing product quality, product availability, supply chain efficiency, a wide product line and superior product attributes. For laboratory products, Schott Glaswerke, Kimble, Greiner and Becton Dickinson are the principal worldwide competitors.

Other Products

Corning is a leading supplier of materials and products for lithography optics in the semiconductor industry and that market position remained relatively stable during the past year. Corning seeks to compete by providing superior optical quality, leading optical designs and a local Corning presence supporting its customers. For Corning's semiconductor optical material products, general specialty glass/glass ceramic products and ophthalmic products, Schott Glaswerke, Shin-Etsu Quartz Products, Hoya and Hereaus are the main competitors.

CAV was a producer of conventional television glass products in North America. In 2003, its market position declined due to competition from Asian television glass suppliers and as the market shifted from conventional cathode ray tubes to flat panel cathode ray tubes and other technologies. CAV ceased production in June 2003. Samsung Corning is the third largest worldwide producer of cathode ray tube glass products for conventional televisions. Its relative competitive position has remained stable over the past year, although there has been a decline in sales. Samsung Corning seeks to maintain its competitive advantage through customer support, logistics expertise and a lower cost manufacturing structure. Nippon Electric Glass, Asahi, and various other Asian manufacturers compete with Samsung Corning.

Raw Materials

Corning's production of specialty glasses and related materials requires significant quantities of energy and batch materials.

Although energy shortages have not been a problem recently, Corning has achieved flexibility through important engineering changes to take advantage of the lowest-cost energy source in most significant processes. Specifically, many of Corning's principal manufacturing processes can now be operated with natural gas, propane, oil or electricity, or a combination of these energy sources.

As to resources (ores, minerals, and processed chemicals) required in manufacturing operations, availability appears to be adequate. Corning's suppliers from time to time may experience capacity limitations in their own operations, or may eliminate certain product lines; nevertheless, Corning believes it has adequate programs to ensure a reliable supply of batch chemicals and raw materials. For many products, Corning has alternative glass compositions that would allow operations to continue without interruption in the event of specific materials shortages.

Certain key optical components used in the manufacturing of products within Corning's Telecommunications segment are currently sole sourced or available only from a limited number of sources. Any future difficulty in obtaining sufficient and timely delivery of components could result in delays or reductions in product shipments, or reduce Corning's gross margins.

Patents and Trademarks

Inventions by members of Corning's research and engineering staff have been, and continue to be, important to the Company's growth. Patents have been granted on many of these inventions in the United States ("U.S.") and other countries. Some of these patents have been licensed to other manufacturers, including companies in which Corning has equity investments. Many of the earlier patents have now expired, but Corning continues to seek and obtain patents protecting its newer innovations. In 2003, Corning was granted over 300 patents in the U.S. and over 400 patents in countries outside the U.S.

Each  business  segment  possesses  its own  patent  portfolio  that  provides a
competitive   advantage  in  protecting  Corning's   innovations.   Corning  has
historically enforced, and will continue to enforce, its intellectual property rights. At the end of 2003, Corning and its subsidiaries owned over 6,000 unexpired patents in various countries of which over 3,000 were U.S. patents. Between 2004 and 2006, approximately 4% of these patents will expire, while at the same time Corning intends to seek patents protecting its newer innovations. Worldwide, Corning has over 3,000 patent applications in process, with over 850 in process in the U.S. As a result, Corning believes that its patent portfolio will continue to provide a competitive advantage in protecting Corning's innovation, although Corning's competitors in each of its businesses are actively seeking patent protection as well.

The Telecommunications segment has over 3,600 patents in various countries of which over 2,000 were U.S. patents. Although no one patent is considered material to this business segment, and new patents are frequently granted to Corning, some of the important issued U.S. patents in this segment include: (i) patents relating to optical fiber products including dispersion compensating fiber, low loss optical fiber and high data rate optical fiber and processes and equipment for manufacturing optical fiber including methods for making optical fiber preforms and methods for drawing, cooling and winding optical fiber; (ii) patents relating to packaging of lasers and designs for optical switch products;
(iii) patents relating to optical fiber ribbons and methods for making such ribbon, fiber optic cable designs and methods for installing optical fiber cable; and (iv) patents relating to optical fiber and electrical connectors and associated methods of manufacture. While a particular U.S. patent related to one type of low loss optical fiber will expire in 2004, there is no group of important Telecommunications segment patents set to expire between 2004 and 2006.

The Display Technologies segment has over 200 patents in various countries of which over 75 were U.S. patents. Although no one patent is considered material to this business segment, and new patents are frequently granted to Corning, some of the important issued U.S. patents in this segment include patents relating to glass compositions and methods for the use and manufacture of flat panel glass for display applications.

The Environmental Technologies segment has over 500 patents in various countries of which over 225 were U.S. patents. Although no one patent is considered material to this business segment, and new patents are frequently granted to Corning, some of the important issued U.S. patents in this segment include patents relating to cellular ceramic honeycomb products, together with ceramic batch and binder system compositions, honeycomb extrusion and firing processes, and honeycomb extrusion dies and equipment for the high-volume, low-cost manufacture of such products. While a particular U.S. patent related to the process of mixing and extruding certain ceramic materials will expire in 2004, there is no group of important Environmental segment patents set to expire between 2004 and 2006.

The Life Sciences segment has over 150 patents in various countries of which over 50 were U.S. patents. Although no one patent is considered material to this business segment, and new patents are frequently granted to Corning, some of the important issued U.S. patents in this segment include patents relating to methods and apparatus for the manufacture and use of scientific laboratory equipment including nucleic acid arrays, multiwell plates, and cell culture products. There is no group of important Life Sciences segment patents set to expire between 2004 and 2006. Many of these patents are used in Corning's operations or are licensed for use by others, and Corning is licensed to use patents owned by others. Corning has entered into cross licensing arrangements with some major competitors, but the scope of such licenses has been limited to specific product areas or technologies.

Corning's  principal   trademarks  include  the  following:   Corning,   Celcor,
Discovering Beyond Imagination, Eagle 2000, Eagle APT, Flame of Discovery Design, HPFS, LEAF, Pyrex, SMF-28e, Steuben, Lanscape and Vycor.

Protection of the Environment

Corning has a program to ensure that its facilities are in compliance with state, federal and foreign pollution-control regulations. This program resulted in capital and operating expenditures during the past several years. In order to maintain compliance with such regulations, capital expenditures for pollution control in continuing operations were approximately $7 million in 2003 and are estimated to be $14 million in 2004.

Corning's 2003 operating results from continuing operations were charged with approximately $28 million for depreciation, maintenance, waste disposal and other operating expenses associated with pollution control. Corning believes that its compliance program will not place it at a competitive disadvantage.

Risk factors

Set forth below and elsewhere in this Current Report on Form 8-K and in other documents we file with the Securities and Exchange Commission (SEC) are some of the principal risks and uncertainties that could cause our actual business results to differ materially from any forward-looking statements or other projections contained in this Current Report on Form 8-K. In addition, future results could be materially affected by general industry and market conditions, changes in laws or accounting rules, general U.S. and non-U.S. economic and political conditions, including a global economic slowdown, fluctuation of interest rates or currency exchange rates, terrorism, political unrest or international conflicts, political instability or major health concerns, natural disasters or other disruptions of expected economic and business conditions. These risk factors should be considered in addition to our cautionary comments concerning forward-looking statements in this Current Report on Form 8-K, including statements related to markets for our products and trends in our business that involve a number of risks and uncertainties. Our separate statement labeled Forward-Looking Statements should be considered in addition to the statements below.

Our sales could be negatively impacted if one or more of our key customers substantially reduce orders for our products

     Our customer base is relatively concentrated with less than 10 significant customers accounting for a high percentage (greater than 50%) of net sales in most of our businesses, including those purchasing liquid crystal display glass. However, no individual customer accounts for more than 10% of consolidated sales.

     Our Display Technologies and Environmental Technologies segments have concentrated customer bases. If we lose a significant customer in any of these businesses, our sales could be negatively impacted. The Display Technologies segment manufactures and sells glass substrates to a concentrated customer base comprised of LCD panel makers primarily located in Japan and Taiwan. LCD panels are used in computer products, such as notebook computers and desktop monitors, consumer electronics products, such as digital cameras and camcorders and car navigation systems, and LCD televisions. For the six months ended June 30, 2004, six LCD customers accounted for 76% of the Display Technologies segment sales.

     Although the sale of LCD glass substrates has increased from quarter to quarter in 2003 and in 2004, there can be no assurance that this upward trend will continue. Our customers are LCD panel makers, and as they switch to larger size glass, the pace of their orders may be uneven while they adjust their manufacturing processes and facilities. Additionally, consumer preferences for panels of differing sizes, or price or other factors, may lead to pauses in market growth from time to time. There is further risk that our customers may not be able to maintain profitable operations or access sufficient capital to fund ongoing expansions.

     Over recent years, most of our major customers in the Telecommunications segment have reduced their purchases of our products and have expressed uncertainty as to their future requirements. As a result, our sales have declined to their current low levels, and it is difficult to predict future sales accurately. The conditions contributing to this difficulty include:

     .    the prolonged downturn in the telecommunications industry;
     .    uncertainty   regarding  the  capital  spending  plans  of  the  major
          telecommunications carriers;
     .    potential changes in governmental regulations;
     . the telecommunications carriers' current limited access to the capital required for expansion;
     . June 2004 Chinese Ministry of Commerce preliminary determination of dumping of certain U.S. optical fiber exports to China; and
     .    general market and economic uncertainty.

     While we have responded to the depressed telecommunications market by reducing excess capacity and cutting costs, we cannot assure you that our plans will be successful in mitigating the adverse effects of a prolonged downturn. The continuing downturn in the telecommunications industry may be more severe and prolonged than expected. If our net sales continue to decline or our net sales do not increase as planned, our ability to meet financial expectations for future periods may be impaired, and we may need to impair tangible assets, intangible assets or goodwill or record additional reserves against deferred tax assets.

If we do not successfully adjust our manufacturing volumes and fixed cost structure, or achieve manufacturing yields or sufficient product reliability, our operating results could suffer, and we may not achieve profitability as anticipated

     In the economic and industry downturn for our Telecommunications segment, we have responded to the softer market by cutting costs, including the reduction of our manufacturing volumes. We continued to execute our restructuring plans in 2003. We have closed two fiber facilities and mothballed another and closed several factories that made photonics, cabling or hardware and equipment. In 2003, we reduced our workforce by 1,975 positions, and we have reduced more than 21,000 positions since 2001. We cannot assure you that our plans will be successful in mitigating the adverse effects of a softer market, nor can we assure you that additional adjustments and charges will not be necessary to respond to further market changes.

     The LCD market continues to grow rapidly. This growth is being driven, in part, by higher demand for LCD televisions, for which our LCD customers require larger size glass substrates. Based on events as of June 30, 2004, we plan to spend $750 million to $800 million in 2004 to expand our liquid crystal display glass facilities in response to increased customer demand. During 2004, Corning has held discussions with several of its customers to discuss how to meet this demand. As part of its discussions, Corning has sought improved payment terms, including deposits against orders, to provide a greater degree of assurance that we are effectively building capacity to meet the needs of a rapidly growing industry. There can be no assurance that Corning will be able to pace its capacity expansion to the actual demand and, while the industry has grown rapidly, it is possible that glass manufacturing capacity may exceed demand during certain periods.

     In addition, our restructuring programs and current business plans are designed to restore profitability and improve cash flow, but we cannot be certain that this will occur or that we will return to positive cash flow at the levels and in the time period we are targeting.

     The manufacturing of our products involves highly complex and precise processes, requiring production in highly controlled and clean environments. Any changes in our manufacturing processes or those of our suppliers could significantly reduce our manufacturing yields and product reliability. In some cases, existing manufacturing may be insufficient to achieve the volume or cost targets of our customers. We will need to develop new manufacturing processes and techniques to achieve targeted volume and cost levels. While we continue to fund projects to improve our manufacturing techniques and processes, we may not achieve cost levels in our manufacturing activities that will fully satisfy our customers.

We have incurred, and may in the future incur, restructuring and other charges, the amounts of which are difficult to predict accurately

     The telecommunications industry was severely hampered from 2001 to 2003 by continued excess manufacturing capacity, increased intensity of competition, and growing pressure on price and profits. These negative trends are expected to continue in 2004. In 2001 through 2003, we recorded charges for restructuring, impairment of assets, and the write-off of cost and equity based investments.

     Our ability to forecast our customers' needs for our products in the current economic and industry environment is limited. Our results in 2003 and 2002 included significant charges for impairment of long-lived assets, primarily in the Telecommunications segment and the conventional television glass and specialty materials businesses.

     We  may  record  additional   charges  for  restructuring  or  other  asset
impairments if additional actions become necessary to respond to align costs to a reduced level of demand.

In the event we incur continued operating losses, we may be unable to recognize future deferred tax assets and may be required to reassess our ability to realize the deferred tax assets already recorded.

     At December 31, 2003, we had recorded gross deferred tax assets of approximately $2.1 billion with a valuation allowance of $469 million, and offset by deferred tax liabilities of $201 million. Net domestic deferred tax assets were approximately $1.3 billion. Although management expects the domestic deferred tax assets to be realized from future earnings, currently we are generating domestic losses. Our forecast of domestic income is based on assumptions about and current trends in our operating segments, and we can not assure you that such results will be achieved. As a result, we may record additional material deferred tax valuation reserves that would reduce our net income and shareholders equity. If we record such a valuation allowance, we will also cease to recognize additional tax benefits on any losses in the U.S.

If the markets for our products do not develop and expand as we anticipate, demand for our products may decline further, which would negatively impact our results of operations and financial performance

     The markets for our products are characterized by rapidly changing technologies, evolving industry government standards and frequent new product introductions. Our success is expected to depend, in substantial part, on the timely and successful introduction of new products, upgrades of current products to comply with emerging industry government standards, our ability to acquire technologies needed to remain competitive and our ability to address competing technologies and products. In addition, the following factors related to our products and the markets for them, if not achieved, could have an adverse impact on our results of operations and financial performance:

     . our ability to introduce leading products such as glass substrates for liquid crystal displays, optical fiber and environmental substrate products that can command competitive prices in the marketplace;
     . our ability to maintain or achieve a favorable mix of sales between premium and non-premium fiber and new large generation sizes of display glass;
     . our ability to continue to develop new product lines to address our customers' diverse needs within the several market segments that we participate in, which requires a high level of innovation, as well as the accurate anticipation of technological and market trends;
     . our ability to develop new products in response to favorable government regulations and laws driving customer demand, particularly environmental substrate diesel filter products in the Environmental Technologies segment and Telecommunications segment products associated with fiber to the premises;
     . our ability to create the infrastructure required to support anticipated growth in certain businesses:
     .    a downturn in demand for notebook computers;
     . the rate of substitution by end-users purchasing LCD monitors to replace cathode ray tube monitors;
     . the rate of growth in purchases of LCD televisions to replace other technologies; or
     . fluctuations in inventory levels in the supply chain of LCD-based consumer electronics.

We face pricing pressures in each of our leading businesses that could adversely affect our results of operations and financial performance

     We periodically face pricing pressures in each of our leading businesses as a result of intense competition, emerging new technologies, or over-capacity. While we will work toward reducing our costs to respond to the pricing pressures that may continue, we may not be able to achieve proportionate reductions in costs. As a result of overcapacity and the current economic and industry downturn in the Telecommunications segment, pricing pressures continued in 2003 and 2004, particularly in our optical fiber and cable products. Pricing pressure has also continued in our Display Technologies segment as the manufacturers of desktop displays strive to reduce their costs.

We have incurred, and may in the future incur, goodwill and other intangible asset impairment charges

     Acquisitions recorded as purchases for accounting purposes have resulted in the recognition of significant amounts of goodwill and other purchased intangibles. At December 31, 2003, the Telecommunications operating segment goodwill balance was $1.6 billion, and goodwill associated with the other segments was $159 million. The potential impairment of these assets could reduce our net income and shareholders' equity.

     Effective January 1, 2002, we adopted Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," pursuant to which goodwill is no longer amortized but is subject to impairment tests at least annually. The goodwill impairment accounting rules are intricate and require that we make certain difficult, subjective and complex judgments involving a number of matters, including assumptions and estimates used to determine the fair value of our reporting units. Under SFAS No. 142, goodwill is tested for impairment at a reporting unit level. The criteria for establishing a reporting unit is dependent upon how a company determines its operating segments under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." Specifically, SFAS No. 142 permits a company to define a reporting unit as either an operating segment, a component of an operating segment or an aggregation of two or more components of an operating segment. The reporting units include Telecommunications, Display Technologies, Environmental Technologies, specialty materials, conventional video components and ophthalmic.

     During 2002, we completed our annual goodwill impairment test, determined the Telecommunications goodwill balance was impaired, and recorded a related impairment charge of $400 million. Our 2002 testing results also determined that the goodwill related to the remaining reporting units was not impaired. In the fourth quarter of 2003, we completed our annual goodwill impairment tests and determined that the goodwill balances were not impaired. While we believe the estimates and judgments about future cash flows used in the goodwill impairment tests are reasonable, we cannot provide assurance that future impairment charges will not be required if the expected cash flow estimates as projected by management do not occur or change based on market conditions.

     In June 2004, the Chinese Ministry of Commerce (the Ministry) issued its preliminary determination asserting that various optical fiber producers, including Corning, had dumped optical fiber in China. That ruling requires Chinese importers to make cash deposits of 16% of the single mode optical fiber price to Chinese customs officials. Should the preliminary determination become final, it will negatively impact our long-term outlook for the
Telecommunications segment, and may require us to test goodwill for recoverability.

We may be limited in our ability to obtain additional capital on commercially reasonable terms

     Although we believe existing cash, short-term investments and borrowing capacity, collectively, provide adequate resources to fund ongoing operating requirements, we may be required to seek additional financing to compete effectively in our markets. Our public debt ratings affect our ability to raise capital and the cost of such capital. In July 2002, Fitch downgraded our senior unsecured long-term debt rating from BBB- to BB; Standard & Poor's downgraded our senior unsecured long-term debt rating from BBB- to BB+ and short-term debt credit rating from A-3 to B; and Moody's reduced our senior unsecured long-term debt rating from Baa3 to Ba2 and short-term debt credit rating from Prime-3 to Not Prime. These and any further downgrades may increase our borrowing costs and affect our ability to access the debt capital markets.

     As a result of our lower debt ratings, we may face difficulties in our business. For example, we may face increasing requirements to post cash collateral for performance bonds and some customers may seek alternative suppliers.

     We are subject under our revolving credit facility to a covenant that requires us to maintain a ratio of total debt to capital, as defined under the credit facility, of not greater than 60%. Our total debt to capital ratio was 31% at June 30, 2004. This covenant may limit our ability to borrow funds. Further declines or failure to recover in our Telecommunications segment could cause impairments of goodwill, deferred tax assets, tangible or intangible assets or restructuring charges related to our overall business. Additional impairments or charges could materially increase our total debt to capital ratio which may reduce the amounts we are able to borrow under the revolving credit facility.

If  our  products  or  components   purchased  from  our  suppliers   experience
performance issues, our business will suffer

     Our business depends on the production of excellent products of consistently high quality. To this end, our products, including components purchased from our suppliers, are tested for quality both by us and our customers. Nevertheless, our products are highly complex, and our customers' testing procedures are limited to evaluating our products under likely and foreseeable failure scenarios. For various reasons (including, among others, the occurrence of performance problems unforeseeable in testing), our products and components purchased from our suppliers may fail to perform as expected. Performance issues could result from faulty design or problems in manufacturing or testing. We have experienced such performance issues in the past and remain exposed to such performance issues. In some cases, product redesigns or additional capital equipment may be required to correct a defect. In addition, any significant or systemic product failure could result in customer relations problems and harm the future sales of our products.

Interruptions of supplies from our key suppliers may affect our results of operations and financial performance

     Interruptions of supplies from our key suppliers could disrupt production or impact our ability to increase production and sales. We do not have long-term or volume purchase agreements with every supplier, and may have limited options for alternative supply if these suppliers fail, for any reason, including their business failure or financial difficulties, to continue the supply of components.

We face intense competition in most of our businesses

     We expect that we will face additional competition from existing competitors and from a number of companies that may enter our markets. Because some of the markets in which we compete have been historically characterized by rapid growth and are characterized by rapid technology changes, smaller niche and start-up companies may become our principal competitors in the future. We must invest in research and development, expand our engineering, manufacturing and marketing capabilities, and continue to improve customer service and support in order to remain competitive. While we expect to undertake the investment and effort in each of these areas, we cannot assure you that we will be able to maintain or improve our competitive position.

We may experience difficulties in enforcing our intellectual property rights and we may be subject to claims of infringement of the intellectual property rights of others

     We may encounter difficulties in protecting our intellectual property rights or obtaining rights to additional intellectual property necessary to permit us to continue or expand our businesses. We cannot assure you that the patents that we hold or may obtain will provide meaningful protection against our competitors or competitive technologies. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Litigation is inherently uncertain and the outcome is often unpredictable. Other companies hold patents on technologies used in our industries and are aggressively seeking to expand, enforce and license their patent portfolios.

     The intellectual property rights of others could inhibit our ability to introduce new products. We are, and may in the future be, subject to claims of intellectual property infringement or misappropriation and we cannot assure you as to the outcome of such claims. Litigation or claims against us could force us to cease selling or using any of our products that incorporate the intellectual property that is the subject of such claims, obtain a license from a third party, or redesign or rename our products. These actions, if possible, could result in substantial costs or loss of revenue.

Current or future litigation may harm our financial condition or results of operations

     Pending, threatened or future litigation is subject to inherent uncertainties. Our financial condition or results of operations may be adversely affected by unfavorable outcomes, expenses and costs exceeding amounts estimated or insured. In particular, we have been named as a defendant in numerous lawsuits against PCC and several other defendants involving claims alleging personal injury from exposure to asbestos. As described in Legal Proceedings, our negotiations with the representatives of asbestos claimants have produced a tentative settlement, but certain cases may still be litigated. Final approval of a global settlement through the PCC bankruptcy process may impact the results of operations for the period in which such costs, if any, are recognized. Total charges of $413 million ($263 million after-tax) have been incurred through December 31, 2003; however, the final settlement value will be dependent on the price of our common stock at the time it is contributed to the settlement trust. Management cannot provide assurances that the ultimate outcome of a settlement will not be materially different from the amount recorded to date.

We face risks related to our international operations and sales

     We have customers and significant operations, including manufacturing and sales, located outside the U.S. We have large manufacturing operations for liquid crystal display glass substrates in the Asia-Pacific region, including equity investments in companies operating in South Korea that make liquid crystal display glass and in China that make telecommunications products, and several significant customers are located in this region. As a result of these and other international operations, we face a number of risks, including:

     .    major health concerns such as SARS;
     .    difficulty of effectively managing our diverse global operations;
     .    change in regulatory requirements;
     .    tariffs, duties and other trade barriers;
     .    undeveloped legal systems; and
     .    political and economic instability in foreign markets.

We face risks from claims of dumping products in foreign markets

     We export large quantities of Telecommunications segment products to customers outside the U.S. Customs duties, tariffs and other trade barriers in countries outside the U.S. affect our sales and profit levels, as well as our export product volume. Our optical fiber exports to China may be reduced by a June 2004 preliminary ruling by the Chinese Ministry of Commerce that various optical fiber producers dumped products into China. That ruling requires Chinese importers to make cash deposits of 16% of the single mode optical fiber price to Chinese customs officials.

Our equity investments in companies that we do not control generated substantial equity earnings

     Dow Corning (which makes silicone products) and Samsung Corning Precision (which makes liquid crystal display glass) are two companies in which we have a 50% ownership interest. During 2003, we recognized $226 million in equity earnings from these two companies. Dow Corning emerged from Chapter 11 bankruptcy proceedings in June 2004. Samsung Corning Precision is located in the Asia-Pacific region and, as such, is subject to those geographic risks referred to above. We have equity investments in other companies within and outside the U.S., and many of these have been successful operations over the years. With 50% or lower ownership, we do not control such equity companies nor their management and operations. Performance of our equity investments may not continue at the same levels in the future. During 2003 and 2004, we have recognized charges associated with restructuring actions and bankruptcy related settlement activities. It is possible that future earnings could be negatively impacted by additional charges, principally at Dow Corning and Samsung Corning Company, Ltd.

We face risks due to foreign currency fluctuations

     Because we have significant customers and operations outside the U.S., fluctuations in foreign currencies affect our sales and profit levels. Foreign exchange rates may make our products less competitive in countries where local currencies decline in value relative to the dollar.

If the financial condition of our customers declines, our credit risks could increase

     In 2002 and 2003, certain of our customers experienced financial difficulties, and some filed with the courts seeking protection under bankruptcy or reorganization laws. We have experienced, and in the future may experience, losses as a result of our inability to collect our accounts receivable, as well as the loss of such customer's ongoing business. If our customers fail to meet their payment obligations to us, we could experience reduced cash flows and losses in excess of amounts reserved. As of December 31, 2003, reserves for trade receivables totaled approximately $38 million.

We may not have adequate insurance coverage for claims against us

     We face the risk of loss resulting from, and adverse publicity associated with, product liability, securities, fiduciary liability, intellectual property, antitrust, contractual, warranty, fraud and other lawsuits, whether or not such claims are valid. In addition, our product liability, fiduciary, directors and officers, property and comprehensive general liability insurance may not be adequate to cover such claims or may not be available to the extent we expect. Our insurance costs have increased substantially and may increase further. We may not be able to get adequate insurance coverage in the future at acceptable costs. A successful claim that exceeds or is not covered by our policy limits could require us to pay substantial sums. Some of the carriers in our historic excess insurance program are not rated, or may have lower ratings, and may not be able to respond if we should have claims reaching into excess layers. In addition, we may not be able to insure against certain risks or obtain some types of insurance, such as terrorism insurance.

Other

Additional information in response to Item 1 is found in Note 21 (Operating Segments) to the Consolidated Financial Statements and Selected Financial Data.

                                                                   Exhibit 99.2
                                                                   ------------

Management's Discussion and Analysis of Financial Condition and Results of Operations of the 2003 Annual Report on Form 10-K, revised to reflect the revisions in our reportable segments described herein.

Overview

Corning had three significant priorities in 2003: to protect our financial health, to restore profitability, and to invest in our future. We have made significant progress towards all three in 2003.

Financial Health

We have improved our balance sheet in 2003 by substantially decreasing our debt from $4.2 billion at the beginning of the year to $2.8 billion. We reduced debt by using cash on hand and by completing equity offerings of 45 million shares of our common stock for proceeds of $363 million in the third quarter and 50 million shares of our common stock for proceeds of $267 million in the second quarter. These actions improved our debt to capital ratio from 47% at the end of 2002 to 34% at the end of 2003.

We have $1.3 billion in cash and cash equivalents and short-term investments, access to a $2 billion revolving credit facility and access to the capital markets. Our major source of funding for 2004 and beyond will be our existing balance of cash and short-term investments. From time to time, we may also issue debt or equity securities to raise additional cash to fund a portion of our capital expenditures related to our growth businesses. We believe we have sufficient liquidity for the next several years to fund operations, restructuring liabilities, the asbestos settlement, research and development expenditures, capital expenditures and scheduled debt repayments.

Profitability

On an overall basis, we believe that our 2003 results reflect positive developments including significant growth in our Display Technologies segment, stabilization in our Telecommunications segment, and exiting our photonics and conventional video components product lines. We incurred a net loss of $223 million, or $0.18 per share in 2003 compared to a net loss of $1.3 billion, or $1.39 per share, in 2002, and a net loss of $5.5 billion, or $5.89 per share, in 2001. The improvements were driven primarily by a reduction in restructuring, impairment and other charges and credits to $111 million ($26 million after-tax and minority interest) in 2003 compared to $2.1 billion ($1.5 billion after-tax) in 2002 and $5.7 billion ($5.3 billion after-tax) in 2001.

Our $223 million net loss in 2003 included the following:

..    a charge of $413 million  ($263 million  after-tax)  related to the pending asbestos settlement of current and future tort claims in connection with a proposed reorganization plan for our Pittsburgh Corning Corporation (PCC) equity affiliate,
..    a net gain on repurchases  of debt of $19 million ($12 million  after-tax),
     and
..    an after-tax  charge in equity  earnings of $66 million related to an asset impairment charge recorded by Samsung Corning Company Ltd. (Samsung Corning), a 50% owned equity venture which manufactures glass funnels and panels for conventional television.

Sales in the Telecommunications segment have stabilized, remaining relatively flat from the third quarter of 2002 to the fourth quarter 2003. We have been able to reduce the loss in the Telecommunications segment in 2003 by closing plants and reducing costs. Demand for many of our products, particularly in photonics, remained soft. In July 2003, we completed the sale of certain photonics assets to Avanex, and in December 2003, our final shipment of pump lasers for sale to Avanex was completed.

Sales and earnings in our Display Technologies segment improved primarily due to the volume growth experienced in this segment. Segment sales grew from $93 million in the first quarter of 2002 to $199 million in the fourth quarter of 2003. Offsetting this improvement, the market for conventional televisions declined. As a result, in 2003 we agreed with our partner to shutdown Corning Asahi Video Products Company (CAV), a 51% consolidated venture that manufactured conventional video components products. In addition, demand for high purity fused silica and calcium fluoride products was lower than we had anticipated. Therefore, we decided to consolidate the operations of our semiconductor materials products in the fourth quarter of 2003 to make our infrastructure more flexible for the cyclical nature of this market.

Investing in our future

We remain committed to investing in innovation, and we are investing in a wide variety of technologies including liquid crystal displays, diesel filters and substrates, and the optical fiber, cable, and hardware and equipment that will enable fiber-to-the-premises. Although our spending in research, development and engineering has declined, as a percentage of sales it remains above historic levels.

We have also continued to invest in capital spending in the Display Technologies and Environmental Technologies segments. Capital spending in 2003 and 2002 approximated $370 million and $360 million, respectively, the majority of which was to expand capacity for liquid crystal display glass and for new capacity for diesel substrates and filters. As a result of market expansion, and based on events as of June 30, 2004, we expect our consolidated capital spending to approximate $950 million to $1 billion in 2004, of which $750 million to $800 million will be to expand capacity for liquid crystal display glass production.

RESULTS OF CONTINUING OPERATIONS

Selected highlights from our continuing operations follow (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                          2003                  2002                  2001
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                                              $   3,090             $  3,164              $  6,047

Gross margin                                                           $     849             $    602              $  1,820
  (gross margin %)                                                            27%                  19%                   30%

Selling, general and administrative expenses                           $     599             $    716              $  1,090
  (as a % of revenues)                                                        19%                  23%                   18%

Research, development and engineering expenses                         $     344             $    483              $    622
  (as a % of revenues)                                                        11%                  15%                   10%

Restructuring, impairment and other charges and credits                $     111             $  2,080              $  5,717
  (as a % of revenues)                                                         4%                  66%                   95%

Asbestos settlement                                                    $     413
  (as a % of revenues)                                                        13%

Operating loss                                                         $    (655)            $ (2,720)             $ (6,048)
  (as a % of revenues)                                                       (21)%                (86)%                (100)%

Gain on repurchases and retirement of debt, net                        $      19             $    176
  (as a % of revenues)                                                         1%                   6%

Benefit for income taxes                                               $    (254)            $   (726)             $   (468)
  (as a % of revenues)                                                        (8)%                (23)%                  (8)%

Equity in earnings of associated companies, net of impairments         $     209             $    116              $    148
  (as a % of revenues)                                                         7%                   4%                    2%

Loss from continuing operations                                        $    (223)            $ (1,780)             $ (5,532)
  (as a % of revenues)                                                        (7)%                (56)%                 (91)%
------------------------------------------------------------------------------------------------------------------------------------

Net sales

Consolidated net sales for 2003 were $3.1 billion, a decrease of 2%, or $74 million, compared to 2002. Approximately $158 million of the sales decline occurred in the photonic technologies and the conventional television glass products that we exited during 2003. Based on the exchange rates at the beginning of 2003, our sales were favorably impacted by the weakening U.S. dollar against the Yen and the Euro by approximately $85 million. Consolidated net sales for 2002 were $3.2 billion, a decrease of 48%, or $2.9 billion, from 2001 sales of $6.0 billion. The sales decline was most pronounced in the Telecommunications segment where significantly lower demand and price declines for our optical fiber and cable and photonic technologies products caused sales to decrease in this segment by 63%, or $2.8 billion year to year.

Gross margin

As a percentage of net sales, gross margin improved eight points in 2003 compared to 2002. The improvement was driven by lower depreciation and other fixed costs resulting from the 2002 restructuring actions, primarily in the Telecommunications segment. Gross margin improved in all other reportable segments; however, the gains achieved were partially offset by a $13 million write-down of inventory related to the exit of CAV. As a percentage of net sales, gross margin decreased from 30% to 19% in 2002 compared to 2001. Gross margin was impacted by lower sales volumes in the Telecommunications segment which were insufficient to cover fixed manufacturing costs. Downward pricing pressure also negatively impacted gross margins, primarily in the optical fiber and cable products. These negative trends were offset by significant fixed cost reductions as manufacturing capacity was shutdown. Gross margin in the other operating segments decreased approximately two points from 2001.

Selling, general and administrative expenses

Selling, general and administrative expenses decreased 16%, or $117 million, in 2003 compared to 2002 and as a percentage of sales improved four points in the same period. The improvement reflects cost savings primarily from the 2002 and 2003 restructuring actions. SG&A expenses decreased 34% to $716 million in 2002 while SG&A increased five points as a percentage of net sales to 23% over 2001. The decrease in selling, general and administrative expenses for 2002 reflects cost savings from the restructuring actions which began in 2001, while the increase as a percentage of net sales was caused by the more significant decline in revenues.

Research, development and engineering expenses

Research, development and engineering expenses decreased 29%, or $139 million in 2003 compared to 2002 and as a percentage of sales improved four points in the same period. The improvement reflects the cost savings which resulted from the 2002 restructuring actions. Research, development and engineering expenses declined 22%, or $139 million in 2002 compared to 2001. As a percentage of net sales, RD&E increased five points from 2001. The decrease in expense for 2002 reflects the impact of the restructuring actions, while the increase as a percentage of net sales was caused by the more significant decline in revenues.

Restructuring, impairment and other charges and credits

Corning recorded significant net charges in 2003, 2002 and 2001. These charges are summarized in the following table (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                        For the years ended December 31,
                                                                ----------------------------------------------
                                                                   2003               2002              2001
------------------------------------------------------------------------------------------------------------------------------------
Impairment of goodwill                                                              $    400           $ 4,648
Restructuring actions                                           $     49               1,271               953
Impairment of long-lived assets other than
    goodwill:
      Photonic technologies                                                              269               116
      Conventional video components                                   62                 140
                                                                ----------------------------------------------
Total restructuring, impairment and other charges               $    111            $  2,080           $ 5,717
------------------------------------------------------------------------------------------------------------------------------------

     Impairment of Goodwill

     2003 Annual Assessment

     Due to market conditions in the telecommunications and semiconductor industries, we performed goodwill impairment tests for our Telecommunications and specialty materials reporting units in the fourth quarter of 2003. The results of our impairment tests indicated that the fair value of each reporting unit exceeded its book value. Although an impairment charge was not required in 2003, it is possible that future impairment charges may be required if our expected future cash flow estimates are not realized. Management must exercise judgment in assessing the recoverability of goodwill. See Critical Accounting Estimates for related discussion.

     We believe the telecommunication industry is currently depressed but will ultimately recover. We do not expect growth in this segment in the short-term, but believe that growth will return to this segment by 2005. Our view that the industry will recover is based on the fact that bandwidth demand continues to grow, and the belief that a combination of public policy changes, consolidation and recovery of industry players, and the advancement of profitable broadband business models will drive recovery in the future.

     We believe the specialty materials reporting unit decrease in sales in 2003 was primarily due to the cyclical nature of the semiconductor market. We expect increased volume growth beginning in 2004.

     2002 Charge

     In the fourth quarter of 2002, we conducted our annual impairment tests and concluded that an impairment charge of $400 million ($294 million after-tax) was necessary to reduce the carrying value of goodwill in the Telecommunications reporting unit to its estimated fair value of $1.6 billion. The decrease in fair value at the end of 2002 from that measured in the initial benchmark assessment on January 1, 2002 primarily reflected the following:

     . a delay in the timing of the expected recovery from late 2002, or early 2003 to 2005,
     . a reduction in the short-term cash flow expectations of the fiber and cable business and a lower base from which the expected recovery will occur, and
     . a reduction in the short and long-term cash flow expectations of the photonic technologies product line.

     We retained valuation specialists to assist in the valuation of our tangible and identifiable intangible assets for the purpose of determining the implied fair value of goodwill at December 31, 2002.

     2001 Charge

     During the first half of 2001, we experienced a significant decrease in the rate of growth of our Telecommunications segment, primarily in the photonics technologies product line due to a dramatic decline in infrastructure spending in the telecommunications industry, and determined that there were events of impairment within photonics. We determined that our goodwill related to photonics was not recoverable under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," which was the governing accounting principles generally accepted in the U.S. (GAAP) guidance at that time. As a result, we recorded a charge of $4.6 billion to impair a significant portion of goodwill, of which $3.0 billion related to the Pirelli transaction and $1.6 billion related to goodwill resulting from the acquisition of NetOptix Corporation.

     Restructuring Actions

     2003 Restructuring Actions

     Corning recorded net charges of $49 million ($14 million credit after tax and minority interest) in 2003. Major actions approved and initiated in 2003 included the following:

     . the shutdown of CAV, which was a manufacturer of glass panel and funnels for use in conventional tube televisions,
     . the sale and exit of our photonics products within the Telecommunications segment, and
     .    the  shutdown  of  two  of  our  specialty   materials   manufacturing
          facilities.

     Restructuring Charges
     ---------------------
     The 2003 restructuring charges of $41 million included $90 million of employee separation costs (including special termination and curtailment losses related to pension and postretirement health care plans) and $37 million in other exit costs (principally lease termination and contract cancellation payments), offset by an $86 million credit related to previous restructuring actions. These credits were primarily the result of revised cost estimates of existing restructuring plans and a decision to not exit two small cabling sites. The charge entailed the elimination of approximately 1,975 hourly and salaried positions including involuntary separation, early retirement and social programs. In addition, we recorded a $20 million foreign deferred tax benefit adjustment related to restructuring charges recorded in 2002. This credit is reflected in the consolidated statement of operations under, "Benefit for income taxes."

     Impairment of Plant and Equipment to be Shutdown or Disposed
     ------------------------------------------------------------
     Corning recorded a net credit of $21 million in 2003. This included $40 million of charges to impair plant and equipment related to facilities to be shutdown or disposed, which comprised $11 million for the North Brookfield semiconductor materials plant closure, $14 million related to a cabling plant, $10 million related to the final exit of photonics, and $5 million of other various costs. The impairment charges were determined based on the amount by which the carrying value exceeded the fair market value of the asset. The charge was more than offset by $61 million in credits related to previous restructuring actions. These credits were primarily the result of our decision not to exit two of the previous cabling sites marked for shutdown in 2002 as well as proceeds on asset disposals exceeding assumed salvage values.

     Impairment of Cost Investments
     ------------------------------
     In the first quarter, we recorded a $5 million charge for other than temporary declines in certain cost investments in the Telecommunications segment. In the third quarter, we sold these investments for $4 million in cash, which was $1 million more than previously expected. We reported this gain as a credit to restructuring actions.

     Loss on Sale of Photonics
     -------------------------
     We recorded a loss of $13 million in the third quarter when we completed the sale of certain photonic technologies assets to Avanex. In exchange for our photonics assets and $22 million in cash, we received 21 million restricted shares of Avanex common stock, which we valued at approximately $53 million. These shares are restricted from sale for approximately one year at which point the restrictions are lifted at intervals beginning July 2004 and ending October 2005. As the shares become unrestricted, we will mark-to-market the shares through other comprehensive income as available-for-sale securities. The Avanex restricted shares are reflected as a cost investment and recorded under "Investments" in our consolidated balance sheet. Approximately 400 employees of the photonic technologies products became employees of Avanex in the third quarter. The loss on sale included a $21 million reduction of our goodwill. See Notes 5 (Restructuring Actions) and 10 (Investments) of the Consolidated Financial Statements for further detail.

     In addition to these restructuring action costs, we also incurred the following charges in our consolidated statement of operations related to the exit of photonics:

     . an increase to the deferred tax valuation allowance by $21 million as we do not expect to realize certain deferred tax assets in Italy, which is reflected in the consolidated statement of operations under, "Benefit for income taxes," and
     . a $7 million impairment charge for equity investments that were abandoned as part of the exit from photonics, which is reflected in the consolidated statement of operations under, "Equity in earnings of associated companies, net of impairments."

     Accelerated Depreciation
     ------------------------
     We recorded $12 million of accelerated depreciation as a result of our decision to shutdown our semiconductor materials manufacturing facility in Charleston, South Carolina by March 31, 2004. We will record an additional $36 million in the first quarter of 2004 while the plant continues operating.

     The following  table  summarizes  the charges,  credits and balances of the restructuring  reserves as of and for the year ended  December 31, 2003 (in millions):
     -------------------------------------------------------------------------------------------------------------------------------
                                                                Year ended December 31, 2003
                                                              ---------------------------------                          Remaining
                                                                          Reversals      Net     Non-cash       Cash    reserve at
                                                 January 1,              to existing  charges/     uses       payments   Dec. 31,
                                                    2003       Charges      plans    (reversals)  in 2003      in 2003     2003
     ------------------------------------------------------------------------------------------------------------------------------
     Restructuring:
     Employee related costs                       $  273       $    90    $   (63)    $    27      $ (27)     $  (195)  $    78
     Exit costs                                      132            37        (23)         14                     (38)      108
                                                  -----------------------------------------------------------------------------
         Total restructuring charges              $  405       $   127    $   (86)    $    41      $ (27)     $  (233)  $   186
                                                  -----------------------------------------------------------------------------

     Impairment:
     Assets to be disposed of by sale
       or abandonment                                          $    40    $   (61)    $   (21)
     Cost investments                                                5         (1)          4
                                                               --------------------------------
         Total impairment charges                              $    45    $   (62)    $   (17)
                                                               --------------------------------

     Other:
     Loss on Avanex transaction                                $    13                $    13
     Accelerated depreciation                                       12                     12
                                                               --------------------------------
         Total other charges                                   $    25                $    25
                                                               --------------------------------

     Total restructuring, impairment and
       other charges and credits                               $   197    $  (148)    $    49
     Tax (benefit) expense and minority
       interest                                                    (83)        20         (63)
                                                               --------------------------------
     Restructuring, impairment and other
       charges and credits, net                                $   114    $  (128)    $   (14)
     -------------------------------------------------------------------------------------------------------------------------------

     Cash payments for employee-related costs will be substantially completed by the end of 2004, while payments for exit activities will be substantially completed by the end of 2005. We expect approximately one-half of the 2003 restructuring charges to be paid in cash.

     The following table summarizes the net charge (reversals) for 2003 restructuring actions by operating segment (in millions):
     -------------------------------------------------------------------------------------------------------------------------------
                                                               Telecom-         Unallocated
                                                              munications        and Other           Total
     -------------------------------------------------------------------------------------------------------------------------------
     Net charges (reversals) for restructuring actions          $  (36)           $   85           $    49
     -------------------------------------------------------------------------------------------------------------------------------

     The following table summarizes the headcount reduction related to the 2003 plans:
     -------------------------------------------------------------------------------------------------------------------------------
                                                              U.S. Hourly     U.S.  Salaried         Non-U.S.       Total
     -------------------------------------------------------------------------------------------------------------------------------
     Headcount reduction                                          975              750                 250          1,975
     -------------------------------------------------------------------------------------------------------------------------------

     As of December 31, 2003, approximately 1,600 of the 1,975 employees had been separated under the 2003 plans. We expect the remaining to be separated by December 31, 2004, with the majority to be separated by the end of the first quarter of 2004.

     2002 Restructuring Actions

     The continued decline in demand in the Telecommunications segment during 2002 required additional restructuring beyond that taken in 2001 to bring manufacturing capacity in line with revenue projections. We recorded total charges of $1.3 billion ($929 million after-tax and minority interest) over the second, third and fourth quarters. Actions approved and initiated in 2002 included the following:

     . permanent closing of our optical fiber manufacturing facilities in Noble Park, Victoria, Australia, and Neustadt bei Coburg, Germany. We also mothballed our optical fiber manufacturing facility in Concord, North Carolina and transferred certain capabilities to our Wilmington, North Carolina facility,
     . reductions in capacity and employment in our cabling and hardware and equipment locations worldwide to reduce costs,
     . permanent closure of our photonic technologies thin film filter manufacturing facility in Marlborough, Massachusetts,
     . permanent abandonment of certain construction projects that had been stopped in 2001 in the fiber and cable business within the Telecommunications segment,
     . closure of minor manufacturing facilities, primarily in the Telecommunications segment,
     .    closure and consolidation of research facilities,
     . elimination of positions worldwide through voluntary and involuntary programs, and
     . divestiture of a portion of the controls and connectors product line in the Telecommunications segment.

     In addition, we impaired cost based investments in a number of private telecommunications companies based upon a decision in the fourth quarter of 2002 to divest the portfolio.


     The following table summarizes the charges, credits and balances of the restructuring reserves as of December 31, 2002
     (in millions):
     -------------------------------------------------------------------------------------------------------------------------------
                                                                Year ended December 31, 2002
                                                              ---------------------------------                          Remaining
                                                                          Reversals      Net     Non-cash       Cash    reserve at
                                                 January 1,              to existing  charges/     uses       payments   Dec. 31,
                                                    2002       Charges      plans    (reversals)  in 2002      in 2002     2002
     -------------------------------------------------------------------------------------------------------------------------------
     Restructuring:
     Employee related costs                       $  198      $    376    $    (5)    $    371     $ (40)     $  (256)   $   273
     Exit costs                                       78            85         (9)          76                    (22)       132
                                                  ------------------------------------------------------------------------------
         Total restructuring charges              $  276      $    461    $   (14)    $    447     $ (40)     $  (278)   $   405
                                                  ------------------------------------------------------------------------------

     Impairment:
     Assets to be disposed of by sale
       or abandonment                                         $    712    $   (11)    $    701
     Cost investments                                              107                     107
                                                              ---------------------------------
         Total impairment charges                             $    819    $   (11)    $    808
                                                              ---------------------------------

     Other:
     Loss on divestiture                                      $     16                $     16

     Total restructuring, impairment and
       other charges and credits                              $  1,296    $   (25)    $  1,271
     Tax (benefit) expense and minority
       interest                                                   (352)        10         (342)
                                                              ---------------------------------
     Restructuring, impairment and other
       charges and credits, net                               $    944    $   (15)    $    929
     -------------------------------------------------------------------------------------------------------------------------------

     The following table summarizes the net charges (reversals) for 2002 restructuring actions by operating segment (in millions):
     -------------------------------------------------------------------------------------------------------------------------------
                                                Telecom-      Environmental        Life           Unallocated
                                               munications     Technologies      Sciences          and Other        Total
     -------------------------------------------------------------------------------------------------------------------------------
     Net charges for restructuring actions     $ 1,053           $     2         $     1          $    215        $ 1,271
     -------------------------------------------------------------------------------------------------------------------------------

     The following table summarizes the headcount reduction related to the 2002 plans:
     -------------------------------------------------------------------------------------------------------------------------------
                                               U.S. Hourly     U.S. Salaried      Non-U.S.           Total
     -------------------------------------------------------------------------------------------------------------------------------
     Headcount reduction                         1,650             2,950           2,500             7,100
     -------------------------------------------------------------------------------------------------------------------------------

     As of December 31, 2003, all of the 7,100 employees from the 2002 plan had been separated.

     2001 Restructuring Actions

     In July and October of 2001, we announced a series of restructuring actions in response to significant deteriorating business conditions which began initially in our Telecommunications segment, but eventually spread to our other businesses as the year progressed. The following actions were approved and undertaken in 2001:

     . closure of seven major manufacturing facilities and the consolidation of several smaller facilities in the Telecommunications segment, as well as the lighting and conventional television businesses,
     . discontinuation of our initiative in Corning Microarray Technology products, part of our Life Sciences segment, and
     . elimination of approximately 12,000 positions affecting all operating segments, but especially impacting the photonic technologies, hardware and equipment and the optical fiber and cable products. This action included a selective voluntary early retirement program for certain employees along with involuntary separations.

     These actions resulted in a pre-tax charge totaling $953 million ($585 million after-tax) for the year ended December 31, 2001. Approximately one third of the total charge was expected to be paid in cash.


     The following table summarizes the charges, credits and balances of the restructuring reserves as of December 31, 2001
     (in millions):
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                Non-cash          Cash             Remaining
                                                                Total             uses          payments          reserve at
                                                               charges           in 2001         in 2001         Dec. 31, 2001
     -------------------------------------------------------------------------------------------------------------------------------
     Restructuring charges:
     Employee related costs                                   $     324         $   (66)         $    (60)         $    198
     Exit costs                                                      95                               (17)               78
                                                              -------------------------------------------------------------
         Total restructuring charges                          $     419         $   (66)         $    (77)         $    276
                                                              -------------------------------------------------------------

     Impairment:
     Assets held for use                                      $      46
     Assets to be disposed of by sale or abandonment                496
                                                              ---------
         Total impairment charges                             $     542
                                                              ---------

     Total restructuring and impairment charges               $     961
     Discontinued operations                                         (8)
                                                              ---------
     Restructuring and impairment charges
       from continuing operations                                   953
     Tax benefit and minority interest                              368
                                                              ---------

     Restructuring and impairment charges, net                $     585
     -------------------------------------------------------------------------------------------------------------------------------

     The following table summarizes the charge for 2001 restructuring actions by operating segment (in millions):
     -------------------------------------------------------------------------------------------------------------------------------
                                                        Telecom-     Environmental      Life         Unallocated
                                                       munications   Technologies     Sciences        and Other     Total
     -------------------------------------------------------------------------------------------------------------------------------
     Charges for restructuring actions                 $    640        $     1        $     11       $    301     $   953
     -------------------------------------------------------------------------------------------------------------------------------

     The following table summarizes the headcount reduction related to the 2001 plans:
     -------------------------------------------------------------------------------------------------------------------------------
                                                        U.S. Hourly      U.S. Salaried      Non-U.S.        Total
     -------------------------------------------------------------------------------------------------------------------------------
     Headcount reduction                                   6,000             3,100           2,900          12,000
     -------------------------------------------------------------------------------------------------------------------------------

     As of December 31, 2002, all of the 12,000 employees had been separated under the plans.

     Impairment Of Long-Lived Assets Other Than Goodwill

     Given our restructuring actions and the market conditions facing our businesses, at various times throughout 2001 to 2003, we performed evaluations of the recoverability of our long-lived assets. In each case that an impairment evaluation was required, we developed operating cash flow projections for each strategic alternative and made assessments as to the probability of each outcome. If our projections indicated that our long lived assets were not recoverable through future cash flows, we were then required to estimate the fair value of the long-lived assets, which were limited to property, plant and equipment, using the expected cash flow approach as a measure of fair value.

     2003 Impairment Charge

     In April 2003, we announced that we had agreed with our partner to shutdown CAV and wrote down its assets to their estimated salvage values. This resulted in an impairment charge of $62 million ($19 million after-tax and minority interest).

     Subsequent to our decision to exit, CAV signed a definitive agreement to sell tangible assets to Henan Anyang CPT Glass Bulb Group, Electronic Glass Co., Ltd. (Henan Anyang), located in China, for amounts exceeding estimated salvage values. Upon the receipt of $10 million in cash, we recognized a $5 million credit in restructuring. We expect the sale to be completed in the first half of 2004 at which time we anticipate recognizing an additional gain of approximately $40 million ($13 million after-tax and minority interest).

     2002 Impairment Charges

     Photonic technologies
     ---------------------
     In 2002, the telecommunications market underwent a dramatic decline in demand for its products as major buyers of network equipment in this industry reduced their capital spending. This negative trend was expected to continue into the foreseeable future. As a result of our impairment evaluation, the photonics assets were written down to estimated salvage value, as this amount was our best estimate of fair value. This resulted in a $269 million ($195 million after-tax) write down of the long-lived assets including $90 million related to patents.

     Conventional video components
     -----------------------------
     In 2002, the market was impacted by a decline in demand for conventional television glass and a dramatic increase in the importation of television glass, tubes and sets from Asia. These trends were expected to continue into the foreseeable future. As a result of our impairment evaluation, CAV's assets were written down to their estimated fair values. This resulted in a $140 million ($44 million after-tax and minority interest) write-down of the assets.

     2001 Impairment Charges

     Photonic technologies
     ---------------------
     In 2001, the telecommunications market's dramatic decline began. We performed an asset impairment evaluation of our photonics product line and incurred a charge of $116 million to write down intangible assets to their estimated fair values.

Asbestos settlement

On March 28, 2003, we announced that we had reached agreement with the representatives of asbestos claimants for the settlement of all current and future non-premises asbestos claims against us and PCC, which might arise from PCC products or operations.

The agreement is expected to be incorporated into a settlement fund as part of a reorganization plan for PCC. The plan will be submitted to the federal bankruptcy court in Pittsburgh for approval, and is subject to a number of contingencies, including a favorable vote by 75% of the asbestos claimants voting on the PCC reorganization plan. We will make our contributions to the settlement trust under the agreement after the plan is approved, becomes effective and is no longer subject to appeal. We expect the approval process to be complete in 2004.

When the plan becomes effective, our settlement will require the contribution of our equity interest in PCC, our one-half equity interest in PCE, and 25 million shares of our common stock. The common stock will be marked-to-market each quarter until it is contributed to the settlement trust, thus resulting in adjustments to income and the settlement liability as appropriate. We will also make cash payments with a current value of $136 million over six years beginning in June 2005 which we will accelerate, as needed, to maximize the related tax benefits. In addition, we will assign insurance policy proceeds from our primary insurance and a portion of our excess insurance as part of the settlement. We recorded an initial charge of $298 million in the first quarter of 2003 to reflect the terms of the settlement and additional charges of $115 million to reflect the mark to market of our common stock through December 31, 2003. Total charges of $413 million ($263 million after-tax) were incurred for the twelve months ended December 31, 2003. This charge was previously reported as a nonoperating charge in our 2003 Quarterly Reports on Form 10-Q. Effective with the Annual Report on Form 10-K as of December 31, 2003, we have reclassified this charge to operating expenses in the consolidated statements of operations. The carrying value of our investment in PCE and the fair value of 25 million shares of our common stock, totaling $282 million, have been reflected in current liabilities. The remaining $136 million, representing the net present value of the cash payments, discounted at 5.5%, is recorded in noncurrent liabilities. See Legal Proceedings in our most recent quarterly report on Form 10-Q for a history of this matter.

Operating loss

We incurred an operating loss of $655 million in 2003 which was significantly lower than the 2002 loss of $2.7 billion and the 2001 operating loss of $6.0 billion. Our loss in 2003 included the asbestos settlement charges. Losses in all three years included restructuring, impairment and other charges and credits as described above. Our results for 2001 were also impacted by an operating charge of $333 million to write-down excess and obsolete inventory, a $90 million charge related to the release of restrictions on shares of Corning common stock and a $28 million charge to write-down an investment in intellectual property.

Gain on repurchases and retirement of debt, net

During the years ended December 31, 2003 and 2002, we repurchased and retired a significant portion of our zero coupon convertible debentures due November 8, 2015. In 2003, we repurchased and retired 1,531,000 debentures with an accreted value of $1.2 billion for cash of approximately $1.1 billion through open market purchases and a public tender offer and recorded a net gain of $55 million. We also issued 6.5 million shares of common stock from treasury in exchange for 55,000 debentures with an accreted value of $43 million, and recognized a charge of $35 million reflecting the fair value of the incremental shares issued beyond those required by the terms of the debentures. The increase in equity due to the issuance of shares from treasury stock was $77 million.

The following table summarizes the activity related to our zero coupon convertible debentures (dollars in millions):
--------------------------------------------------------------------------------
                                                       For the years ended
                                                           December 31,
                                                  ------------------------------
                                                      2003               2002
--------------------------------------------------------------------------------

Bonds repurchased or exchanged for equity          1,586,000           638,987
Book value                                        $    1,239          $    493
Fair value                                        $    1,154          $    308
Pre-tax gain (1)                                  $       20          $    176
After-tax gain (1)                                $       13          $    108
--------------------------------------------------------------------------------

(1) Net of the write-off of unamortized issuance and deal costs.

In addition to our zero coupon debentures, we repurchased and retired 60,000 euro notes due 2005 with a book value of 60 million euros for cash of 63 million euros (including accrued interest) or $70 million. We recorded a loss of $1 million on the transaction.

Benefit for income taxes

Our provision (benefit) for income taxes and the related effective benefit rates for continuing operations were as follows (in millions):
--------------------------------------------------------------------------------
                                           For the years ended December 31,
                                         ---------------------------------------
                                          2003          2002         2001
--------------------------------------------------------------------------------
Provision (benefit) for income taxes     $ (254)      $ (726)       $ (468)
Effective benefit rate                    (33.4)%      (26.7)%        (7.6)%
--------------------------------------------------------------------------------

Our effective tax rate was impacted by our restructuring, impairment and other charges and credits and our gains on repurchases and retirements of debt. Excluding these items, our rate was (33)% in 2003, (30)% in 2002 and (13)% in 2001.

SFAS No.109, "Accounting for Income Taxes ("SFAS No. 109")," requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including a company's current, past and future predicted performance, the market environment of the industries in which the company operates, the utilization of past tax credits, length of carryback and carryforward periods, and existing contracts or sales backlog that will result in future profits.

At December 31, 2003, we have recorded gross deferred tax assets of approximately $2.1 billion with a valuation allowance of $469 million, and offset by deferred tax liabilities of $201 million. The valuation allowance is primarily attributable to the uncertainty regarding the realization of specific foreign and state tax benefits, net operating losses and tax credits. The net deferred tax assets of approximately $1.5 billion consist of a combination of domestic (U.S. federal, state and local) and foreign tax benefits for: (a) items which have been recognized for financial reporting purposes, but which will be reported on tax returns to be filed in the future, and (b) loss and tax credit carryforwards. As explained further below, we have performed the required assessment of positive and negative evidence regarding the realization of the net deferred tax assets in accordance with SFAS No. 109. This assessment included the evaluation of scheduled reversals of deferred tax liabilities, estimates of projected future taxable income and tax-planning strategies. Although realization is not assured, based on our assessment, we have concluded that it is more likely than not that such assets, net of the existing valuation allowance, will be realized.

Net domestic deferred tax assets are approximately $1.3 billion at December 31, 2003. Approximately $460 million of these net deferred tax assets relate to loss and tax credit carryforwards that expire through 2023. The remaining net deferred tax assets comprise the following deductible temporary differences:

1. other postretirement benefits of $244 million, which will reverse over the next 40 to 50 years;
2. restructuring and other liabilities of $155 million, which will reverse over the next 10 years;
3. research and development expenditures of $252 million, which will reverse over the next 10 years; and
4. other miscellaneous items of $178 million, which will reverse, on average, over the next 10 years.

Approximately 10% of our net domestic deferred tax assets will be realized through net operating loss carryback claims to be filed over the next three to five years, which will generate cash refunds during such period. We expect the remaining net domestic deferred tax assets to be realized from future earnings. However, in the event future earnings are insufficient, approximately 40% of our net domestic deferred tax assets could be realized through a tax-planning strategy involving the sale of a non-strategic appreciated asset. Realization of the remaining 50% of our net domestic deferred tax assets is solely dependent on our ability to generate sufficient future taxable income during carryforward periods of approximately 20 years.

The minimum amount of domestic future income that would have to be generated to realize this portion of our deferred tax assets is $1.7 billion over at least 20 years. Currently, we are generating domestic losses. However, our forecast of domestic income indicates it is more likely than not that the future results of operations in the U.S. will generate sufficient taxable income to realize this portion of our deferred tax assets. Specifically, we expect to incur significantly lower domestic losses in 2004 and to return to profitability in the U.S. in 2005. Key assumptions embedded in these near-term forecasts follow:

1. Our 2004 U.S. losses will decrease as a result of the 2003 exit of the photonics technologies business and CAV.
2. We expect to see improved earnings trends in our Telecommunications segment which is primarily in the U.S. This includes a lower loss in 2004 and a return to profitability in 2005. This trend is partially being driven by the realization of lower operating costs as a result of prior years' restructuring actions. In addition, we are forecasting revenue to be flat or down slightly in 2004 but significantly higher in 2005 due to an expected recovery in the telecommunications industry in 2005.
3. Our specialty materials semiconductor business will generate higher earnings in 2004 as a result of a recovery in the semiconductor equipment industry and lower operating costs as a result of the fourth quarter 2003 restructuring actions, which will be completed by the end of the first quarter of 2004.
4. Our Display Technologies segment will continue its rapid growth. Although this business is largely based in Asia, domestic earnings of this business have increased in 2003 and are expected to continue to increase over the next several years, in part due to an increase in U.S. royalty income.
5. We will continue to sustain modest growth in our remaining domestic businesses and, except for the restructuring actions announced prior to December 31, 2003, we do not expect to incur any significant additional restructuring or impairment charges.

Our forecast of domestic income is based on assumptions about and current trends in our operating segments, and there can be no assurance that such results will be achieved. We review such forecasts in comparison with actual results and expected trends quarterly for purpose of our recoverability assessment. As a result of this review, if we determine that we will not return to profitability in the U.S. in 2005 or if sufficient future taxable income may not be generated to fully realize the net deferred tax assets, we will increase the valuation allowance by a charge to income tax expense in an amount equal to the portion of the deferred tax assets that are realizable solely through projected future taxable income. If we record such a valuation allowance, we will also cease to recognize additional tax benefits on any losses in the U.S.

Equity in earnings of associated companies, net of impairments

Equity earnings nearly doubled to $209 million in 2003. The increase was due to the following:

..    The resumption of the  recognition  of equity  earnings from Dow Corning in
     2003 added $82 million to equity earnings in 2003. In 1995, we fully impaired our investment in Dow Corning upon its entry into bankruptcy proceedings and did not recognize equity earnings from the second quarter of 1995 through the end of 2002. We began recognizing equity earnings in the first quarter of 2003 when we concluded that Dow Corning's emergence from bankruptcy protection was probable based on the Bankruptcy Court's findings on December 11, 2002. See Legal Proceedings for a history of this matter.

..    Our 50% owned Samsung  Corning  Precision,  a South Korean  manufacturer of liquid crystal display glass, increased its net income by 82% compared to 2002, resulting in equity earnings $64 million higher than 2002. Earnings in 2003 were $144 million.

..    These positive results were negatively  impacted by Samsung Corning,  which recorded a significant asset impairment charge in the fourth quarter of 2003. Our portion of that charge was $66 million (after-tax), which resulted in a net equity loss of $39 million.

Equity earnings in 2002 were $116 million, a decline of 22% from 2001, primarily due to the impairment of an equity investment in the second quarter of 2002 for $14 million and a $20 million reduction in equity earnings in the fourth quarter, caused by restructuring and impairment charges recorded by Samsung Corning Micro Optics, a 50% owned manufacturer of photonics components. Excluding these items, equity earnings approximated those in 2001.

Loss from continuing operations

As a result of the above, the loss from continuing operations and per share data was as follows (in millions, except per share amounts):
------------------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ended December 31,
                                                                       --------------------------------------------
                                                                         2003               2002             2001
------------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                                        $   (223)        $ (1,780)         $ (5,532)
Basic and diluted loss per common share from continuing operations     $  (0.18)        $  (1.85)         $  (5.93)
Shares used in computing basic and diluted per share amounts              1,274            1,030               933
------------------------------------------------------------------------------------------------------------------------------------

RESULTS OF DISCONTINUED OPERATIONS

On December 13, 2002, we completed the sale of our precision lens business to 3M Company (3M) for cash proceeds up to $850 million, of which $50 million was deposited in an escrow account. During 2002, we received approximately $800 million in cash and recorded a gain on the sale of $415 million, net of tax, in income from discontinued operations in the consolidated statements of operations. 3M has notified Corning that 3M believes it has certain claims arising out of the representations and warranties made by Corning in connection with the sale of the precision lens business to 3M. The parties are attempting to resolve such claims. In 2003, $1 million of the escrow balance was used to pay state income taxes. At December 31, 2003, approximately $49 million remains in the escrow account, and no other gain on the sale of the precision lens business will be recognized until such claims are resolved.

The precision lens business operating results and cash flows have been removed from our results of continuing operations for all periods presented, and have been excluded from the operating segments data. There were no results from discontinued operations in 2003.

Summarized selected financial information for the discontinued operations related to the precision lens business follows (in millions):
--------------------------------------------------------------------------------
                                              For the years ended December 31,
                                              ----------------------------------
                                                   2002              2001
--------------------------------------------------------------------------------

Net sales                                        $     268        $     225
                                                 ============================


Income before taxes                              $     100        $      50
Gain on sale before taxes                              652
Provision for income taxes                            (274)             (16)
                                                 ----------------------------

Net income                                       $     478        $      34
--------------------------------------------------------------------------------

OPERATING SEGMENTS

Effective with the first quarter of 2004, we have revised our reportable operating segments from Telecommunications and Technologies to Telecommunications, Display Technologies, Environmental Technologies, and Life Sciences. The following provides a brief description of the products and markets served by each reportable segment:

..    Telecommunications - manufactures optical fiber and cable, and hardware and equipment components for the worldwide telecommunications industry;
..    Display  Technologies - manufactures  liquid crystal display glass for flat panel displays;
..    Environmental  Technologies - manufactures  ceramic  substrates and filters for automobile and diesel applications; and
..    Life Sciences - manufactures  glass and plastic  consumables for scientific applications.

The change in our segment presentation reflects how Corning's Chief Operating Decision Making group ("CODM") allocates resources and assesses the performance of its businesses. Specifically, the CODM is increasing its level of review of the Display Technologies segment significantly due to the recent increase in growth and capital spending in that segment. In addition, the CODM is increasing its review of the Environmental Technologies and Life Sciences segments to strengthen the overall balance and stability of Corning's portfolio of businesses.

We prepared the financial results for our operating segments on a basis that is consistent with the manner in which we internally disaggregate financial information to assist in making internal operating decisions. We include the earnings of equity affiliates that are closely associated with our operating segments in the respective segment's net income. We have allocated certain common expenses among segments differently than we would for stand-alone financial information prepared in accordance with GAAP. These expenses include interest, taxes and corporate functions. Segment net income may not be consistent with measures used by other companies. The accounting policies of our operating segments are the same as those applied in the consolidated financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                          Telecom-      Display    Environmental   Life    Unallocated  Consolidated
                                                         munications Technologies  Technologies  Sciences   and Other       Total
------------------------------------------------------------------------------------------------------------------------------------
For the year ended December 31, 2003
Net sales                                                 $ 1,426      $   595       $    476     $    281   $    312    $  3,090
Research, development and engineering expenses (1)        $   120      $    55       $     87     $     28   $     54    $    344
Restructuring, impairment and other charges and
  credits (2)                                             $   (36)                                           $    147    $    111
Interest expense (3)                                      $    75      $    39       $     19     $      5   $     16    $    154
(Benefit) provision for income taxes                      $   (78)     $    45       $      5     $      7   $   (233)   $   (254)
(Loss) earnings before minority interests and equity
  (losses) earnings (4)(5)                                $  (158)     $    91       $      9     $     14   $   (461)   $   (505)
Minority interests (6)                                                                                             73          73
Equity in (losses) earnings of associated companies,
  net of impairments                                          (11)         144                                     76         209
------------------------------------------------------------------------------------------------------------------------------------
Net (loss) income                                         $  (169)     $   235       $      9     $     14   $   (312)   $   (223)
------------------------------------------------------------------------------------------------------------------------------------
Segment (loss) income before minority interest and
  equity (losses) earnings as a percentage of
  segment sales                                            (11.1)%       15.3%           1.9%         5.0%                 (16.3)%
Segment net (loss) income as a percentage of
  segment sales                                            (11.8)%       39.5%           1.9%         5.0%                  (7.2)%
------------------------------------------------------------------------------------------------------------------------------------

For the year ended December 31, 2002
Net sales                                                 $ 1,631      $   405       $    394     $    280   $    454    $  3,164
Research, development and engineering expenses (1)        $   308      $    41       $     63     $     17   $     54    $    483
Restructuring, impairment and other charges
  and credits (2)                                         $ 1,722                    $      2     $      1   $    355    $  2,080
Interest expense (3)                                      $    99      $    29       $     16     $      5   $     30    $    179
(Benefit) provision for income taxes                      $  (722)     $    20       $      8     $     13   $    (45)   $   (726)
(Loss) earnings before minority interests and equity
  (losses) earnings (4)(5)                                $(1,838)     $    39       $     16     $     25   $   (236)   $ (1,994)
Minority interests (6)                                          1                                                  97          98
Equity in (losses) earnings of associated companies,
  net of impairments                                          (60)          80             16                      80         116
Income from discontinued operations                                                                               478         478
------------------------------------------------------------------------------------------------------------------------------------
Net (loss) income                                         $(1,897)     $   119       $     32     $     25   $    419    $ (1,302)
------------------------------------------------------------------------------------------------------------------------------------
Segment (loss) income before minority interest and
  equity (losses) earnings as a percentage of
  segment sales                                           (112.7)%        9.6%           4.1%         8.9%                 (63.0)%
Segment net (loss) income as a percentage of
  segment sales                                           (116.3)%       29.4%           8.1%         8.9%                 (41.2)%
------------------------------------------------------------------------------------------------------------------------------------

For the year ended December 31, 2001
Net sales                                                 $ 4,458      $   323       $    379     $    267   $    620    $  6,047
Research, development and engineering expenses (1)        $   474      $    27       $     50     $     31   $     40    $    622
Restructuring, impairment and other charges
  and credits (2)                                         $ 5,404                    $      1     $     11   $    301    $  5,717
Interest expense (3)                                      $   104      $    16       $     10     $      4   $     19    $    153
Benefit for income taxes                                  $  (336)     $    14       $     12     $     (9)  $   (149)   $   (468)
Loss before minority interests and equity earnings(4)(5)  $(5,215)     $    28       $     24     $    (17)  $   (513)   $ (5,693)
Minority interests (6)                                                                                             13          13
Equity in earnings of associated companies                     12           60              6                      70         148
Income from discontinued operations                                                                                34          34
------------------------------------------------------------------------------------------------------------------------------------
Net (loss) income                                         $(5,203)     $    88       $     30     $    (17)  $   (396)   $ (5,498)
------------------------------------------------------------------------------------------------------------------------------------
Segment (loss) income before minority interest and
  equity (losses) earnings as a percentage of
  segment sales                                           (117.0)%        8.7%           6.3%        (6.4)%                (94.1)%
Segment net (loss) income as a percentage of
  segment sales                                           (116.7)%       27.2%           7.9%        (6.4)%                (90.9)%
------------------------------------------------------------------------------------------------------------------------------------

(1) Non-direct research, development and engineering expenses are allocated to segments based upon direct project spending for each segment.
(2)  Related tax benefit:
       Year ended December 31, 2003: $17, $0, $0, $0, $32 and $49.
       Year ended December 31, 2002: $452, $0, $1, $0, $95 and $548.
       Year ended December 31, 2001: $282, $0, $0, $4, $113 and $399.
(3) Interest expense is allocated to segments based on a percentage of segment net operating assets. Consolidated subsidiaries with independent capital structures do not receive additional allocations of interest expense.
(4) Many of Corning's administrative and staff functions are performed on a centralized basis. Where practicable, Corning charges these expenses to segments based upon the extent to which each business uses a centralized function. Other staff functions, such as corporate finance, human resources and legal are allocated to segments, primarily as a percentage of sales.
(5) Includes an allocation of depreciation of corporate property not specifically identifiable to a segment. Related depreciable assets are not allocated to segment assets.
(6) Includes $30 million and $68 million in 2003 and 2002, respectively, related to impairment of long-lived assets of the conventional video components business.

A reconciliation of reportable segment net income (loss) to consolidated net loss follows (in millions):
-----------------------------------------------------------------------------------------------------------------------
                                                                                 Years ended December 31,
                                                                         ---------------------------------------
                                                                           2003            2002           2001
-----------------------------------------------------------------------------------------------------------------------
Net income (loss) of reportable segments                                 $     89       $  (1,721)      $ (5,102)
Non-reportable operating segments net (loss) income (1)                      (139)            (29)             1
Unallocated amounts:
    Non-segment loss and other (2)                                            (51)            (24)           (43)
    Amortization of goodwill                                                                                (363)
    Non-segment restructuring, impairment and
       other (charges) and credits                                            (13)           (208)          (191)
    Asbestos settlement                                                      (413)
    Interest income                                                            32              41             68
    Gain on repurchases of debt                                                19             176
    Benefit (provision) for income taxes (3)                                  170             (24)            94
    Minority interests                                                                          1
    Equity in earnings of associated companies (4)                             83               8              4
    Income from discontinued operations                                                       478             34
                                                                         --------       ---------       --------
Net loss                                                                 $   (223)      $  (1,302)      $ (5,498)
-----------------------------------------------------------------------------------------------------------------------

(1)  Includes the results of non-reportable operating segments.
(2)  Includes  the  results  of  non-segment   operations  and  other  corporate
     activities.
(3) Includes tax associated with non-segment restructuring, impairment and other charges.
(4) Includes amounts derived from corporate investments, primarily Dow Corning Corporation in 2003.


Telecommunications

The Telecommunications segment produces optical fiber and cable, and optical hardware and equipment for the worldwide telecommunications industry. In July 2003, we exited the photonic technologies product line.

The following table provides net sales and other data for the Telecommunications segment (in millions):
--------------------------------------------------------------------------------
                              2003             2002              2001
--------------------------------------------------------------------------------

Net sales:
   Optical fiber and cable  $    760         $     859         $  2,889
   Hardware and equipment        612               661            1,022
   Photonic technologies          54               111              547
                            --------         ---------         --------

     Total net sales        $  1,426         $   1,631         $  4,458
                            ========         =========         ========

Net loss                    $   (169)        $  (1,897)        $ (5,203)
--------------------------------------------------------------------------------

2003 vs. 2002

Sales in the segment declined 13%, or $205 million, compared to 2002. All products in the segment incurred a decline in sales. A portion of the decline was in photonic technologies which we exited in July 2003. The remaining decline in sales was due to price decreases for optical fiber and cable which were partially offset by volume increases. The segment incurred a loss of $169 million in 2003, compared to a net loss of $1.9 billion in the prior year.

Restructuring and impairment charges included a $13 million loss on the sale of photonics technologies assets to Avanex and $88 million for restructuring charges offset by credits of $137 million, resulting in net credits of $36 million. All of the Telecommunications products reported a loss in 2003;
however, the losses were significantly lower than those incurred in the prior year. The decrease in the loss over the prior year was primarily due to much lower restructuring and impairment charges and cost savings resulting from these actions.

The following discussion of products in the Telecommunications segment excludes the restructuring and impairment charges and credits to provide clarity on the underlying business trends.

Optical fiber and cable
-----------------------
Sales declined 12%, or $99 million compared to 2002. The decrease was primarily due to pricing pressure, particularly in fiber, but was partially offset by strong demand in Japan and China, primarily in the first quarter. Sales volume increased almost 20% in 2003 compared to 2002 due primarily to having the full year results of the Chinese fiber and cable entities acquired from Lucent in the fourth quarter of 2002. Volumes for our other fiber and cable facilities were up slightly in 2003 compared to 2002. The loss for 2003 was significantly less than 2002 due to significant cost reduction.

Hardware and equipment
----------------------
Sales decreased 7%, or $49 million in 2003, compared to the prior year. The sales decrease was primarily due to the overall lack of capital spending by our customers impacting the entire telecommunications industry, as well as the sale of the appliance controls group in May 2002. The loss for 2003 significantly decreased from the prior year due to cost reductions achieved from the 2002 restructuring actions and other cost reduction initiatives.

Photonic technologies
---------------------
On July 31, 2003, we completed the sale of a significant portion of the photonic technologies assets to Avanex. See Restructuring, Impairment and Other Charges and Credits and Note 5 (Restructuring Actions) to the Consolidated Financial Statements. Sales declined 51%, or $57 million, compared to 2002 due to lower sales volume in the early part of the year as well as our exit of photonics technologies in 2003. The loss in 2003 was more than 85% less than the prior year loss due to cost savings resulting from restructuring actions taken in 2002 as well as the exit of this business in 2003.

2002 vs. 2001

This segment incurred significant restructuring and impairment charges in 2002 and 2001. The 2002 and 2001 charges are described in detail in Restructuring, Impairment and Other Charges and Credits. The restructuring activities were undertaken to reduce the operating cost structure due to continued market declines. More than half of the 2002 charge related to the impairment of fixed assets, primarily in the fiber and cable business. A significant portion of the asset impairments in this business represented the closure of two fiber plants and permanent abandonment of certain construction projects. The balance of the charge represented impairments of cost based investments, primarily in the photonic technologies business, and severance and benefits for retirees and separated personnel in all businesses. In addition, the segment incurred a $400 million charge for the impairment of goodwill and a $269 million charge for long-lived asset impairments in photonic technologies. The impairment charge incurred in the second quarter of 2001 relates to goodwill and certain acquired intangible assets from acquisitions in the photonic technologies business. These charges are described in Notes 4 (Impairment of Goodwill) and 6 (Impairment of Other Long-Lived Assets) to the Consolidated Financial Statements.

Sales in the segment declined 63%, or $2,827 million, compared to 2001 as each product in the segment experienced a significant decline in volume with the largest declines in optical fiber and cable and photonic technologies. The segment incurred losses of $1.9 billion in 2002, compared to a net loss of $5.2 billion in 2001. The 2002 loss was primarily due to the significant decrease in sales volume and restructuring and impairment charges. Each product line reported a loss in 2002. The trend between years reflected lower restructuring and impairment charges. Excluding these restructuring and impairment charges, the segment net loss was $592 million compared to a loss of $81 million in 2001. The increase in the loss in 2002 reflected reduced sales volumes and lower prices in each product line offset by cost reductions resulting from restructuring actions.

The following discussion of products in the Telecommunications segment excludes the restructuring and impairment charges and credits to provide clarity on the underlying business trends.

Optical fiber and cable
-----------------------
Sales declined 70%, or $2,030 million compared to 2001. The decrease was primarily due to a sales volume decline of more than 50% for the year as well as double digit price declines. Excluding restructuring and impairment charges, the optical fiber and cable product line incurred a significant loss in 2002, compared to profits in the prior year, primarily due to significantly lower sales volume, declining prices and unfavorable product mix.

As discussed in Restructuring Actions, the optical fiber and cable product line undertook significant restructuring actions in the fourth quarter of 2002. These actions included permanent closure of two international fiber manufacturing plants and the mothballing of the Concord, North Carolina facility. We believe that the Concord facility can be returned to productive capacity within six to nine months of a decision to do so and construction in progress at the Concord facility can be completed efficiently. We believe the Concord and Wilmington plants will provide sufficient capacity for the foreseeable future.

Hardware and equipment
----------------------
Sales decreased 35%, or $361 million, compared to 2001. The sales decreases were primarily due to the overall lack of spending impacting the entire telecommunications industry, as well as the sale of the appliance controls group in May 2002. Excluding restructuring charges, the product line incurred a loss driven by lower volumes and pricing pressure in 2002, compared to a near breakeven performance in 2001.

Photonic technologies
---------------------
Sales declined 80%, or $436 million, compared to 2001, primarily due to lower sales volume as network build-outs in the telecommunications industry declined resulting in much lower demand for photonic products. The business incurred a significant loss for 2002 primarily due to dramatically lower sales volumes. However, the 2002 losses decreased more than 50%, compared to the losses incurred in 2001, which included inventory write-downs of $333 million. The results in 2002 reflected cost reductions resulting from restructuring actions taken in 2001 and 2002.

During the second quarter of 2002, we favorably resolved an open issue from the second quarter of 2001 with a major customer, resulting in the recognition of revenue of $14 million and pre-tax income of $3 million. This revenue was recognized in part on shipment of inventory previously reserved. In addition, we settled an open matter with a significant vendor in 2002 resulting in the reversal of a vendor reserve of $20 million that was recorded as part of the charge in the second quarter of 2001.

Outlook:
The global telecommunications market downturn that began in 2001 continued into 2003; however, we believe that conditions have begun to stabilize. We ultimately expect a recovery in 2005, and we believe 2004 will be comparable to 2003. We expect 2004 sales to be flat to down slightly compared to 2003. Although we expect to see volumes in our hardware and equipment and fiber and cable businesses to increase, we will continue to experience pricing pressure, but at a lower level than in 2003. We expect a loss in 2004; however, we believe it will be significantly less than 2003, primarily due to the exit of the photonic technologies product line and lower operating expenses reflecting cost savings from restructuring actions taken in 2003 and 2002.

Display Technologies

The following table provides net sales and other data for the Display Technologies segment (in millions):
--------------------------------------------------------------------------------
                                             2003         2002            2001
--------------------------------------------------------------------------------

Net Sales                                  $   595      $   405         $  323
Income before equity earnings              $    91      $    39         $   28
Equity earnings of associated companies    $   144      $    80         $   60
Net income                                 $   235      $   119         $   88
--------------------------------------------------------------------------------

2003 vs. 2002

Sales increased 47%, or $190 million, compared to 2002. The increase was primarily due to volume gains of approximately 43%, as penetration of liquid crystal display panels in the desktop market increased, and favorable exchange rates. Earnings approximately doubled in 2003 compared to the prior year due to the increase in volume and significant gains in equity earnings from Samsung Corning Precision over the prior year.

In July 2003, we announced a $180 million expansion of our liquid crystal display glass manufacturing facility in Taiwan. The three-phased project is expected to be completed by the end of 2004 with production to begin in the second quarter of 2004. In February 2004, we announced a $600 million expansion of our liquid crystal display glass manufacturing facilities in Japan and Taiwan. This expansion will occur over 2004 and 2005.

2002 vs. 2001

Sales increased 25%, or $82 million, compared to 2001. The increase was primarily due to higher sales volume as penetration in the desktop market increased. The prior year's sales were negatively impacted by an inventory correction in the industry in the first quarter of 2001. Volume gains of over 46% for 2002 were partially offset by price declines of 10% on a constant currency basis. Earnings increased 35% in 2002, compared to 2001, primarily due to volume gains and a more than 30% improvement in equity earnings from Samsung Corning Precision.

Outlook:
We expect sales volume to increase in 2004, and weighted average pricing to be stable. We also expect profitability in the segment to improve significantly in 2004 due to the strong volume growth and increased equity earnings from Samsung Corning Precision.

Environmental Technologies

The following table provides net sales and other data for the Environmental Technologies segment (in millions):
--------------------------------------------------------------------------------
                                2003             2002              2001
--------------------------------------------------------------------------------

Net sales                     $    476         $     394         $    379

Net income                    $      9         $      32         $     30
--------------------------------------------------------------------------------

2003 vs. 2002

Sales increased 21%, or $82 million, compared to 2002. The increased sales were primarily due to increased U.S. auto production driven by financing incentives, favorable mix of premium products, favorable exchange rates and higher sales for diesel products. Earnings decreased 72% compared to the prior year due to a decrease in equity earnings from Cormetech, a U.S. designer and manufacturer of industrial catalysts, and higher development spending for the diesel product line.

2002 vs. 2001

Sales increased 4%, or $15 million, compared to 2001, primarily due to increased U.S. auto production driven by financing incentives and strong growth in Europe and Japan. Earnings improved 7%, compared to 2001, as a significant increase in equity earnings from Cormetech, a U.S. designer and manufacturer of industrial catalysts, was partially offset by price declines and increased manufacturing and development costs related to new products.

Outlook:
We expect sales to increase in 2004, primarily due to strong demand for our thin-wall automotive substrates and diesel products.

Life Sciences

The following table provides net sales and other data for the Life Sciences segment (in millions):
--------------------------------------------------------------------------------
                                2003             2002              2001
--------------------------------------------------------------------------------

Net sales                     $    281         $     280         $    267

Net income (loss)             $     14         $      25         $    (17)
--------------------------------------------------------------------------------

2003 vs. 2002

Sales were flat in 2003, compared to 2002, primarily due to weak sales in Europe and a general softness in the market. Earnings were down 44% compared to the prior year. Improved manufacturing efficiencies, and a gain on the disposition of a minor product line, were more than offset by higher development spending.

2002 vs. 2001

Sales increased 5%, or $13 million, compared to 2001, primarily due to strong growth in most product lines. The segment returned to profitability in 2002, primarily due to cost savings from the discontinuation of our investment in microarray technology products in the third quarter of 2001, as well as improved manufacturing efficiencies and higher sales.

Outlook:
We expect sales to increase in 2004, primarily due to stabilization of the market.

Unallocated and Other

The following table provides net sales and other data (in millions):
--------------------------------------------------------------------------------
                                     2003             2002              2001
--------------------------------------------------------------------------------

Conventional video components      $     65         $     166         $    252
Other businesses                        247               288              368
     Total net sales               $    312         $     454         $    620
                                   ========         =========         ========

Net (loss) income                  $   (312)        $     419         $   (396)
--------------------------------------------------------------------------------

Unallocated and Other includes all other operating segments that do not meet the quantitative threshold for separate reporting (e.g. conventional video components, specialty materials, and ophthalmic products), certain corporate investments (e.g. Dow Corning, Samsung Corning and Steuben), discontinued operations, and unallocated expenses. Unallocated expenses include: research and other expenses related to new business development; gains or losses on repurchases and retirement of debt; charges related to the asbestos litigation; and restructuring and impairment charges related to the corporate research and development or staff organizations. Unallocated and Other also represents the reconciliation between the totals for the reportable segments and our consolidated total.

See  Restructuring,   impairment,   and  other  charges  and  credits,  Asbestos
settlement, and Discontinued Operations for a description of the key drivers of sales and net (loss) income for 2003 vs. 2002 and 2002 vs. 2001.


LIQUIDITY AND CAPITAL RESOURCES

Financing Structure

In 2003, we completed two equity offerings of our common stock as follows:

..    45 million shares in July for net proceeds of $363 million, and
..    50 million shares in May for net proceeds of $267 million.

We used the net proceeds of the May offering and $356 million of existing cash to reduce debt through a public tender offer conducted in June. We used the net proceeds of the July offering to reduce debt through open market repurchases. See Note 17 (Shareholders' Equity) to the Consolidated Financial Statements.

We repurchased and retired approximately 1.6 million zero coupon convertible debentures in 2003 for approximately $1.1 billion in cash and 6.5 million shares of treasury common stock. See Note 14 (Long-Term Debt and Loans Payable) to the Consolidated Financial Statements for further detail.

As a result of our debt repurchase program, we reduced the balance of zero coupon convertible debentures as follows:
--------------------------------------------------------------------------------
                         December 31, 2003  December 31, 2002  December 31, 2001
--------------------------------------------------------------------------------

Zero coupon convertibles     $     385          $   1,606          $  2,059
--------------------------------------------------------------------------------

The remaining zero coupon convertible debentures will likely be put back to us on November 8, 2005, at $819.54 per debenture and on November 8, 2010, at $905.29 per debenture. We have the option of settling this obligation in cash, common stock, or a combination of both. From time to time, we may retire additional debt securities for cash or equity.

Due to our debt ratings, we continue to be precluded from accessing the short-term commercial paper market. The terms that we could receive on any new long-term debt issues would likely be consistent with those generally available to high-yield issuers.

As an additional source of funds, we currently have full unrestricted access to a $2 billion revolving credit facility with 17 banks, expiring on August 17, 2005. As of December 31, 2003, there were no borrowings under the credit facility. The facility includes one financial covenant limiting the ratio of total debt to total capital, as defined, to not greater than 60%. At December 31, 2003 and December 31, 2002, this ratio was 34% and 47%, respectively.

In March 2001, we filed a universal shelf registration statement with the SEC that became effective in the first quarter of 2001. The shelf permits the issuance of up to $5 billion of various debt and equity securities. As of March 1, 2004, our remaining capacity under the shelf registration statement was approximately $2.9 billion.

Subsequent Event

Through March 1, 2004, we repurchased and retired 25 thousand zero coupon convertible debentures for approximately $19 million in cash resulting in a net decrease of $20 million to the zero coupon convertible debenture book value. In addition, we issued 22 million shares of Corning common stock and $24 million in cash in exchange for 3.5% convertible debentures with a book value of $213 million at an effective conversion price of $9.675 per share. As a result of these transactions, we will record a $23 million pre-tax loss on repurchases and retirement of debt during the first quarter of 2004.

Capital Spending

Capital spending totaled $366 million, $357 million and $1.7 billion in 2003, 2002 and 2001, respectively. Based on events as of June 30, 2004, our 2004 capital spending program is expected to be in the range of $950 million to $1 billion, of which $750 million to $800 million will be to expand the capacity for liquid crystal display glass. Capital spending activity in 2002 and 2003 primarily included expansion of liquid crystal display capacity and new capacity for diesel substrates. Capital spending in 2001 related primarily to the Telecommunications segment.

Restructuring

During 2003, 2002 and 2001, we made payments of $233 million, $278 million and $77 million, respectively, related to employee severance and other exit costs resulting from restructuring actions. Cash payments for employee-related costs and other exit costs will be substantially completed by the end of 2004, while payments for exit activities will be substantially completed by the end of 2005.

Key Balance Sheet Data

At December 31, 2003, cash, cash equivalents and short-term investments totaled $1.3 billion, compared with $2.1 billion at December 31, 2002. The decrease from December 31, 2002, was primarily due to long-term debt repayments, restructuring payments, capital expenditures and the use for working capital. These items were partially offset by the proceeds from the May and July equity offerings and the receipt of a U.S. federal tax refund of $191 million.

Balance sheet and working capital measures are provided in the following table (dollars in millions):
--------------------------------------------------------------------------------
                                                              As of December 31,
                                                             -------------------
                                                               2003       2002
--------------------------------------------------------------------------------

Working capital                                              $ 1,141    $ 2,145
Working capital, excluding cash and short-term investments   $  (125)   $    55
Current ratio                                                  1.7:1      2.3:1
Trade accounts receivable, net of allowances                 $   525    $   470
Days sales outstanding                                            58         56
Inventories                                                  $   467    $   559
Inventory turns                                                  4.8        4.4
Days payable outstanding                                          52         46
Long-term debt                                               $ 2,668    $ 3,963
Total debt to total capital                                      34%        47%
--------------------------------------------------------------------------------

Credit Ratings

As of March 1, 2004, our credit ratings were as follows:
--------------------------------------------------------------------------------
RATING AGENCY           Rating               Rating             Outlook
Last Update         Long-Term Debt      Commercial Paper      Last Update
--------------------------------------------------------------------------------

Standard & Poor's         BB+                   B               Stable
    July 29, 2002                                          January 16, 2004

Moody's                   Ba2               Not Prime           Stable
    July 29, 2002                                          November 19, 2003

Fitch                     BB                    B               Stable
    July 24, 2002                                            July 24, 2003
--------------------------------------------------------------------------------

Our 2003 earnings were not adequate to cover our fixed charges (principally interest and related charges on debt), primarily as a result of the asbestos settlement charge, losses incurred in the Telecommunications segment and restructuring and impairment charges. We expect our full year 2004 earnings will be sufficient to cover our fixed charges.

Management Assessment of Liquidity

Our major source of funding for 2004 and beyond will be our existing balance of cash, cash equivalents and short-term investments. From time to time we may also issue debt or equity securities to raise additional cash to fund a portion of our capital expenditures related to our growth businesses. We believe we have sufficient liquidity for the next several years to fund operations, restructuring, the asbestos settlement, research and development, capital expenditures and scheduled debt repayments. We may accelerate some or all of the funding of the cash payments to the asbestos settlement trust, as needed, to maximize the tax benefits we can realize in connection with the related settlement charges.

Off Balance Sheet Arrangements

We have two variable interest entities ("VIEs") that are not consolidated as we are not the primarily beneficiary. The assets and debt of these entities total $12 million. Our maximum loss exposure as a result of our involvement with these VIEs is approximately $18 million. This amount represents payments that would be due to the lessor in the event of a total loss of the assets. We carry insurance coverage for this risk.

Contractual Obligations

--------------------------------------------------------------------------------------------------------------------------------
                                                                   Amount of commitment and contingency expiration per period
                                                                   ----------------------------------------------------------
                                                                   Less than   1 to 2     2 to 3       3 to 4     5 years and
(In millions)                                             Total     1 year      years      years        years     thereafter
--------------------------------------------------------------------------------------------------------------------------------
Performance bonds and guarantees                       $    170    $   31     $    2      $    1                    $   136
Contingent purchase price for acquisitions                   36        36
Dow Corning credit facility                                 150                                                         150
Stand-by letters of credit                                   16         6                                                10
Loan guarantees                                              25                    4                                     21
Purchase obligations (1)                                     48        15         14          11       $   8
Capital expenditure obligations (2)                          59        59
Total debt (3)                                            2,827       146        590          46         113          1,932
Minimum rental commitments                                  300        44         33          29          39            155
--------------------------------------------------------------------------------------------------------------------------------
Total other commercial commitments
  and contingencies                                    $  3,631    $  337     $  643      $   87       $ 160        $ 2,404
--------------------------------------------------------------------------------------------------------------------------------

(1) Balance primarily represents obligations associated with a take or pay contract related to our hardware and equipment operations.
(2) Capital expenditure obligations primarily related to our Display Technologies segment expansions, which are included on our balance sheet.
(3) At December 31, 2003, $2,814 million of the $2,827 million was included on our balance sheet. Amounts above are stated at their maturity value.

We have provided other financial guarantees and have contingent liabilities in the form of purchase price adjustments for acquisitions, stand-by letters of credit and performance bonds, some of which do not have fixed or scheduled expiration dates. We have agreed to provide a credit facility related to Dow Corning as discussed in Note 10 (Investments) to the Consolidated Financial Statements. The funding of the Dow Corning credit facility is subject to events connected to the Bankruptcy Plan. We believe the significant majority of these guarantees and contingent liabilities will expire without being funded.

In January 2003, the SEC released FR-67, "Disclosure in Management's Discussion and Analysis about Off-Balance Sheet Arrangements and Aggregate Contractual Obligations". In response to this guidance, we have assessed our off-balance sheet and contractual obligations and have determined that in addition to previously disclosed items, purchase obligations would be added. Given the nature of purchase obligations, we limited our assessment to individual items outstanding at December 31, 2003 greater than $1 million.

Pensions

We have a number of defined benefit pension plans covering certain domestic and international employees. Our largest single pension plan is Corning's U.S. qualified plan. At December 31, 2003, this plan accounted for 82% of our consolidated defined benefit pension plans' projected benefit obligation and 89% of the related plans' assets. In 2002, global capital market developments resulted in negative returns on plan assets and a decline in the discount rate used to estimate the related pension liability. In 2003, although global equities had positive returns, interest rates continued to decline. As a result, at December 31, 2003 and 2002, the accumulated benefit obligation (ABO) for our domestic qualified and non-qualified plans and several international plans exceeded the fair value of related plan assets, which required Corning to record an additional minimum pension liability in accordance with SFAS No. 87, "Employers' Accounting for Pensions."

Balances of these non-cash adjustments follow (in millions):
--------------------------------------------------------------------------------
                                                               December 31,
                                                         -----------------------
                                                          2003            2002
--------------------------------------------------------------------------------

Minimum pension liability                                $ 311           $ 348
Intangible assets                                           52              68
Other accumulated comprehensive loss, pre-tax              259             280
Other accumulated comprehensive loss, after-tax            159             173
--------------------------------------------------------------------------------

We have traditionally contributed to the U.S. qualified pension plan on an annual basis in excess of the IRS minimum requirements, and as a result, mandatory contributions are not expected to be required for this plan at least until 2006. We contributed $160 million in 2003 to our U.S. pension plan. For 2004, we anticipate making voluntary contributions of at least $40 million to this plan.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements requires us to make estimates and assumptions that affect amounts reported therein. The estimates that required us to make difficult, subjective or complex judgments follow.

Impairment of goodwill

SFAS No. 142, "Goodwill and Other Intangible Assets," requires us to make certain difficult, subjective and complex judgments on a number of matters, including assumptions and estimates used to determine the fair value of our reporting units and the definition of our reporting units.

We measure fair value on the basis of discounted expected future cash flows. Our estimates are based upon our historical experience, our current knowledge from our commercial relationships, and available external information about future trends.

The criteria for establishing a reporting unit is dependent upon how a company determines its operating segments under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." Specifically, SFAS No. 142 permits a company to define a reporting unit as either an operating segment, a component of an operating segment or an aggregation of two or more components of an operating segment. Our reporting units include Telecommunications, Display Technologies, Environmental Technologies, Life Sciences, specialty materials, conventional video components, and ophthalmic. At December 31, 2003, the Telecommunications, specialty materials and Display Technologies goodwill balances were $1.6 billion, $150 million, and $9 million, respectively.

During 2002, we completed our annual goodwill impairment test, determined the Telecommunications goodwill balance was impaired, and recorded a related impairment charge of $400 million. Our 2002 testing results also determined that the goodwill was not impaired for any other reporting unit. In the fourth quarter of 2003, we completed our annual goodwill impairment tests and determined that the goodwill balances were not impaired. As discussed in more detail below, while we believe the estimates and judgments about future cash flows used in the goodwill impairment tests are reasonable, we cannot provide assurance that future impairment charges will not be required if the expected cash flow estimates as projected by management do not occur.

Telecommunications

Our expectation is that there will be minimal volume growth in the short term; volume growth is assumed to accelerate beginning in 2005 commensurate with overall market recovery. Terminal value of the business assumes a growth in perpetuity of 3%. These cash flows are also used to value intangible and tangible assets which determine the implied value of reporting unit goodwill. The discount rate applied to these cash flows represents a telecommunications weighted average cost of capital based upon current debt and equity activity of eleven public companies representing a cross section of worldwide competitors of the reporting unit. For our 2002 annual test, we used a discount rate of 12% in our calculation of fair value of the expected future cash flows. An impairment charge of $400 million was recorded in 2002. Had we used a discount rate of 11.5%, the fair value of the reporting unit would have exceeded its carrying value, and there would not have been impairment. Had we used a discount rate of 12.5%, the pre-tax impairment charge would have been approximately $225 million higher. In 2003, we also used a 12% discount rate for our annual impairment test. The results of our test indicated that goodwill was not impaired. The results would not have changed had we used a discount rate of 11.5% or 12.5%.

Specialty materials

Due to market conditions, we determined that a detailed impairment test of the specialty materials reporting unit was required in the fourth quarter of 2003. While there was a significant decrease in sales in 2003 in this reporting unit due to the cyclicality of the semiconductor industry, we expect increased volume growth beginning in 2004. Our discounted cash flow test for this reporting unit assumes a perpetuity growth rate of 3%. The discount rate applied to the forecasted cash flows represents weighted average cost of capital based upon current debt and equity activity of eight public companies representing a cross section of worldwide competitors of the reporting unit. We used a discount rate of 12% in our calculation of fair value of the expected future cash flows. The results of our test indicated that goodwill was not impaired. The results would not have changed had we used a discount rate of 11.5% or 12.5%.

Impairment of assets held for use

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires us to assess the recoverability of the carrying value of long-lived assets when an event of impairment has occurred. We must exercise judgment in assessing whether an event of impairment has occurred. For purposes of recognition and measurement of an impairment loss, a long-lived asset or assets is grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. We must exercise judgment in assessing the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. We concluded events of impairment had occurred in our semiconductor materials product line, which is part of the specialty materials business, in the fourth quarter of 2003, and performed an impairment test. The results of our test indicated that our long-lived assets held for use were not impaired.

In 2002, we recorded pre-tax charges totaling $409 million primarily related to the photonics and conventional television product lines. In each circumstance, behavior of external parties, including customers and competitors, were considered in the determination of whether an impairment was required. We also exercised judgment in the determination of expected future cash flows against which to compare the carrying value of the asset group being evaluated. For the impairment in 2002, we exercised judgment in determining the fair value of the assets from which the impairment charge was measured. For our photonic technologies products, we based the fair value of our long-lived assets on the actual results of recent asset auctions of similar equipment. For the assets related to our conventional television product line, we exercised judgment about alternative volume and sales price scenarios, computed discounted cash flows, and assigned our best estimate of probability to each alternative. We reduced the useful lives of the fixed assets of CAV as a result of this assessment.

Restructuring charges and impairments resulting from restructuring actions

During 2003 and 2002, we recorded write-downs of property, plant and equipment as a result of decisions to exit facilities, primarily in the Telecommunications segment. Assets impaired were primarily equipment, construction in progress and buildings, which were sold or abandoned. We used information available from recent auctions of telecommunications equipment to estimate salvage value when measuring impairment. The estimated salvage values were very low, primarily due to the depressed market for telecommunications related equipment. The salvage values of property impaired were also estimated to be minimal as certain facilities will be abandoned and not sold. We have had significant reversals in 2003, and it is possible that actual results will differ from assumptions and require adjustments to reserves.

Valuation allowances for deferred income taxes

SFAS No. 109, "Accounting for Income Taxes," requires us to exercise judgment about our future results in assessing the realizability of our deferred tax assets. At December 31, 2003, Corning had gross deferred tax assets of $2.1 billion. We determined that the likelihood of realization of certain deferred tax assets is less than 50% and recorded valuation allowances of $469 million. If future taxable income differs from our estimate, adjustments to these allowances will be required and will impact future net income. See Income Taxes and Note 9 (Income Taxes) to the Consolidated Financial Statements for further detail.

Probability of litigation outcomes

SFAS No. 5, "Accounting for Contingencies," requires us to make judgments about future events that are inherently uncertain. In making determinations of likely outcomes of litigation matters, we consider the evaluation of outside counsel knowledgeable about each matter, as well as known outcomes in case law. See Legal Proceedings for a detailed discussion of the key litigation matters we face. The most significant matter involving judgment is the PCC asbestos liability. There are a number of factors bearing upon our potential liability, including the inherent complexity of a Chapter 11 filing, our history of success in defending ourselves against asbestos claims, our assessment of the strength of our corporate veil defenses, our continuing dialogue with our insurance carriers and the claimants' representatives, and other factors. We have reached a tentative settlement on PCC as disclosed in Legal Proceedings and Note 10 (Investments) to the Consolidated Financial Statements. The settlement is subject to a number of contingencies, including a favorable vote by 75% of the asbestos claimants voting on the PCC Plan, and approval by the bankruptcy court.

Pension assumptions

In 2002, we made a change in assumption that impacted pension expense in future periods. Specifically, we lowered our expected long-term rate of return on pension assets from 9% to 8.5%. We did not alter the nature of the pension trust investments. Asset performance in 2002 had been below the 9% assumption. As such, we lowered our long-term rate of return assumption. In 2003, this increased our pension expense as measured in accordance with SFAS No. 87, "Employers' Accounting for Pension," compared to amounts recorded in 2002. The increase was approximately $8 million in 2003. In 2003, our actual return on plan assets approximated 20%; however, we will continue to hold our expected long-term rate of return at 8.5%.

ENVIRONMENT

We have been named by the Environmental Protection Agency under the Superfund Act, or by state governments under similar state laws, as a potentially responsible party for twelve active hazardous waste sites. Under the Superfund Act, all parties who may have contributed any waste to a hazardous waste site, identified by such Agency, are jointly and severally liable for the cost of cleanup unless the Agency agrees otherwise. It is our policy to accrue for its estimated liability related to Superfund sites and other environmental liabilities related to property owned and operated by us based on expert analysis and continual monitoring by both internal and external consultants. We have accrued approximately $21 million for our estimated liability for environmental cleanup and related litigation at December 31, 2003. Based upon the information developed to date, we believe that the accrued amount is a reasonable estimate of our liability and that the risk of an additional loss in an amount materially higher than that accrued is remote.

NEW ACCOUNTING STANDARDS

In December 2003, the Financial Accounting Standards Board ("FASB") issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." The revised standard requires incremental pension and other postretirement benefit plan disclosures to financial statements and is designed to improve disclosure transparency. The adoption of this accounting standard did not have any effect on our results of operations or financial position.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51," ("FIN 46") which requires all VIEs to be consolidated by the primary beneficiary. The primary beneficiary is the entity that holds the majority of the beneficial interests in the VIE. In addition, the interpretation expands disclosure requirements for both VIEs that are consolidated as well as VIEs from which the entity is the holder of a significant, but not the majority amount of the beneficial interests. We have leased equipment from three VIEs for which the sole purpose is the leasing of equipment to us. We assessed the impact of this interpretation and determined that we are the primary beneficiary of one of these existing VIEs, and therefore, began to consolidate this entity beginning on July 1, 2003. At December 31, 2003, the assets and debt of this entity were $31 million and $34 million, respectively. We also evaluated the impact of this interpretation on the two other entities and determined that we are not the primary beneficiary for either entity. The assets and debt of these entities total $12 million. The adoption of this interpretation did not have a material effect on our results of operations or financial position.

In addition, we adopted the following new standards in 2003, which did not have a material impact on our consolidated financial position or results of operations:

..    SFAS No. 143, "Accounting for Asset Retirement Obligations,"
..    SFAS No.  146,  "Accounting  for Costs  Associated  with  Exit or  Disposal
     Activities,"
..    FASB  Interpretation  No.  45,   "Guarantor's   Accounting  and  Disclosure
     Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"),
..    SFAS No. 149,  "Amendment  of SFAS No. 133 on  Derivative  Instruments  and
     Hedging Activities," and
..    SFAS  No.  150,   "Accounting  for  Certain   Financial   Instruments  with
     Characteristics of both Liabilities and Equity."

FORWARD-LOOKING STATEMENTS

The statements in this Annual Report on Form 10-K, in reports subsequently filed by Corning with the SEC on Forms 10-Q and 8-K, and related comments by management which are not historical facts or information and contain words such as "believes," "expects," "anticipates," "estimates," "forecasts," and similar expressions are forward-looking statements. These forward-looking statements involve risks and uncertainties that may cause the actual outcome to be materially different. Such risks and uncertainties include, but are not limited to:

-    global economic and political conditions;
-    tariffs, import duties and currency fluctuations;
-    product demand and industry capacity;
-    competitive products and pricing;
-    sufficiency of manufacturing capacity and efficiencies;
-    cost reductions;
-    availability and costs of critical components and materials;
-    new product development and commercialization;
-    order activity and demand from major customers;
- fluctuations in capital spending by customers in the Display Technologies and other operating segments;
-    changes in the mix of sales between premium and non-premium products;
- possible disruption in commercial activities due to terrorist activity, armed conflict, political instability or major health concerns;
-    facility expansions and new plant start-up costs;
-    effect of regulatory and legal developments;
-    capital resource and cash flow activities;
- ability to pace capital spending to anticipated levels of customer demand, which may fluctuate;
-    equity company activities;
-    interest costs;
- credit rating and ability to obtain financing and capital on commercially reasonable terms;
-    adequacy and availability of insurance;
-    financial risk management;
-    acquisition and divestiture activities;
-    rate of technology change;
-    level of excess or obsolete inventory;
-    ability to enforce patents;
-    adverse litigation;
-    product and components performance issues; and
-    stock price fluctuations.


                                                                                                                        Exhibit 99.3
                                                                                                                        ------------

Audited  consolidated  financial  statements  of  Corning  for the  years  ended
December 31, 2003, 2002 and 2001, revised to reflect the revisions to our reportable segments described herein. Also included is the report of independent registered public accounting firm dated January 22, 2004, except for Note 22, as to which the date is March 1, 2004, and except for Note 21, as to which the date is August 5, 2004.

Index to Financial Statements and Financial Statement Schedules
                                                                                                                       Page
Report of Independent Registered Public Accounting Firm.................................................................42
Consolidated Statements of Operations...................................................................................43
Consolidated Balance Sheets.............................................................................................44
Consolidated Statements of Cash Flows...................................................................................45
Consolidated Statements of Changes in Shareholders' Equity..............................................................46
Notes to Consolidated Financial Statements
         1        Summary of Significant Accounting Policies............................................................47
         2.       Discontinued Operations...............................................................................51
         3.       Inventory Write-down..................................................................................52
         4.       Impairment of Goodwill................................................................................52
         5.       Restructuring Actions.................................................................................53
         6.       Impairment of Long-Lived Assets Other Than Goodwill...................................................57
         7.       Short-Term Investments................................................................................58
         8.       Inventories...........................................................................................59
         9.       Income Taxes..........................................................................................59
         10.      Investments...........................................................................................62
         11.      Property, Net.........................................................................................68
         12.      Goodwill and Other Intangible Assets..................................................................68
         13.      Other Accrued Liabilities.............................................................................69
         14.      Long-Term Debt and Loans Payable......................................................................69
         15.      Employee Retirement Plans.............................................................................71
         16.      Commitments, Contingencies, Guarantees and Hedging Activities.........................................75
         17.      Shareholders' Equity..................................................................................77
         18.      Loss Per Common Share.................................................................................79
         19.      Stock Compensation Plans..............................................................................79
         20.      Business Combinations and Divestitures................................................................81
         21.      Operating Segments....................................................................................82
         22.      Subsequent Event......................................................................................86
Financial Statement Schedule:
         II.      Valuation Accounts and Reserves.......................................................................87

Report of independent Registered Public Accounting Firm


PricewaterhouseCoopers LLP




To the Board of Directors and Shareholders of Corning Incorporated

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Corning Incorporated and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1, 2 and 4 of the consolidated financial statements, as of January 1, 2002, the Company ceased amortization of goodwill and changed its method of accounting for discontinued operations to conform with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", respectively.





/s/ PricewaterhouseCoopers LLP
New York, New York


January 22, 2004, except for Note 22, as to which the date is March 1, 2004, and except for Note 21, as to which the date is August 5, 2004


Consolidated Statements of Operations                                                  Corning Incorporated and Subsidiary Companies
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              For the years ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
(In millions, except per share amounts)                                                 2003             2002             2001
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                                                            $   3,090       $   3,164         $   6,047
Cost of sales (Note 3)                                                                   2,241           2,562             4,227
                                                                                     ---------------------------------------------

Gross margin                                                                               849             602             1,820

Operating expenses:
   Selling, general and administrative expenses                                            599             716             1,090
   Research, development and engineering expenses                                          344             483               622
   Amortization of purchased intangibles (Note 12)                                          37              43                76
   Amortization of goodwill (Note 1)                                                                                         363
   Restructuring, impairment and other charges and credits (Notes 4, 5 and 6)              111           2,080             5,717
   Asbestos settlement (Note 10)                                                           413
                                                                                     ---------------------------------------------

Operating loss                                                                            (655)         (2,720)           (6,048)

Interest income                                                                             32              41                68
Interest expense (Note 14)                                                                (154)           (179)             (153)
Gain on repurchases and retirement of debt, net (Note 14)                                   19             176
Other expense, net                                                                          (1)            (38)              (28)
                                                                                     ---------------------------------------------

Loss from continuing operations before income taxes                                       (759)         (2,720)           (6,161)
Benefit for income taxes (Note 9)                                                         (254)           (726)             (468)
                                                                                     ---------------------------------------------

Loss from continuing operations before minority interests
  and equity earnings                                                                     (505)         (1,994)           (5,693)
Minority interests                                                                          73              98                13
Equity in earnings of associated companies, net of impairments (Note 10)                   209             116               148
                                                                                     ---------------------------------------------

Loss from continuing operations                                                           (223)         (1,780)           (5,532)
Income from discontinued operations, net of income taxes (Note 2)                                          478                34
                                                                                     ---------------------------------------------

Net loss                                                                                  (223)         (1,302)           (5,498)

Dividend requirements of preferred stock (Note 17)                                                        (128)               (1)
                                                                                     ---------------------------------------------

Loss attributable to common shareholders                                             $    (223)      $  (1,430)        $  (5,499)
                                                                                     =============================================

Basic and diluted (loss) earnings per common share from (Note 18):
  Continuing operations                                                              $  (0.18)       $   (1.85)        $   (5.93)
  Discontinued operations (Note 2)                                                                        0.46              0.04
                                                                                     ---------------------------------------------
Basic and diluted loss per common share                                              $  (0.18)       $   (1.39)        $   (5.89)
                                                                                     =============================================

The accompanying notes are an integral part of these statements.


Consolidated Balance Sheets                                                            Corning Incorporated and Subsidiary Companies
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                        December 31,
------------------------------------------------------------------------------------------------------------------------------------
(In millions, except share and per share amounts)                                                2003                  2002
------------------------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
  Cash and cash equivalents (Note 1)                                                          $     833             $   1,426
  Short-term investments, at fair value (Note 7)                                                    433                   664
                                                                                              ----------------------------------
    Total cash, cash equivalents and short-term investments                                       1,266                 2,090
  Trade accounts receivable, net of doubtful accounts and allowances - $38 and $59                  525                   470
  Inventories (Note 8)                                                                              467                   559
  Deferred income taxes (Note 9)                                                                    242                   296
  Other accounts receivable                                                                         117                   358
  Prepaid expenses and other current assets                                                          77                    52
                                                                                              ----------------------------------
    Total current assets                                                                          2,694                 3,825
                                                                                              ----------------------------------

Restricted cash and investments (Note 1)                                                             66                    82
Investments (Note 10)                                                                             1,045                   769
Property, net (Note 11)                                                                           3,620                 3,705
Goodwill (Note 12)                                                                                1,735                 1,715
Other intangible assets, net (Note 12)                                                              166                   213
Deferred income taxes (Note 9)                                                                    1,225                   887
Other assets                                                                                        201                   210
                                                                                              ----------------------------------

Total Assets                                                                                  $  10,752             $  11,406
                                                                                              ==================================

Liabilities and Shareholders' Equity

Current liabilities:
  Loans payable (Note 14)                                                                     $     146             $     204
  Accounts payable                                                                                  333                   339
  Other accrued liabilities (Note 13)                                                             1,074                 1,137
                                                                                              ----------------------------------
    Total current liabilities                                                                     1,553                 1,680
                                                                                              ----------------------------------

Long-term debt (Note 14)                                                                          2,668                 3,963
Postretirement benefits other than pensions (Note 15)                                               619                   617
Other liabilities (Notes 10, 13, 15)                                                                412                   396
Commitments and contingencies (Note 16)
Minority interests                                                                                   36                    59
Shareholders' equity (Note 17):
  Preferred stock - Par value $100.00 per share;
    Shares authorized: 10 million
      Series C mandatory convertible preferred stock - Shares issued:
      5.75 million; Shares outstanding:  854 thousand and 1.55 million                               85                   155
  Common stock - Par value $0.50 per share; Shares authorized:
      3.8 billion; Shares issued: 1,401 million and 1,267 million                                   701                   634
  Additional paid-in capital                                                                     10,298                 9,695
  Accumulated deficit                                                                            (5,144)               (4,921)
  Treasury stock, at cost; Shares held: 58 million and 70 million                                  (574)                 (702)
  Accumulated other comprehensive income (loss)                                                      98                  (170)
                                                                                              ----------------------------------
    Total shareholders' equity                                                                    5,464                 4,691
                                                                                              ----------------------------------

Total Liabilities and Shareholders' Equity                                                    $  10,752             $  11,406
                                                                                              ==================================

The accompanying notes are an integral part of these statements.


Consolidated Statements of Cash Flows                                                  Corning Incorporated and Subsidiary Companies
------------------------------------------------------------------------------------------------------------------------------------

                                                                                             For the years ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
(In millions)                                                                                2003         2002          2001
------------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
   Loss from continuing operations                                                        $   (223)    $ (1,780)    $  (5,532)
   Adjustments to reconcile loss from continuing operations
    to net cash provided by (used in) operating activities:
     Amortization of purchased intangibles                                                      37           43            76
     Amortization of goodwill                                                                                             363
     Depreciation                                                                              480          618           621
     Asbestos settlement                                                                       413
     Restructuring, impairment and other charges and credits                                   111        2,080         5,717
     Gain on repurchases of debt, net of inducements                                           (19)        (176)
     Inventory write-down                                                                                                 333
     Stock compensation charges                                                                  1            3           130
     Undistributed earnings of associated companies                                            (97)         (33)          (75)
     Minority interests, net of dividends paid                                                 (77)         (98)          (22)
     Deferred income tax benefit                                                              (263)        (432)         (528)
     Interest expense on convertible debentures                                                 18           38            41
     Tax benefit on stock options                                                                2                         27
     Restructuring payments                                                                   (233)        (278)          (77)
     Increases in restricted cash                                                               (3)         (53)
     Income tax refund                                                                         191
     Employee benefits payments in excess of expense                                          (142)         (55)          (23)
     Changes in certain working capital items (Note 1)                                         (62)        (233)          240
     Other, net                                                                                 (1)          32            91
                                                                                          ------------------------------------
Net cash provided by (used in) operating activities                                            133         (324)        1,382
                                                                                          ------------------------------------

Cash Flows from Investing Activities:
   Capital expenditures                                                                       (366)        (357)       (1,741)
   Acquisitions of businesses, net of cash acquired                                             (6)         (56)          (66)
   Proceeds from sale of precision lens business                                                 9          787
   Net proceeds from sale or disposal of assets                                                 46           92            67
   Increase in long-term investments and other long-term assets                                (10)         (31)         (113)
   Short-term investments - acquisitions                                                    (1,584)      (2,222)       (1,320)
   Short-term investments - liquidations                                                     1,814        2,742           853
   Restricted investments - acquisitions                                                                   (117)
   Restricted investments - liquidations                                                        19           88
   Other, net                                                                                                (2)            4
                                                                                          ------------------------------------
Net cash (used in) provided by investing activities                                            (78)         924        (2,316)
                                                                                          ------------------------------------

Cash Flows from Financing Activities:
   Net (repayments of) proceeds from loans payable                                            (162)        (490)          181
   Proceeds from issuance of long-term debt                                                                  11           735
   Repayments of long-term debt                                                             (1,193)        (325)         (104)
   Proceeds from issuance of Series C preferred stock, net                                                  557
   Proceeds from issuance of common stock, net                                                 667           52           247
   Repurchases of common stock for treasury                                                                 (23)
   Cash dividends paid to preferred and common shareholders                                    (19)         (88)         (113)
   Other, net                                                                                   (1)          (8)          (42)
                                                                                          ------------------------------------
Net cash (used in) provided by financing activities                                           (708)        (314)          904
                                                                                          ------------------------------------
Effect of exchange rates on cash                                                                60           43            (7)
Cash (used in) provided by continuing operations                                              (593)         329           (37)
Cash provided by (used in) discontinued operations (Note 2)                                                  60            (5)
                                                                                          ------------------------------------
Net (decrease) increase in cash and cash equivalents                                          (593)         389           (42)
Cash and cash equivalents at beginning of year                                               1,426        1,037         1,079
                                                                                          ------------------------------------

Cash and cash equivalents at end of year                                                  $    833     $  1,426     $   1,037
                                                                                          ====================================

The accompanying notes are an integral part of these statements.


Consolidated Statements of Changes in Shareholders' Equity                             Corning Incorporated and Subsidiary Companies
------------------------------------------------------------------------------------------------------------------------------------
(In millions)
                                                                                  Retained               Accumulated
                                  Series C             Capital in                 earnings                  other          Total
                                  Preferred  Common     excess of    Unearned   (accumulated Treasury   comprehensive  shareholders'
                                    stock     stock     par value  compensation   deficit)     stock    income (loss)     equity
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                  $  501     $  9,315      $ (304)      $ 2,001    $ (753)      $ (127)      $ 10,633

Net loss                                                                           (5,498)                               (5,498)
Foreign currency translation
  adjustment                                                                                                 (31)           (31)
Net unrealized loss on
  investments, net of tax                                                                                    (45)           (45)
Other comprehensive income                                                                                    10             10
                                                                                                                       -----------
Total comprehensive loss                                                                                                 (5,564)
                                                                                                                       -----------

Shares issued in acquisitions                    2          163                                                             165
Shares issued in equity offerings                7          218                                                             225
Shares issued to benefit plans                             (166)        239                     (33)                         40
Dividends on stock ($0.12
  per share)                                                                         (113)                                 (113)
Other, net                                       2            7          60                     (41)                         28
                                 -------------------------------------------------------------------------------------------------
Balance, December 31, 2001                     512        9,537          (5)       (3,610)     (827)        (193)         5,414

Net loss                                                                           (1,302)                               (1,302)
Foreign currency translation
  adjustment                                                                                                 208            208
Minimum pension liability
  adjustment                                                                                                (173)          (173)
Net unrealized gain on
  investments, net of tax                                                                                      6              6
Other comprehensive loss                                                                                     (18)           (18)
                                                                                                                       -----------
Total comprehensive loss                                                                                                 (1,279)
                                                                                                                       -----------

Issuance of Series C preferred
  stock, net                     $  575                     (18)                                                            557
Series C preferred stock
  conversions                      (420)       107          313
Shares issued in acquisitions                   15           34                                                              49
Shares issued to benefit plans                              (97)                                148                          51
Purchase of common stock
  for treasury                                                                                  (23)                        (23)
Dividends on preferred stock                               (118)                                                           (118)
Other, net                                                   46           3            (9)                                   40
                                 -------------------------------------------------------------------------------------------------
Balance, December 31, 2002          155        634        9,697          (2)       (4,921)     (702)        (170)         4,691

Net loss                                                                             (223)                                 (223)
Foreign currency translation
  adjustment                                                                                                 239            239
Minimum pension liability
  adjustment                                                                                                  26             26
Net unrealized gain on
  investments, net of tax                                                                                      1              1
Other comprehensive income                                                                                     2              2
                                                                                                                       -----------
Total comprehensive income                                                                                                   45
                                                                                                                       -----------

Series C preferred stock
  conversions                       (70)        18           52
Shares issued in equity offerings               47          583                                                             630
Shares issued to benefit plans                              (37)                                 65                          28
Other, net                                       2           22         (17)                     63                          70
                                 -------------------------------------------------------------------------------------------------
Balance, December 31, 2003       $   85     $  701     $ 10,317      $  (19)      $(5,144)   $ (574)      $   98       $  5,464
                                 =================================================================================================

The accompanying notes are an integral part of these statements.

Notes to Consolidated Financial Statements                                             Corning Incorporated and Subsidiary Companies
------------------------------------------------------------------------------------------------------------------------------------

1.   Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of all entities controlled by Corning and our majority-owned domestic and foreign subsidiaries, after elimination of all material intercompany accounts, transactions and profits.

The equity method of accounting is used for investments in associated companies which are not controlled by Corning and in which our interest is generally between 20% and 50%. Our share of earnings or losses of associated companies, in which at least 20% of the voting securities is owned, is included in the consolidated operating results.

We consolidate one variable interest entity in which we are the primary beneficiary.

On December 13, 2002, we completed the sale of the precision lens business to 3M Company (3M). Our consolidated statements of operations and cash flows and related notes present the precision lens business as a discontinued operation.

Certain amounts for 2002 and 2001 have been reclassified to conform to the 2003 classifications.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect amounts reported therein. Significant estimates and assumptions in these Consolidated Financial Statements include restructuring and other charges and credits, allowances for doubtful accounts receivable, estimates of future cash flows and other assumptions associated with goodwill and long-lived asset impairment tests, estimates of the fair value of assets held for disposal, environmental and legal liabilities, income taxes and deferred tax valuation allowances, and the determination of discount and other rate assumptions for pension and postretirement employee benefit expenses. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be different from these estimates.

Revenue Recognition

We recognize revenue when it is realized or realizable and has been earned. Product revenue is recognized when persuasive evidence of an arrangement exists, the product has been delivered and legal title and all risks of ownership have been transferred, customer acceptance has occurred, and payment is reasonably assured. We reduce revenue for estimated product returns, allowances and price discounts based on past experience.

Foreign Currencies

Balance sheet accounts of foreign subsidiaries are translated at current exchange rates and statements of operations accounts are translated at average exchange rates for the year. Translation gains and losses are reported as a separate component of accumulated other comprehensive income (loss). Foreign currency transaction gains and losses are included in current earnings.

Stock-Based Compensation

Pursuant to Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation (SFAS No. 123)," we apply the recognition and measurement principles of Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees," to our stock options and other stock-based compensation plans. These plans are more fully described in Note 19 (Stock Compensation Plans).

In accordance with APB No. 25, compensation expense for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of our common stock at the date of grant.

The following table illustrates the effect on loss from continuing operations and loss per share if we had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation. The estimated fair value of each Corning option is calculated using the Black-Scholes option-pricing model.


(In millions, except per share amounts):
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Years ended December 31,
                                                                           ---------------------------------------------
                                                                              2003             2002              2001
------------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations - as reported                              $    (223)        $ (1,780)        $  (5,532)
Less: Dividend requirements of preferred stock                                                   (128)               (1)
------------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations attributable to common
  shareholders - as reported                                                    (223)          (1,908)           (5,533)
Add:  Stock-based employee compensation expense
  determined under APB No. 25, included in reported
  loss from continuing operations, net of tax                                      1                1                79
Less:  Stock-based employee compensation expense
  determined under fair value based method, net of tax                          (162)            (278)             (446)
------------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations attributable to common
  shareholders - pro forma                                                 $    (384)        $ (2,185)        $  (5,900)
------------------------------------------------------------------------------------------------------------------------------------

Loss per common share from continuing operations:
    Basic - as reported                                                    $   (0.18)        $  (1.85)        $   (5.93)
    Basic - pro forma                                                      $   (0.30)        $  (2.12)        $   (6.32)

    Diluted - as reported                                                  $   (0.18)        $  (1.85)        $   (5.93)
    Diluted - pro forma                                                    $   (0.30)        $  (2.12)        $   (6.32)
------------------------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents

All short-term, highly liquid investments with original maturities of 90 days or less, are considered cash equivalents.

Supplemental disclosure of cash flow information follows (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Years ended December 31,
                                                                           ---------------------------------------------
                                                                              2003             2002              2001
------------------------------------------------------------------------------------------------------------------------------------
Changes in certain working capital items:
     Trade accounts receivable                                                               $   153          $    666
     Inventories                                                           $    108              135               (47)
     Other current assets                                                        49             (363)               92
     Accounts payable and other current liabilities, net of
       restructuring payments                                                  (219)            (158)             (471)
------------------------------------------------------------------------------------------------------------------------------------
     Total                                                                 $    (62)         $  (233)         $    240
------------------------------------------------------------------------------------------------------------------------------------

Cash paid (received) for interest and income taxes:
     Interest expense                                                      $    124          $   112          $    111
     Income taxes, net of refunds received                                 $   (145)         $    60          $     99
------------------------------------------------------------------------------------------------------------------------------------

Short-Term Investments

Our short-term investments consist of debt securities classified as available-for-sale, which are stated at estimated fair value. These debt securities include U.S. treasury notes, state and municipal bonds, asset-backed securities, corporate bonds, commercial paper and certificates of deposit. These investments are on deposit with a major financial institution. Unrealized gains and losses, net of tax, are computed on the first-in first-out basis and are reported as a separate component of accumulated other comprehensive income
(loss) in shareholders' equity until realized.

Inventories

Inventories are stated at the lower of cost (first-in, first-out basis) or market.

Restricted Cash and Investments

Restricted cash and investments represent cash and investments that we are temporarily unable to access or funds set aside for other legally restricted purposes. Restricted cash consists primarily of cash provided as collateral for performance bonds and self-insured workers' compensation liabilities. Restricted investments also include U.S. treasury securities pledged as collateral to secure the payments on a promissory note. The note was issued in connection with a one-time dividend that was declared upon the issuance of the Series C convertible preferred stock.

Other Investments

Other investments include equity securities for which Corning does not have the ability to exercise significant influence. These investments are accounted for under the cost method of accounting. Equity securities that we are restricted from selling beyond one year are carried at cost. Unrestricted shares are adjusted to market value at the end of each accounting period. Unrealized gains and losses are reported in a separate component of shareholders' equity under the caption accumulated other comprehensive income (loss). A decline in the value of other investments below cost that is deemed to be other than temporary is charged to earnings, resulting in a new cost basis for that investment.

Property and Depreciation

Land, buildings and equipment are recorded at cost. Depreciation is based on estimated useful lives of properties using the straight-line method. Except as described in Note 5 (Restructuring Actions) related to accelerated depreciation arising from restructuring programs, the estimated useful lives range from 20 to 40 years for buildings and 3 to 20 years for the majority of our equipment.

Goodwill and Other Intangible Assets

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142 ("SFAS No. 142"), "Goodwill and Other Intangible Assets." Among other provisions, goodwill is no longer amortized but is subject to impairment tests at least annually. We selected the fourth quarter to perform the annual impairment test for goodwill. We adopted SFAS No. 142 on January 1, 2002. We completed our initial impairment review during the first quarter of 2002 and concluded a transitional impairment charge from the adoption of the standard was not required. As described in Note 4 (Impairment of Goodwill), during the fourth quarter of 2002, we recorded a goodwill impairment charge in accordance with SFAS No. 142.

The following table presents a reconciliation of reported net loss and loss per share to adjusted net loss and loss per share, as if SFAS No. 142 had been in effect as of January 1, 2001 (in millions, except per share amounts):

-------------------------------------------------------------------------------------------------------------------------
                                                                                Years ended December 31,
                                                                       -----------------------------------------
                                                                          2003            2002           2001
-------------------------------------------------------------------------------------------------------------------------
Reported net loss                                                      $    (223)     $  (1,302)     $  (5,498)
Goodwill amortization, net of income taxes                                                                 345
                                                                       -----------------------------------------
Adjusted net loss                                                      $    (223)     $  (1,302)     $  (5,153)
                                                                       =========================================

Reported net loss per share - basic                                    $  (0.18)      $   (1.39)     $   (5.89)
Goodwill amortization, net of income taxes                                                                0.37
                                                                       -----------------------------------------
Adjusted net loss per share - basic                                    $  (0.18)      $   (1.39)     $   (5.52)
                                                                       =========================================

Reported net loss per share - diluted                                  $  (0.18)      $   (1.39)     $   (5.89)
Goodwill amortization, net of income taxes                                                                0.37
                                                                       -----------------------------------------
Adjusted net loss per share - diluted                                  $  (0.18)      $   (1.39)     $   (5.52)
-------------------------------------------------------------------------------------------------------------------------

Goodwill is allocated to our reporting units. The reporting units with goodwill allocated to them are Telecommunications, Display Technologies, and specialty materials. SFAS No. 142 defines a reporting unit as an operating segment or one level below an operating segment. SFAS No. 142 requires us to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential impairment. We perform interim impairment tests when events or changes in circumstances occur that would more likely than not reduce the fair value of a reporting unit below its carrying value. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the goodwill within the reporting unit is less than its carrying value. The fair value of the reporting unit is determined based on discounted cash flows, market multiples or appraised values as appropriate.

Other intangible assets are recorded at cost and amortized over periods generally ranging from 5 to 20 years.

Impairment of Long-Lived Assets

We review the recoverability of our long-lived assets, such as plant and equipment, intangible assets and investments, when events or changes in circumstances occur that indicate that the carrying value of the asset or asset group may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset or asset group from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. We assess the recoverability of the carrying value of long-lived assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If these cash flows are less than the carrying value of such asset or asset group, an impairment loss is measured based on the difference between estimated fair value and carrying value. Assets to be disposed are written-down to the greater of their fair value or salvage value. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

Treasury Stock

Shares of common stock repurchased by us are recorded at cost as treasury stock and result in a reduction of shareholders' equity in the consolidated balance sheets. From time to time, treasury shares may be reissued as contributions to our employee benefit plans. When shares are reissued, we use an average cost method for determining cost. The difference between the cost of the shares and the reissuance price is added or deducted from additional paid-in capital.

Income Taxes

We use the asset and liability approach to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax base using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Derivative Instruments

We participate in a variety of foreign exchange forward contracts, foreign exchange option contracts and interest rate swaps entered into in connection with the management of our exposure to fluctuations in foreign exchange and interest rates. These financial exposures are managed in accordance with corporate policies and procedures.

All derivatives are recorded at fair value on the balance sheet. Changes in the fair value of derivatives designated as cash flow hedges and hedges of net investments in foreign operations are recorded in accumulated other comprehensive income (loss). Amounts are reclassified from accumulated other comprehensive income (loss) when the underlying hedged item impacts earnings. Changes in the fair value of derivatives designated as fair value hedges are recorded currently in earnings offset to the extent the derivative was effective, by the changes in the fair value of the hedged item. Changes in the fair value of derivatives not designated as hedging instruments are recorded currently in earnings.

Effective January 1, 2001, Corning adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. The adoption of SFAS No. 133 as of January 1, 2001, resulted in a cumulative after-tax credit to comprehensive income of $3 million. For the years ended December 31, 2003 and 2001, respectively, an after-tax loss of $3 million and $4 million was recorded in "other expense, net" for the ineffective portion of cash flow hedges.

1.   Summary of Significant Accounting Policies (concluded)

We have issued foreign currency denominated debt that has been designated as a hedge of the net investment in a foreign operation. The effective portion of the changes in fair value of the debt is reflected as a component of other comprehensive income (loss) as part of the foreign currency translation adjustment. During 2001, the after-tax amount included in other comprehensive income (loss) as a result of a net investment hedge was $6 million.

Product Warranties

Provisions for estimated expenses related to product warranties are made at the time the products are sold using historical experience as a prediction of expected settlements. Reserves are adjusted when experience indicates an expected settlement will differ from initial estimates. Reserves for warranty items are included in other current liabilities.

New Standards Adopted

In December 2003, the FASB revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." The revised standard requires incremental pension and other postretirement benefit plan disclosures to financial statements and is designed to improve disclosure transparency. The adoption of this accounting standard did not have any effect on our results of operations or financial position.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51," ("FIN 46") which requires all variable interest entities ("VIEs") to be consolidated by the primary beneficiary. The primary beneficiary is the entity that holds the majority of the beneficial interests in the VIE. In addition, the interpretation expands disclosure requirements for both VIEs that are consolidated as well as VIEs from which the entity is the holder of a significant, but not the majority amount of the beneficial interests. We have leased equipment from three VIEs for which the sole purpose is the leasing of equipment to us. We assessed the impact of this interpretation and determined that we are the primary beneficiary of one of these existing VIEs, and therefore, began to consolidate this entity beginning on July 1, 2003. At December 31, 2003, the assets and debt of this entity were $31 million and $34 million, respectively. We also evaluated the impact of this interpretation on the two other entities and determined that we are not the primary beneficiary for either entity. The assets and debt of these entities total $12 million. The adoption of this interpretation did not have a material effect on our results of operations or financial position.

In addition, we adopted the following new standards in 2003, which did not have a material impact on our consolidated financial position or results of operations:

..    SFAS No. 143, "Accounting for Asset Retirement Obligations,"
..    SFAS No.  146,  "Accounting  for Costs  Associated  with  Exit or  Disposal
     Activities,"
..    FASB  Interpretation  No.  45,   "Guarantor's   Accounting  and  Disclosure
     Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"),
..    SFAS No. 149,  "Amendment  of SFAS No. 133 on  Derivative  Instruments  and
     Hedging Activities," and
..    SFAS  No.  150,   "Accounting  for  Certain   Financial   Instruments  with
     Characteristics of both Liabilities and Equity."

2.   Discontinued Operations

On December 13, 2002, we completed the sale of our precision lens business to 3M for cash proceeds up to $850 million, of which $50 million was deposited in an escrow account. During 2002, we received approximately $800 million in cash and recorded a gain on the sale of $415 million, net of tax, in income from discontinued operations in the consolidated statements of operations. 3M has notified Corning that 3M believes it has certain claims arising out of the representations and warranties made by Corning in connection with the sale of the precision lens business to 3M. The parties are attempting to resolve such claims. In 2003, $1 million of the escrow balance was used to pay state income taxes. At December 31, 2003, approximately $49 million remains in the escrow account, and no other gain on the sale of the precision lens business will be recognized until such claims are resolved.

The precision lens business operating results and cash flows have been removed from our results of continuing operations for all periods presented and have been excluded from the operating segments data. There were no results from discontinued operations in 2003.

2.   Discontinued Operations (concluded)

Summarized selected financial information for the discontinued operations related to the precision lens business follows (in millions):
--------------------------------------------------------------------------------
                                              For the years ended December 31,
                                              ----------------------------------
                                                   2002              2001
--------------------------------------------------------------------------------

Net sales                                        $     268        $     225
                                                 ==========================


Income before taxes                              $     100        $      50
Gain on sale before taxes                              652
Provision for income taxes                            (274)             (16)
                                                 --------------------------

Net income                                       $     478        $      34
--------------------------------------------------------------------------------

3.   Inventory Write-down

During the second quarter of 2001, major customers in the photonic technologies product line reduced their order forecasts and canceled orders already placed. As a result, we determined that certain products were not likely to be sold during their product life cycle. We recorded a charge to write-down excess and obsolete inventory, including estimated purchase commitments, of $273 million ($184 million after-tax), which is included in cost of sales in the consolidated statement of operations. In the fourth quarter of 2001, we recorded an additional charge of $60 million ($37 million after-tax) for excess and obsolete inventory primarily in the photonic technologies product line in response to continued weak demand. This charge was also included in cost of sales.

During the second quarter of 2002, we favorably resolved an open issue from the second quarter of 2001 with a major photonic technologies' customer, which resulted in the recognition of revenue of $14 million and pre-tax income of $3 million. This revenue was recognized in part on shipment of inventory previously reserved. In addition, the business settled an open matter with a significant vendor, which resulted in the reversal of a vendor reserve of $20 million that was included in the second quarter 2001 charge. In total, the impact of these settlements in the second quarter of 2002 was pre-tax income of $23 million.

4.   Impairment of Goodwill

2003 Annual Assessment

Due to market conditions in the telecommunications and semiconductor industries, we performed goodwill impairment tests for our Telecommunications and specialty materials reporting units in the fourth quarter of 2003. The results of our impairment tests indicated that the fair value of each reporting unit exceeded its book value.

2002 Charge

In the fourth quarter of 2002, we conducted our annual impairment tests and concluded that an impairment charge of $400 million ($294 million after-tax) was necessary to reduce the carrying value of goodwill in the Telecommunications reporting unit to its estimated fair value of $1.6 billion. The decrease in fair value at the end of 2002 from that measured in the initial benchmark assessment on January 1, 2002 primarily reflected the following:

..    a delay in the timing of the  expected  recovery  from late 2002,  or early
     2003 to 2005,
..    a reduction in the short-term cash flow expectations of the fiber and cable business and a lower base from which the expected recovery will occur, and .. a reduction in the short and long-term cash flow expectations of the photonic technologies product line.

We retained valuation specialists to assist in the valuation of our tangible and identifiable intangible assets for the purpose of determining the implied fair value of goodwill at December 31, 2002.

4.   Impairment of Goodwill (concluded)

2001 Charge

During the first half of 2001, we experienced a significant decrease in the rate of growth of our Telecommunications segment, primarily in the photonic technologies product line due to a dramatic decline in infrastructure spending in the telecommunications industry, and determined that there were events of impairment within photonics. We determined that our goodwill related to photonics was not recoverable under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," which was the governing GAAP guidance at that time. As a result, we recorded a charge of $4.6 billion to impair a significant portion of goodwill, of which $3.0 billion related to the Pirelli transaction and $1.6 billion related to goodwill resulting from the acquisition of NetOptix Corporation.

5.   Restructuring Actions

Corning recorded net charges of $49 million ($14 million credit after tax and minority interest) in 2003. Major actions approved and initiated in 2003 included the following:

..    the shutdown of our 51% owned venture Corning Asahi Video Products  Company
     (CAV), which was a manufacturer of glass panel and funnels for use in conventional tube televisions,
..    the sale and exit of our photonics  products within the  Telecommunications segment, and
..    the shutdown of two of our specialty materials manufacturing facilities.

Restructuring Charges
---------------------
The 2003 restructuring charges of $41 million included $90 million of employee separation costs (including special termination and curtailment losses related to pension and postretirement health care plans) and $37 million in other exit costs (principally lease termination and contract cancellation payments), offset by an $86 million credit related to previous restructuring actions. These credits were primarily the result of revised cost estimates of existing restructuring plans and a decision to not exit two small cabling sites. The charge entailed the elimination of approximately 1,975 hourly and salaried positions including involuntary separation, early retirement and social programs. In addition, we recorded a $20 million foreign deferred tax benefit adjustment related to restructuring charges recorded in 2002. This credit is reflected in the consolidated statement of operations under, "Benefit for income taxes."

Impairment of Plant and Equipment to be Shutdown or Disposed
------------------------------------------------------------
Corning recorded a net credit of $21 million in 2003. This included $40 million of charges to impair plant and equipment related to facilities to be shutdown or disposed, which comprised $11 million for the North Brookfield semiconductor materials plant closure, $14 million related to a cabling plant, $10 million related to the final exit of photonics, and $5 million of other various costs. The impairment charges were determined based on the amount by which the carrying value exceeded the fair market value of the asset. The charge was more than offset by $61 million in credits related to previous restructuring actions. These credits were primarily the result of our decision not to exit two of the previous cabling sites marked for shutdown in 2002 as well as proceeds on asset disposals exceeding assumed salvage values.

Impairment of Cost Investments
------------------------------
In the first quarter, we recorded a $5 million charge for other than temporary declines in certain cost investments in the Telecommunications segment. In the third quarter, we sold these investments for $4 million in cash, which was $1 million more than previously expected. We reported this gain as a credit to restructuring actions.

Loss on Sale of Photonics
-------------------------
We recorded a loss of $13 million in the third quarter when we completed the sale of certain photonic technologies assets to Avanex Corporation ("Avanex"). In exchange for our photonics assets and $22 million in cash, we received 21 million restricted shares of Avanex common stock, which we valued at approximately $53 million. These shares are restricted from sale for approximately one year at which point the restrictions are lifted at intervals beginning July 2004 and ending October 2005. As the shares become unrestricted, we will mark-to-market the shares through other comprehensive income as available-for-sale securities. The Avanex restricted shares are reflected as a cost investment and recorded under "Investments" in our consolidated balance sheet. Approximately 400 employees of the photonic technologies products became employees of Avanex in the third quarter. The loss on sale included a $21 million reduction of our goodwill. See Note 10 (Investments) for further detail.

In addition to these restructuring action costs, we also incurred the following charges in our consolidated statement of operations related to the exit of photonics:

..    an increase to the deferred tax valuation allowance by $21 million as we do not expect to realize certain deferred tax assets in Italy, which is reflected in the consolidated statement of operations under, "Benefit for income taxes," and
..    a $7 million  impairment charge for equity  investments that were abandoned as part of the exit from photonics, which is reflected in the consolidated statement of operations under, "Equity in earnings of associated companies, net of impairments."

Accelerated Depreciation
------------------------
We recorded $12 million of accelerated depreciation as a result of our decision to shutdown our semiconductor materials manufacturing facility in Charleston, South Carolina by March 31, 2004. We will record an additional $36 million in the first quarter of 2004 while the plant continues operating.

The following table summarizes the charges, credits and balances of the restructuring reserves as of and for the year ended December 31, 2003 (in millions):

------------------------------------------------------------------------------------------------------------------------------------
                                                       Year ended December 31, 2003
                                                  --------------------------------------                                 Remaining
                                                                  Reversals       Net        Non-cash         Cash      reserve at
                                     January 1,                  to existing   charges/        uses         payments     Dec. 31,
                                        2003        Charges         plans     (reversals)     in 2003        in 2003       2003
------------------------------------------------------------------------------------------------------------------------------------
Restructuring:
Employee related costs                 $  273       $    90       $   (63)      $   27        $ (27)        $  (195)    $    78
Exit costs                                132            37           (23)          14                          (38)        108
                                       ----------------------------------------------------------------------------------------
     Total restructuring charges       $  405       $   127       $   (86)      $   41        $ (27)        $  (233)    $   186
                                       ----------------------------------------------------------------------------------------

Impairment:
Assets to be disposed of by sale
  or abandonment                                    $    40       $   (61)      $  (21)
Cost investments                                          5            (1)           4
                                                    ------------------------------------
     Total impairment charges                       $    45       $   (62)      $  (17)
                                                    ------------------------------------

Other:
Loss on Avanex transaction                          $    13                     $   13
Accelerated depreciation                                 12                         12
                                                    ------------------------------------
     Total other charges                            $    25                     $   25
                                                    ------------------------------------

Total restructuring, impairment and
  other charges and credits                         $   197       $  (148)      $   49
Tax (benefit) expense and minority
  interest                                              (83)           20          (63)
                                                    ------------------------------------
Restructuring, impairment and other
  charges and credits, net                          $   114       $  (128)      $  (14)
------------------------------------------------------------------------------------------------------------------------------------

Cash payments for employee-related costs will be substantially completed by the end of 2004, while payments for exit activities will be substantially completed by the end of 2005. We expect approximately one-half of the 2003 restructuring charges to be paid in cash.


The following table summarizes the net charge (reversals) for 2003 restructuring actions by operating segment (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                               Telecom-         Unallocated
                                                              munications        and Other          Total
------------------------------------------------------------------------------------------------------------------------------------
Net charges (reversals) for restructuring actions               $  (36)           $   85           $    49
------------------------------------------------------------------------------------------------------------------------------------

The following table summarizes the headcount reduction related to the 2003 plans:
------------------------------------------------------------------------------------------------------------------------------------
                                                              U.S. Hourly      U.S. Salaried        Non-U.S.        Total
------------------------------------------------------------------------------------------------------------------------------------
Headcount reduction                                               975               750               250           1,975
------------------------------------------------------------------------------------------------------------------------------------

As of December 31, 2003, approximately 1,600 of the 1,975 employees had been separated under the 2003 plans. We expect the remaining to be separated by December 31, 2004, with the majority to be separated by the end of the first quarter of 2004.

2002 Restructuring Actions

The continued decline in demand in the Telecommunications segment during 2002 required additional restructuring beyond that taken in 2001 to bring manufacturing capacity in line with revenue projections. We recorded total charges of $1.3 billion ($929 million after-tax and minority interest) over the second, third and fourth quarters. Actions approved and initiated in 2002 included the following:

..    permanent  closing of our optical fiber  manufacturing  facilities in Noble
     Park, Victoria, Australia, and Neustadt bei Coburg, Germany. We also mothballed our optical fiber manufacturing facility in Concord, North
     Carolina and transferred certain capabilities to our Wilmington, North Carolina facility,
..    reductions  in capacity  and  employment  in our cabling and  hardware  and equipment locations worldwide to reduce costs,
..    permanent   closure  of  our   photonic   technologies   thin  film  filter
     manufacturing facility in Marlborough, Massachusetts,
..    permanent  abandonment  of  certain  construction  projects  that  had been
     stopped   in  2001  in  the   fiber   and   cable   business   within   the
     Telecommunications segment,
..    closure   of   minor   manufacturing    facilities,    primarily   in   the
     Telecommunications segment,
..    closure and consolidation of research facilities,
..    elimination  of  positions  worldwide  through  voluntary  and  involuntary programs, and
..    divestiture of a portion of the controls and connectors product line in the
     Telecommunications segment.

In addition, we impaired cost based investments in a number of private telecommunications companies based upon a decision in the fourth quarter of 2002 to divest the portfolio.

The following table summarizes the charges, credits and balances of the restructuring reserves as of December 31, 2002
(in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                        Year ended December 31, 2002
                                                   -------------------------------------                                 Remaining
                                                                  Reversals       Net        Non-cash         Cash      reserve at
                                     January 1,                  to existing   charges/        uses         payments     Dec. 31,
                                        2002        Charges         plans     (reversals)     in 2002        in 2002       2002
------------------------------------------------------------------------------------------------------------------------------------
Restructuring:
Employee related costs                 $  198      $    376       $    (5)      $   371       $ (40)        $  (256)    $   273
Exit costs                                 78            85            (9)           76                         (22)        132
                                       ----------------------------------------------------------------------------------------
     Total restructuring charges       $  276      $    461       $   (14)      $   447       $ (40)        $  (278)    $   405
                                       ----------------------------------------------------------------------------------------

Impairment:
Assets to be disposed of by sale
  or abandonment                                   $    712       $   (11)      $   701
Cost investments                                        107                         107
                                                   -------------------------------------
     Total impairment charges                      $    819       $   (11)      $   808
                                                   -------------------------------------

Other:
Loss on divestiture                                $     16                     $    16

Total restructuring, impairment and
  other charges and credits                        $  1,296       $   (25)      $ 1,271
Tax (benefit) expense and minority
  interest                                             (352)           10          (342)
                                                   -------------------------------------
Restructuring, impairment and other
  charges and credits, net                         $    944       $   (15)      $   929
------------------------------------------------------------------------------------------------------------------------------------

The following table summarizes the net charges (reversals) for 2002 restructuring actions by operating segment (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                Telecom-       Environmental       Life           Unallocated
                                               munications     Technologies      Sciences          and Other        Total
------------------------------------------------------------------------------------------------------------------------------------
Net charges for restructuring actions          $ 1,053           $     2         $     1          $    215        $ 1,271
------------------------------------------------------------------------------------------------------------------------------------

The following table summarizes the headcount reduction related to the 2002 plans:
------------------------------------------------------------------------------------------------------------------------------------
                                               U.S. Hourly     U.S. Salaried      Non-U.S.           Total
------------------------------------------------------------------------------------------------------------------------------------
Headcount reduction                              1,650             2,950           2,500             7,100
------------------------------------------------------------------------------------------------------------------------------------

As of December 31, 2003, all of the 7,100 employees from the 2002 plan had been separated.

2001 Restructuring Actions

In July and October of 2001, we announced a series of restructuring actions in response to significant deteriorating business conditions which began initially in our Telecommunications segment, but eventually spread to our other businesses as the year progressed. The following actions were approved and undertaken in 2001:

..    closure of seven major  manufacturing  facilities and the  consolidation of several smaller facilities in the Telecommunications segment, as well as the lighting and conventional television businesses,
..    discontinuation  of  our  initiative  in  Corning   Microarray   Technology
     products, part of our Life Sciences segment, and
..    elimination  of  approximately  12,000  positions  affecting  all operating segments, but especially impacting the photonic technologies, hardware and equipment and the optical fiber and cable products. This action included a selective voluntary early retirement program for certain employees along with involuntary separations.

These actions resulted in a pre-tax charge totaling $953 million ($585 million after-tax) for the year ended December 31, 2001. Approximately one third of the total charge was expected to be paid in cash.

5.   Restructuring Actions (concluded)

The following table summarizes the charges and balances of the restructuring reserves as of December 31, 2001 (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                      Non-cash             Cash           Remaining
                                                          Total          uses            payments        reserve at
                                                         charges        in 2001           in 2001       Dec. 31, 2001
------------------------------------------------------------------------------------------------------------------------------------
Restructuring:
Employee related costs                                 $     324       $    (66)        $    (60)         $     198
Exit costs                                                    95                             (17)                78
                                                       ------------------------------------------------------------
    Total restructuring charges                        $     419       $    (66)        $    (77)         $     276
                                                       ------------------------------------------------------------

Impairment:
Assets held for use                                    $      46
Assets to be disposed of by sale or abandonment              496
                                                       ---------
    Total impairment charges                           $     542
                                                       ---------

Total restructuring and impairment charges             $     961
Discontinued operations                                       (8)
                                                       ---------
Restructuring and impairment charges
  from continuing operations                                 953
Tax benefit and minority interest                            368
                                                       ---------

Restructuring and impairment charges, net              $     585
------------------------------------------------------------------------------------------------------------------------------------

The following table summarizes the charge for 2001 restructuring actions by operating segment (in millions):
------------------------------------------------------------------------------------------------------------------------------------

                                                        Telecom-     Environmental      Life         Unallocated
                                                       munications   Technologies     Sciences        and Other     Total
------------------------------------------------------------------------------------------------------------------------------------
Charges for restructuring actions                      $    640        $     1        $     11       $    301     $   953
------------------------------------------------------------------------------------------------------------------------------------

The following table summarizes the headcount reduction related to the 2001 plans:
------------------------------------------------------------------------------------------------------------------------------------
                                                       U.S. Hourly   U.S. Salaried        Non-U.S.           Total
------------------------------------------------------------------------------------------------------------------------------------
Headcount reduction                                       6,000          3,100             2,900            12,000
------------------------------------------------------------------------------------------------------------------------------------

As of December 31, 2002, all of the 12,000 employees had been separated under the plans.

6.   Impairment of Long-Lived Assets Other Than Goodwill

Given our restructuring actions and the market conditions facing our businesses, at various times throughout 2001 to 2003, we performed evaluations of the recoverability of our long-lived assets. In each case that an impairment evaluation was required, we developed operating cash flow projections for each strategic alternative and made assessments as to the probability of each outcome. If our projections indicated that our long lived assets were not recoverable through future cash flows, we were then required to estimate the fair value of the long-lived assets, which were limited to property, plant and equipment, using the expected cash flow approach as a measure of fair value.

2003 Impairment Charges

In April 2003, we announced that we had agreed with our partner to shutdown CAV and wrote down its assets to their estimated salvage values. This resulted in an impairment charge of $62 million ($19 million after-tax and minority interest).

6.   Impairment of Long-Lived Assets Other Than Goodwill (concluded)

Subsequent to our decision to exit, CAV signed a definitive agreement to sell tangible assets to Henan Anyang CPT Glass Bulb Group, Electronic Glass Co., Ltd. (Henan Anyang), located in China, for amounts exceeding estimated salvage values. Upon the receipt of $10 million in cash, we recognized a $5 million credit in restructuring. We expect the sale to be completed in the first half of 2004 at which time we anticipate recognizing an additional gain of approximately $40 million ($13 million after-tax and minority interest).

2002 Impairment Charges

Photonic technologies
---------------------
In 2002, the telecommunications market underwent a dramatic decline in demand for its products as major buyers of network equipment in this industry reduced their capital spending. This negative trend was expected to continue into the foreseeable future. As a result of our impairment evaluation, the photonics assets were written down to estimated salvage value, as this amount was our best estimate of fair value. This resulted in a $269 million ($195 million after-tax) write-down of the long-lived assets including $90 million related to patents.

Conventional video components
-----------------------------
In 2002, the market was impacted by a decline in demand for conventional television glass and a dramatic increase in the importation of television glass, tubes and sets from Asia. These trends were expected to continue into the foreseeable future. As a result of our impairment evaluation, the CAV's assets were written down to their estimated fair values. This resulted in a $140 million ($44 million after-tax and minority interest) write down of the assets.

2001 Impairment Charges

Photonic technologies
---------------------
In 2001, the telecommunications market's dramatic decline began. We performed an asset impairment evaluation of our photonics product line and incurred a charge of $116 million to write-down intangible assets to their estimated fair values.

7.   Short-Term Investments

We invest in publicly traded, highly liquid debt securities with credit ratings of A or better (A-2 and P-2 or better for short-term ratings).

The following is a summary of the fair value of available-for-sale securities (in millions):
--------------------------------------------------------------------------------
                                                         December 31,
                                                 ---------------------------
                                                   2003              2002
--------------------------------------------------------------------------------
Bonds, notes and other securities
    United States government and agencies        $      88         $    315
    States and municipalities                           93              168
    Asset-backed securities                             93               58
    Commercial paper                                    25               10
    Other debt securities                              134              113
--------------------------------------------------------------------------------
      Total short-term investments               $     433         $    664
--------------------------------------------------------------------------------

Gross unrealized gains and losses were insignificant at December 31, 2003 and 2002.

The following table summarizes the contractual maturities of debt securities at December 31, 2003 (in millions):
--------------------------------------------------------------------------------
Less than one year                               $     137
Due in 1-2 years                                       123
Due in 2-5 years                                        89
Due after 5 years                                       84
--------------------------------------------------------------------------------
     Total                                       $     433
--------------------------------------------------------------------------------

Proceeds from sales of short-term investments totaled $1.4 billion and $2.2 billion in 2003 and 2002, respectively. The gross realized gains related to sales of short-term investments were $2 million in 2003 and $10 million in 2002. The gross realized losses related to sales of short-term investments were insignificant in 2003 and $8 million in 2002.

8.   Inventories

Inventories consist of the following (in millions):
--------------------------------------------------------------------------------
                                                    December 31,
                                            -----------------------------
                                              2003              2002
--------------------------------------------------------------------------------
   Finished goods                           $     141         $    212
   Work in process                                113              115
   Raw materials and accessories                  138              135
   Supplies and packing materials                  75               97
--------------------------------------------------------------------------------
   Total inventories                        $     467         $    559
--------------------------------------------------------------------------------

9.   Income Taxes

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Years ended December 31,
                                                                                         ----------------------------------------
(In millions)                                                                                 2003          2002           2001
------------------------------------------------------------------------------------------------------------------------------------
(Loss) income from continuing operations before income taxes:
   U.S. companies                                                                        $    (927)      $  (2,045)    $  (2,995)
   Non-U.S. companies                                                                          168            (675)       (3,166)
------------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations before income taxes                                      $    (759)      $  (2,720)    $  (6,161)
------------------------------------------------------------------------------------------------------------------------------------

Current and deferred (benefit) provision for income taxes:
Current:
   Federal                                                                               $     (11)      $    (330)    $     (22)
   State and municipal                                                                          (3)             (7)            9
   Foreign                                                                                      23              43            73
Deferred:
   Federal                                                                                    (258)           (263)         (420)
   State and municipal                                                                         (24)            (70)          (72)
   Foreign                                                                                      19             (99)          (36)
------------------------------------------------------------------------------------------------------------------------------------
Benefit for income taxes                                                                 $    (254)      $    (726)    $    (468)
------------------------------------------------------------------------------------------------------------------------------------

Effective tax rate reconciliation:
   Statutory U.S. benefit rate                                                               (35.0)%        (35.0)%        (35.0)%
   State income benefit, net of federal benefit                                               (5.3)          (2.7)          (0.8)
   Nondeductible goodwill and other expenses                                                   0.6            1.1           28.4
   Foreign and other tax credits                                                              (0.1)                         (0.3)
   Lower (higher) taxes on subsidiary earnings                                                 0.8           (0.1)          (0.3)
   Valuation allowances                                                                        4.9           10.2            0.5
   Other items, net                                                                            0.7           (0.2)          (0.1)
------------------------------------------------------------------------------------------------------------------------------------
Effective income tax (benefit) rate                                                          (33.4)%        (26.7)%         (7.6)%
------------------------------------------------------------------------------------------------------------------------------------

The tax effects of temporary differences and carryforwards that gave rise to significant portions of the deferred tax assets and liabilities follow (in millions):
--------------------------------------------------------------------------------
                                                             December 31,
                                                     ---------------------------
                                                        2003             2002
--------------------------------------------------------------------------------

Loss and tax credit carryforwards                    $  1,045          $   435
Capitalized research and development                      252              182
Restructuring reserves                                    146              532
Postretirement medical and life benefits                  244              240
Inventory                                                  55               93
Intangible and other assets                               125              111
Other accrued liabilities                                 177              121
Other employee benefits                                    14               45
Other                                                      79               68
--------------------------------------------------------------------------------
Gross deferred tax assets                               2,137            1,827
Valuation allowance                                      (469)            (417)
--------------------------------------------------------------------------------
Deferred tax assets                                     1,668            1,410
--------------------------------------------------------------------------------
Fixed assets                                             (201)            (224)
Other                                                                       (3)
--------------------------------------------------------------------------------
Deferred tax liabilities                                 (201)            (227)
--------------------------------------------------------------------------------
Net deferred tax assets                              $  1,467          $ 1,183
--------------------------------------------------------------------------------

At December 31, 2003, we have recorded gross deferred tax assets of approximately $2.1 billion with a valuation allowance of $469 million, and offset by deferred tax liabilities of $201 million. The valuation allowance is primarily attributable to the uncertainty regarding the realization of specific foreign and state tax benefits, net operating losses and tax credits. The net deferred tax assets of approximately $1.5 billion consist of a combination of domestic (U.S. federal, state and local) and foreign tax benefits for: (a) items which have been recognized for financial reporting purposes, but which will be reported on tax returns to be filed in the future, and (b) loss and tax credit carryforwards. As explained further below, we have performed the required assessment of positive and negative evidence regarding the realization of the net deferred tax assets in accordance with SFAS No. 109, "Accounting for Income Taxes." This assessment included the evaluation of scheduled reversals of deferred tax liabilities, estimates of projected future taxable income and tax-planning strategies. Although realization is not assured, based on our assessment, we have concluded that it is more likely than not that such assets, net of the existing valuation allowance, will be realized.

Net domestic deferred tax assets are approximately $1.3 billion at December 31, 2003. Approximately $460 million of these net deferred tax assets relate to loss and tax credit carryforwards that expire through 2023. The remaining net deferred tax assets comprise the following deductible temporary differences:

1. other postretirement benefits of $244 million, which will reverse over the next 40 to 50 years;
2. restructuring and other liabilities of $155 million, which will reverse over the next 10 years;
3. research and development expenditures of $252 million, which will reverse over the next 10 years; and
4. other miscellaneous items of $178 million, which will reverse, on average, over the next 10 years.

Approximately 10% of our net domestic deferred tax assets will be realized through net operating loss carrybacks claims to be filed over the next three to five years, which will generate cash refunds during such period. We expect the remaining net domestic deferred tax assets to be realized from future earnings. However, in the event future earnings are insufficient, approximately 40% of our net domestic deferred tax assets could be realized through a tax-planning strategy involving the sale of a non-strategic appreciated asset. Realization of the remaining 50% of our net domestic deferred tax assets is solely dependent on our ability to generate sufficient future taxable income during carryforward periods of approximately 20 years.

The minimum amount of domestic future taxable income that would have to be generated to realize this portion of our deferred tax assets is $1.7 billion over at least 20 years. Currently, we are generating domestic losses. However, our forecast of domestic taxable income indicates it is more likely than not that the future results of operations in the U.S. will generate sufficient taxable income to realize this portion of our deferred tax assets. Specifically, we expect to incur significantly lower domestic losses in 2004 and to return to profitability in the U.S. in 2005. Key assumptions embedded in these near-term forecasts follow:

9.   Income Taxes (concluded)

1. Our 2004 U.S. losses will decrease as a result of the 2003 exit of the photonics technologies business and CAV.
2. We expect to see improved earnings trends in our Telecommunications segment which is primarily in the U.S. This includes a significantly lower loss in 2004 and a return to profitability in 2005. This trend is partially being driven by the realization of lower operating costs as a result of prior years' restructuring actions. In addition, we are forecasting revenue to be flat or down slightly in 2004 but significantly higher in 2005 due to an expected recovery in the telecommunications industry in 2005.
3. Our specialty materials semiconductor business will generate higher earnings in 2004 as a result of a recovery in the semiconductor equipment industry and lower operating costs as a result of the fourth quarter 2003 restructuring actions, which will be completed by the end of the first quarter of 2004.
4. Our Display Technologies segment will continue its rapid growth. Although this business is largely based in Asia, domestic earnings relating to this business have increased in 2003 and are expected to continue to increase over the next several years, in part due to an increase in U.S. royalty income.
5. We will continue to sustain modest growth in our remaining domestic businesses and, except for the restructuring actions announced prior to December 31, 2003, we do not expect to incur any significant additional restructuring or impairment charges.

Our forecast of domestic income is based on assumptions about and current trends in Corning's operating segments, and there can be no assurance that such results will be achieved. We review such forecasts in comparison with actual results and expected trends quarterly for purpose of our recoverability assessment. As a result of this review, if we determine that we will not return to profitability in the U.S. in 2005 or if sufficient future taxable income may not be generated to fully realize the net deferred tax assets, we will increase the valuation allowance by a charge to income tax expense by an amount equal to the portion of the deferred tax assets to be realized through projected future taxable income. If we record such a valuation allowance, we will also cease to recognize additional tax benefits on losses in the U.S.

The change in the total valuation allowance for the year ended December 31, 2003 was an increase of $52 million. The increase in the 2003 valuation allowance was primarily due to the uncertainty regarding the realization of certain foreign tax benefits, foreign net operating losses and foreign tax credits.

We currently provide income taxes on the earnings of foreign subsidiaries and associated companies to the extent these earnings are currently taxable or expected to be remitted. Taxes have not been provided on approximately $1.2 billion of accumulated foreign unremitted earnings which are expected to remain invested indefinitely.

We do not provide income taxes on the post-1992 earnings of domestic subsidiaries that we expect to recover tax-free without significant cost. Income taxes have been provided for post-1992 unremitted earnings of domestic corporate joint ventures that we do not expect to recover tax-free. Unremitted earnings of domestic subsidiaries and corporate joint ventures that arose in fiscal years beginning on or before December 31, 1992 have been indefinitely reinvested.

In 2001, tax legislation was enacted in the U.S. that temporarily extended the net operating loss carryback period from two to five years. Due to this legislative change, we were able to carryback the 2002 U.S. federal net operating loss and claim a refund that would not have otherwise been available. Corning received a $191 million refund in the first quarter of 2003.

10.  Investments

Associated Companies at Equity

At December 31, 2003 and 2002, our total investments accounted for by the equity method were $978 million and $746 million, respectively.

The financial position and results of operations of these investments follows (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ended December 31,
                                                                 -------------------------------------------------
                                                                  2003 (1)             2002                2001
------------------------------------------------------------------------------------------------------------------------------------
Statement of Operations:
     Net sales                                                   $  4,971            $  1,846            $ 1,892
     Gross profit                                                $  1,649            $    648            $   631
     Net income                                                  $    505            $    317            $   340
     Corning's equity in earnings of affiliated companies (2)(3) $    209            $    116            $   148

------------------------------------------------------------------------------------------------------------------------------------
                                                                          December 31,
                                                                 ------------------------------
                                                                    2003               2002
------------------------------------------------------------------------------------------------------------------------------------
Balance Sheet:
     Current assets                                              $  3,531            $    854
     Long-lived assets                                           $  5,028            $  1,557
     Current portion of long-term debt                           $    120            $    108
     Other current liabilities                                   $  1,716            $    322
     Long-term debt                                              $    219            $    181
     Long-term liabilities                                       $    315            $    184
     Liabilities subject to compromise (1)                       $  3,615
     Minority interest                                           $    147            $     59

------------------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ended December 31,
                                                                 --------------------------------------------------
                                                                    2003               2002                2001
------------------------------------------------------------------------------------------------------------------------------------
Dividends received from affiliated companies                     $    112            $     83            $    73
------------------------------------------------------------------------------------------------------------------------------------

(1) Corning resumed recognition of equity earnings in Dow Corning in 2003. See Dow Corning discussion below.
(2) Equity in earnings shown above and in the consolidated statements of operations is net of amounts recorded for income tax.
(3) Includes $7 million and $34 million of charges to impair investments in equity affiliates in 2003 and 2002, respectively, and $66 million related to Samsung Corning's 2003 asset impairment charge.

At December 31, 2003, approximately $789 million of equity in undistributed earnings of equity companies was included in our accumulated deficit.

We have contractual agreements with several of our equity investees which include sales, purchasing, licensing and technology agreements. Except for Samsung Corning Precision Glass Co., Ltd., as noted below, transactions with and balances due to and from these related companies were not material to the consolidated financial statements taken as a whole.

A discussion and summarized results of Corning's significant investees at December 31, 2003 are as follows:

Samsung Corning Precision Glass Co., Ltd. (Samsung Corning Precision)
---------------------------------------------------------------------

Samsung Corning Precision, a 50%-owned South Korea-based manufacturer of liquid crystal display glass, represented $299 million and $187 million of our investments accounted for by the equity method at December 31, 2003 and 2002, respectively.

The financial position and results of operations of Samsung Corning Precision follow (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ended December 31,
                                                                 -------------------------------------------------
                                                                    2003               2002                2001
------------------------------------------------------------------------------------------------------------------------------------
Statement of Operations:
     Net sales                                                   $    590            $    335            $   237
     Gross profit                                                $    424            $    217            $   160
     Net income                                                  $    295            $    162            $   119
     Corning's equity in earnings of affiliated companies        $    144            $     80            $    60

------------------------------------------------------------------------------------------------------------------------------------
                                                                          December 31,
                                                                 -----------------------------
                                                                    2003              2002
------------------------------------------------------------------------------------------------------------------------------------
Balance Sheet:
     Current assets                                              $    162            $    137
     Long-lived assets                                           $    720            $    393
     Current portion of long-term debt                           $     24            $      6
     Other current liabilities                                   $    218            $    100
     Long-term debt                                              $     24            $     43
     Long-term liabilities                                       $     17            $      8

------------------------------------------------------------------------------------------------------------------------------------
                                                                        For the years ended December 31,
                                                                 --------------------------------------------------
                                                                    2003              2002                 2001
------------------------------------------------------------------------------------------------------------------------------------
Dividends received from affiliated companies                     $     33            $     23            $    17
------------------------------------------------------------------------------------------------------------------------------------

Sales to Samsung Corning Precision totaled $68 million, $39 million and $18 million for the years ended December 31, 2003, 2002 and 2001, respectively. Purchases from Samsung Corning Precision totaled $26 million, $10 million and $12 million for the years ended December 31, 2003, 2002 and 2001, respectively. Balances due to and from Samsung Corning Precision were immaterial at December 31, 2003 and 2002.

Samsung Corning Company Ltd. (Samsung Corning)
----------------------------------------------

Samsung Corning, a 50%-owned South Korea-based manufacturer of glass panels and funnels for television and display monitors, represented $320 million and $381 million of our investments accounted for by the equity method at December 31, 2003 and 2002, respectively. In 2003, Samsung Corning recorded a significant asset impairment charge, our portion of which was $66 million after tax.

The financial position and results of operations of Samsung Corning follow (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ended December 31,
                                                                 --------------------------------------------------
                                                                    2003               2002                2001
------------------------------------------------------------------------------------------------------------------------------------
Statement of Operations:
     Net sales                                                   $    895            $    854            $   886
     Gross profit                                                $    199            $    225            $   227
     Net (loss) income                                           $    (74)           $     99            $   107
     Corning's equity in (losses) earnings of affiliated
       companies                                                 $    (39)           $     44            $    51

------------------------------------------------------------------------------------------------------------------------------------
                                                                          December 31,
                                                                 -----------------------------
                                                                    2003              2002
------------------------------------------------------------------------------------------------------------------------------------
Balance Sheet:
     Current assets                                              $    467            $    347
     Long-lived assets                                           $    572            $    859
     Current portion of long-term debt                           $     72            $     63
     Other current liabilities                                   $    116            $    115
     Long-term debt                                              $     87            $     90
     Long-term liabilities                                       $     68            $    119
     Minority interest                                           $     55            $     59

------------------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ended December 31,
                                                                 --------------------------------------------------
                                                                    2003               2002                2001
------------------------------------------------------------------------------------------------------------------------------------
Dividends received from affiliated companies                     $     29            $     17            $    22
------------------------------------------------------------------------------------------------------------------------------------

Dow Corning Corporation (Dow Corning)
-------------------------------------

Dow Corning, a 50%-owned U.S. based manufacturer of silicone products represented $185 million of our investments accounted for by the equity method at December 31, 2003. In 1995, Corning fully impaired its investment of Dow Corning upon its entry into bankruptcy proceedings and did not recognize equity earnings from the second quarter of 1995 through the end of 2002. Corning began recognizing equity earnings in the first quarter of 2003 when management concluded that its emergence from bankruptcy protection was probable. See discussion below for additional information for a history of this matter. With the exception of the remote possibility of a future bankruptcy related charge, Corning considers the difference between the carrying value of its investment in Dow Corning and its 50% share of Dow Corning's equity to be permanent. This difference is $270 million.

The financial position and results of operations of Dow Corning follow (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ended December 31,
                                                                 -------------------------------------------------
                                                                    2003               2002                2001
------------------------------------------------------------------------------------------------------------------------------------
Statement of Operations:
     Net sales                                                   $  2,873            $  2,610            $ 2,439
     Gross profit                                                $    820            $    728            $   542
     Net income (loss)                                           $    177            $     59            $   (28)
     Corning's equity in earnings of affiliated companies        $     82

------------------------------------------------------------------------------------------------------------------------------------
                                                                          December 31,
                                                                 -----------------------------
                                                                    2003              2002
------------------------------------------------------------------------------------------------------------------------------------
Balance Sheet:
     Current assets                                              $  2,558            $  2,162
     Long-lived assets                                           $  3,450            $  3,465
     Current portion of long-term debt                           $      9            $     13
     Other current liabilities                                   $  1,185            $  1,159
     Long-term debt                                              $     52            $     50
     Long-term liabilities                                       $    212            $    108
     Liabilities subject to compromise (1)                       $  3,615            $  3,667
     Minority interest                                           $     92            $     90

------------------------------------------------------------------------------------------------------------------------------------

(1) Dow Corning's financial statements for 2003, 2002 and 2001 have been prepared in conformity with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" (SOP 90-7). SOP 90-7 requires a segregation of liabilities subject to compromise by the Bankruptcy Court as of the filing date (May 15, 1995) and identification of all transactions and events that are directly associated with the reorganization.

Dow Corning filed for bankruptcy protection to address pending and claimed liabilities arising from many thousand breast-implant product lawsuits each of which typically sought damages in excess of one million dollars. On November 8, 1998, Dow Corning and the Tort Claimants Committee jointly filed a revised Plan of Reorganization ("Joint Plan") which provided for the settlement or other resolution of implant claims. The Joint Plan included releases for third parties (including Corning and The Dow Chemical Company ("Dow Chemical") as shareholders) in exchange for contributions to the Joint Plan. By an order dated November 30, 1999, the Bankruptcy Court confirmed the Joint Plan, but with certain limitations concerning the third party releases as reflected in an opinion issued on December 21, 1999. On November 13, 2000, the U.S. District Court for the Eastern District of Michigan reversed the Bankruptcy Court's order, restored the third-party releases, and confirmed the Joint Plan. Certain foreign claimants, the U.S. government, and certain other tort claimants appealed from the District Court's order. On January 29, 2002, the U.S. Court of Appeals for the Sixth Circuit affirmed the determinations made in the District Court with respect to the foreign claimants, but remanded to the District Court for further proceedings with respect to certain lien claims of the U.S. government and with respect to the findings supporting the non-debtor releases in favor of Dow Corning's shareholders, foreign subsidiaries and insurers. The Plan proponents have settled the lien claims of the U.S. government for $9.8 million to be paid from the Settlement Fund under the Plan. On December 11, 2002, the District Court entered further findings and conclusions supporting the non-debtor releases. Certain tort claimants filed appeals to the U.S. Court of Appeals for the Sixth Circuit from the District Court's order. One group of foreign claimants has settled and dismissed their appeal, leaving a grouping of approximately 50 plaintiffs from Nevada as the remaining appellants. The appellate process may take another 6 months. If the Joint Plan with shareholder releases is upheld after all appeals, any remaining personal injury claims against Corning in these matters will be channeled to the resolution procedures under the Joint Plan. If the Joint Plan with shareholder releases is not upheld after all appeals, Corning would expect to defend any remaining claims against it (and any new claims) on the same grounds that led to a series of orders and judgments dismissing all claims against us in the federal courts and in many state courts as described under the heading Implant Tort Lawsuits immediately hereafter. Management believes that the claims against Corning lack merit and that the risk of material impact on Corning's financial statements is remote.

Under the terms of the Joint Plan, Dow Corning will establish a Settlement Trust and a Litigation Facility to provide a means for tort claimants to settle or litigate their claims. Dow Corning would have the obligation to fund the Trust and the Facility, over a period of up to 16 years, in an amount up to approximately $3.3 billion, subject to the limitations, terms and conditions stated in the Joint Plan. Corning and Dow Chemical have each agreed to provide a credit facility to Dow Corning of up to $150 million ($300 million in the aggregate), subject to the terms and conditions stated in the Joint Plan. The Joint Plan also provides for Dow Corning to make full payment, through cash and issuance of senior notes, to its commercial creditors. These creditors claim approximately $810 million in principal plus an additional sum for pendency interest, costs and fees from the petition date (May 15, 1995) through the effective date under the Plan when payment is made. The commercial creditors have contested the Bankruptcy Court's disallowance of their claims for post-petition interest at default rates of interest, and have appealed to the District Court. The District Court heard oral arguments on this appeal on May 2, 2002, and has not ruled. The amount of additional interest, costs and fees at issue in these claims against Dow Corning is approximately $100 million pre-tax.

Pittsburgh Corning Corporation ("PCC")
--------------------------------------

Corning and PPG Industries, Inc. ("PPG") each own 50% of the capital stock of PCC. Over a period of more than two decades, PCC and several other defendants have been named in numerous lawsuits involving claims alleging personal injury from exposure to asbestos. On April 16, 2000, PCC filed for Chapter 11 reorganization in the United States Bankruptcy Court for the Western District of Pennsylvania. As of the bankruptcy filing, PCC had in excess of 140,000 open claims and had insufficient remaining insurance and assets to deal with its alleged current and future liabilities. More than 100,000 additional claims have been filed with PCC after its bankruptcy filing. At the time PCC filed for bankruptcy protection, there were approximately 12,400 claims pending against Corning in state court lawsuits alleging various theories of liability based on exposure to PCC's asbestos products and typically requesting monetary damages in excess of one million dollars per claim. Corning has defended those claims on the basis of the separate corporate status of PCC and the absence of any facts supporting claims of direct liability arising from PCC's asbestos products. Corning is also currently named in approximately 11,200 other cases (approximately 40,700 claims) alleging injuries from asbestos and similar amounts of monetary damages per claim. Those cases have been covered by insurance without material impact to Corning to date. Asbestos litigation is inherently difficult, and past trends in resolving these claims may not be indicators of future outcomes.

In the bankruptcy court, PCC in April 2000 obtained a preliminary injunction against the prosecution of asbestos actions arising from PCC's products against its two shareholders to afford the parties a period of time ("the Injunction Period") in which to negotiate a plan of reorganization for PCC ("PCC Plan"). The Injunction Period was extended on several occasions through September 30, 2002, and later for a period from December 23, 2002, through January 23, 2003, and was reinstated as of April 22, 2003, and will now continue, pending developments with respect to the PCC Plan as described below.

10.  Investments (concluded)

On May 14, 2002, PPG announced that it had agreed with certain of its insurance carriers and representatives of current and future asbestos claimants on the terms of a settlement arrangement applicable to claims arising from PCC's products. The announced arrangement would permit PPG and certain of its insurers to make contributions of cash over a period of years, PPG's shares in PCC and Pittsburgh Corning Europe N.V. (PCE), a Belgian corporation, and an agreed number of shares of PPG's common stock in return for a release and injunction channeling claims against PPG into a settlement trust under the PCC Plan.

On March 28, 2003, Corning announced that it had reached agreement with representatives of current and future asbestos claimants on a settlement arrangement that will be incorporated into the PCC Plan. This settlement is subject to a number of contingencies, including a favorable vote by 75% of the asbestos claimants voting on the PCC Plan, and approval by the bankruptcy court. Corning's settlement will require the contribution, when the Plan becomes effective, of its equity interest in PCC, its one-half equity interest in PCE, and 25 million shares of Corning common stock. Corning also will be making cash payments of $136 million (net present value as of December 31, 2003) in six installments beginning in June 2005 assuming the Plan is effective. Corning will accelerate the cash funding, if necessary, to maximize the realization of tax benefits. In addition, Corning will assign policy rights or proceeds under primary insurance from 1962 through 1984, as well as rights or proceeds under certain excess insurance, most of which falls within the period from 1962 through 1973. In return for these contributions, Corning expects to receive a release and an injunction channeling asbestos claims against it into a settlement trust under the PCC Plan.

Corning recorded an initial charge of $298 million ($192 million after-tax) in the period ending March 31, 2003 to reflect the settlement terms. However, the amount of the charge for this settlement requires adjustment each quarter based upon movement in Corning's common stock price prior to contribution of the shares to the trust. Corning recorded total charges of $413 million ($263 million after-tax) to reflect the settlement and to mark-to-market the value of Corning common stock for the year ended December 31, 2003. This charge was previously reported as a nonoperating charge in our 2003 Quarterly Reports on Form 10-Q. Effective with this Annual Report on Form 10-K, we have reclassified this charge to operating expenses in the consolidated statements of operations.

Two of Corning's primary insurers and several excess insurers have commenced litigation for a declaration of the rights and obligations of the parties under insurance policies, including rights that may be affected by the settlement arrangement described above. Corning is vigorously contesting these cases. Management is unable to predict the outcome of this insurance litigation.

The PCC Plan, a disclosure statement and various supplement Plan documents were filed with the Court in the second quarter of 2003. Additional supplemental plan documents were filed in mid-August 2003. In October 2003, the Court held a hearing to review the disclosure documents. The Court has announced a schedule projecting that the Plan and disclosure documents will be mailed to creditors for voting expected to be completed in March 2004, to be followed by confirmation hearings in May 2004. Although the confirmation of the PCC Plan is subject to a number of contingencies, management believes that the asbestos claims against Corning will be resolved without additional material impact on the company's financial statements and (apart from the quarterly adjustment in the value of 25 million shares of Corning common stock) believes the risk of additional loss is remote.

Other Investments

At December 31, 2003, other investments primarily represent our current holdings of 19 million shares of Avanex common stock. These shares were received as proceeds from the sale of certain photonic assets to Avanex. Approximately 17 million shares or 88% of these shares are contractually restricted from sale for more than one year. As such, these restricted shares have been accounted for at cost. Shares of Avanex stock that are saleable within one year have been adjusted to market value at December 31, 2003 and are accounted for as available-for-sale securities.

At December 31, 2003, the fair value and cost of our equity securities was $67 million and $62 million, respectively. The difference between fair value and cost is due to gross unrealized gains of $5 million primarily on Avanex stock. At December 31, 2002, the fair value and cost of our equity securities was $23 million.

Proceeds from sales of other investments were $4 million and $1 million in 2003 and 2002, respectively, and related net realized losses included in income were $8 million and $1 million, respectively.

In 2002, we decided to divest our portfolio of cost based investments related to start-up companies with emerging technologies in the telecommunications industry. As a result, we impaired the portfolio to estimated fair market value. See Note 5 (Restructuring Actions) for further detail.

11.  Property, Net

Property, net follows (in millions):
--------------------------------------------------------------------------------
                                               December 31,
                                   ------------------------------------
                                       2003                      2002
--------------------------------------------------------------------------------
Land                               $     80                  $     93
Buildings                             1,946                     1,828
Equipment                             4,264                     4,620
Construction in progress                745                       539
--------------------------------------------------------------------------------
                                      7,035                     7,080
Accumulated depreciation             (3,415)                   (3,375)
--------------------------------------------------------------------------------
Property, net                      $  3,620                  $  3,705
--------------------------------------------------------------------------------

Approximately $9 million, $13 million and $49 million of interest costs were capitalized as part of property, net in 2003, 2002 and 2001, respectively.

12.  Goodwill and Other Intangible Assets

The change in the carrying amount of goodwill for the year ended December 31 by segment follows (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                   2003                                                 2002
                               ------------------------------------------           ------------------------------------------
                                Telecom-        Display     Unallocated               Telecom-        Display    Unallocated
                               munications   Technologies    and Other    Total      munications   Technologies   and Other   Total
------------------------------------------------------------------------------------------------------------------------------------
Balance at January 1           $  1,556        $    9        $  150     $  1,715      $  1,772       $    15      $  150   $  1,937
Foreign currency translation         36                                       36            90                                   90
Impairment                                                                                (400)                                (400)
Divestitures                        (21)                                     (21)          (16)           (6)                   (22)
Acquisitions                          5                                        5           110                                  110
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31         $  1,576        $    9        $  150     $  1,735      $  1,556       $     9      $  150   $  1,715
------------------------------------------------------------------------------------------------------------------------------------

Other intangible assets follow (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 December 31,
                                                 -------------------------------------------------------------------------------
                                                               2003                                        2002
                                                 -------------------------------------------------------------------------------
                                                            Accumulated                                 Accumulated
                                                  Gross     Amortization     Net              Gross     Amortization       Net
------------------------------------------------------------------------------------------------------------------------------------
Amortized intangible assets:
     Patents and trademarks                      $  145       $    57      $    88           $  138       $   40       $    98
     Non-competition agreements                     113            89           24              106           62            44
     Other                                            4             1            3                5            2             3
                                                 -------------------------------------------------------------------------------
         Total amortized intangible assets          262           147          115              249          104           145
                                                 -------------------------------------------------------------------------------

Unamortized intangible assets:
     Intangible pension assets                       51                         51               68                         68
                                                 -------------------------------------------------------------------------------
Total                                            $  313       $   147      $   166           $  317       $  104       $   213
------------------------------------------------------------------------------------------------------------------------------------

Amortized intangible assets are primarily related to the Telecommunications segment.

Amortization expense related to these intangible assets is expected to be approximately $36 million in 2004, $16 million in 2005, $11 million in 2006, $11 million in 2007, and insignificant thereafter.

13.  Other Accrued Liabilities

Other accrued liabilities follow (in millions):
--------------------------------------------------------------------------------
                                               December 31,
                                   -----------------------------------
                                     2003                      2002
--------------------------------------------------------------------------------
Restructuring reserves             $    186                 $    405
Wages and employee benefits             238                      224
Income taxes                             88                      153
Asbestos settlement (1)                 282
Other                                   280                      355
--------------------------------------------------------------------------------
Other accrued liabilities          $  1,074                 $  1,137
--------------------------------------------------------------------------------

(1) The $282 Asbestos settlement represents the fair value of Corning's 25 million shares at December 31, 2003 and Corning's investment balance of PCE to be contributed to the trust as part of the settlement. The remainder of Corning's reserve for this settlement is reflected in other long-term liabilities. See Note 10 (Investments) for further information related to the Asbestos settlement.

Our product warranty liability (included in "Other" in the table above) relates primarily to the Telecommunications segment.

A reconciliation of the changes in the product warranty liability for the year ended December 31 follows (in millions):
--------------------------------------------------------------------------------
                                                           2003           2002
--------------------------------------------------------------------------------
Balance at January 1                                     $     64      $     60
Provision based on current year sales                           7            15
Adjustments to liability existing on January 1 (1)            (22)           (4)
Foreign currency translation                                    3             4
Settlements made during the current year                      (11)          (11)
--------------------------------------------------------------------------------
Balance at December 31                                   $     41      $     64
--------------------------------------------------------------------------------

(1) The 2003 adjustment primarily relates to the photonics technologies product line.

14.  Long-Term Debt and Loans Payable

Long-term debt and loans payable follow (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  December 31,
                                                                                     ------------------------------------
                                                                                       2003                       2002
------------------------------------------------------------------------------------------------------------------------------------
Loans Payable
    Current portion of long-term debt                                                $    120                  $    191
    Other short-term borrowings                                                            26                        13
------------------------------------------------------------------------------------------------------------------------------------
      Total loans payable                                                            $    146                  $    204
------------------------------------------------------------------------------------------------------------------------------------

Long-Term Debt
    Debentures, 6%, due 2003                                                                                   $    100
    Euro notes, 5.625%, due 2005                                                     $    173                       206
    Debentures, 7%, due 2007, net of unamortized discount of
      $20 million in 2003 and $25 million in 2002                                          80                        75
    Convertible notes, 4.875%, due 2008                                                    96                        96
    Convertible debentures, 3.5%, due 2008                                                665                       665
    Notes, 6.3%, due 2009                                                                 150                       150
    Euro notes, 6.25%, due 2010                                                           374                       310
    Debentures, 6.75%, due 2013                                                           100                       100
    Zero coupon convertible debentures, 2%, due 2015, redeemable
      and callable in 2005                                                                385                     1,606
    Debentures, 8.875%, due 2016                                                           82                        86
    Debentures, 8.875%, due 2021                                                           83                        88
    Debentures, 7.625%, putable in 2004, due 2024                                         100                       100
    Medium-term notes, average rate 8.1%, due through 2025                                178                       242
    Debentures, 6.85%, due 2029                                                           150                       150
    Other, average rate 2.9%, due through 2015                                            172                       180
------------------------------------------------------------------------------------------------------------------------------------
    Total long-term debt                                                                2,788                     4,154
    Less current portion of long-term debt                                                120                       191
------------------------------------------------------------------------------------------------------------------------------------
    Long-term debt                                                                   $  2,668                  $  3,963
------------------------------------------------------------------------------------------------------------------------------------

At December 31, 2003 and 2002, the weighted-average interest rate on short-term borrowings was 5.7% and 5.5%, respectively.

Based on borrowing rates currently available to us for loans with similar terms and maturities, the fair value of long-term debt was $3.0 billion at December 31, 2003.

The following table shows the maturities by year of total long-term debt and loans payable obligations at December 31, 2003 (in millions):
--------------------------------------------------------------------------------

  2004            2005               2006             2007            2008-2030
--------------------------------------------------------------------------------

  $146            $590                $46             $113             $1,932
--------------------------------------------------------------------------------

The 7.625% debentures and the zero coupon convertible debentures are presented in the above table as due in 2004 and 2005, respectively, which is the earliest possible redemption date.

We have convertible debt of $665 million due November 1, 2008 that is convertible into approximately 69 million shares of common stock at an effective conversion price of $9.675 per share. The debentures are available for conversion into 103.3592 shares of Corning common stock if certain conditions are met. Each $1,000 debenture was issued at par and pays interest of 3.5% semi-annually on May 1 and November 1 of each year. We may repurchase securities at certain redemption prices beginning on November 8, 2004.

We have $385 million of zero coupon convertible debentures outstanding. The initial price of the debentures was $741.92 with a 2% annual yield. Interest is compounded semi-annually with a 25% conversion factor. The remaining debentures mature on November 8, 2015, and are convertible into approximately 17 million shares of Corning common stock at the rate of 8.3304 per $1,000 debenture. We may call the debentures at any time on or after November 8, 2005. The debentures may be put to us for $819.54 on November 8, 2005 and $905.29 on November 8, 2010. The holder can convert the debenture into Corning common stock at any time prior to maturity or redemption. We have the option of settling this obligation in cash, common stock, or a combination of both.

During the years ended December 31, 2003 and 2002, we repurchased and retired a significant portion of our zero coupon convertible debentures due November 8, 2015. In 2003, we repurchased and retired 1,531,000 debentures with an accreted value of $1.2 billion for cash of approximately $1.1 billion through open market purchases and a public tender offer and recorded a net gain of $55 million. We also issued 6.5 million shares of common stock from treasury in exchange for 55,000 debentures with an accreted value of $43 million, and we recognized a charge of $35 million reflecting the fair value of the incremental shares issued beyond those required by the terms of the debentures. The increase in equity due to the issuance of shares from treasury stock was $77 million. We recorded the net gain of $20 million on these repurchases as a component of income from continuing operations.

The following table summarizes the activity related to our zero coupon convertible debentures (dollars in millions):
--------------------------------------------------------------------------------
                                                       For the years
                                                      ended December 31,
                                                 -----------------------------
                                                     2003             2002
--------------------------------------------------------------------------------

Bonds repurchased or exchanged for equity         1,586,000           638,987
Book value                                       $    1,239          $    493
Fair value                                       $    1,154          $    308
Pre-tax gain (1)                                 $       20          $    176
After-tax gain (1)                               $       13          $    108
--------------------------------------------------------------------------------

(1) Net of the write-off of unamortized issuance and deal costs.

In addition to our zero coupon debentures, we repurchased and retired 60,000 euro notes due 2005 with a book value of 60 million euros for cash of 63 million euros (including accrued interest) or $70 million. We recorded a loss of $1 million on the transaction.

We also have $100 million of convertible subordinated notes bearing interest at 4.875%, due in 2008. The notes are convertible into 6 million shares of Corning common stock at a conversion price of approximately $16 per share.

14.  Long-Term Debt and Loans Payable (concluded)

We have full access to a $2.0 billion revolving line of credit with a syndicate of banks. The line of credit expires in August 2005. There were no borrowings under the agreement at December 31, 2003. The revolving credit agreement provides for borrowing of U.S. dollars and Eurocurrency at various rates and supports our commercial paper program when available. The facility includes a covenant requiring us to maintain a total debt to total capital ratio, as defined, not greater than 60%. At December 31, 2003, this ratio was 34%.

15.  Employee Retirement Plans

Defined Benefit Plans

We have defined benefit pension plans covering certain domestic and international employees. Our funding policy has been to contribute, as necessary, an amount in excess of the minimum requirements determined jointly by us and our consulting actuaries to achieve the company's long-term funding targets. In 2003, we made a voluntary incremental contribution of $160 million to the pension trust.

In 2000, we amended our U.S. pension plan to include a cash balance pension feature. All salaried and non-union hourly employees hired before July 1, 2000 were given the choice of staying in the existing plan or participating in the cash balance plan beginning January 1, 2001. Salaried employees hired after July 1, 2000 automatically became participants in the new cash balance plan. Under the cash balance plan, employee accounts are credited monthly with a percentage of eligible pay based on age and years of service. Benefits are 100% vested after five years of service.

Corning and certain of its domestic subsidiaries also offer postretirement plans that provide health care and life insurance benefits for retirees and eligible dependents. Certain employees may become eligible for such postretirement benefits upon reaching retirement age. Prior to January 1, 2003, our principal retiree medical plans required retiree contributions each year equal to the excess of medical cost increases over general inflation rates. In response to rising health care costs, effective January 1, 2003, we changed our cost-sharing approach for retiree medical coverage. For current retirees (including surviving spouses) and active employees eligible for the salaried retiree medical program, we are placing a "cap" on the amount we will contribute toward retiree medical coverage in the future. The cap will equal 150% of our 2001 contributions toward retiree medical benefits. Once our contributions toward retiree medical costs reach this cap, impacted retirees will have to pay the excess amount, in addition to their regular contributions for coverage.

We use a December 31 measurement date for the majority of our plans.

Obligations and Funded Status
-----------------------------

The change in benefit obligation and funded status of our employee retirement plans follow (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                   Pension Benefits              Postretirement Benefits
                                                              ------------------------         -------------------------
December 31,                                                    2003             2002           2003             2002
------------------------------------------------------------------------------------------------------------------------------------
Change in Benefit Obligation
Benefit obligation at beginning of year                       $  1,890        $  1,742         $  718          $   631
Service cost                                                        33              37              9               11
Interest cost                                                      126             125             48               52
Plan participants' contributions                                     2               3              4                4
Amendments                                                          (1)             22            (17)             (80)
Curtailment gain                                                    (9)            (15)           (12)              (9)
Special termination benefits                                        15              21             10               11
Actuarial losses                                                   168              82            124              151
Benefits paid                                                     (158)           (147)           (55)             (53)
Foreign currency translation                                        29              20
------------------------------------------------------------------------------------------------------------------------------------
Benefit obligation at end of year                                2,095           1,890            829              718
------------------------------------------------------------------------------------------------------------------------------------

Change in Plan Assets
Fair value of plan assets at beginning of year                   1,517           1,628
Actual gain (loss) on plan assets                                  292             (76)
Employer contributions                                             170              96
Plan participants' contributions                                     2               3
Benefits paid                                                     (158)           (147)
Foreign currency translation                                        16              13
------------------------------------------------------------------------------------------------------------------------------------
Fair value of plan assets at end of year                         1,839           1,517
------------------------------------------------------------------------------------------------------------------------------------

Unfunded status                                                   (256)           (373)          (829)            (718)
Unrecognized transition asset                                       (1)             (1)
Unrecognized prior service cost (credit)                            53              70            (78)             (71)
Unrecognized actuarial loss                                        409             402            235              127
------------------------------------------------------------------------------------------------------------------------------------
Recognized asset (liability)                                  $    205        $     98         $ (672)         $  (662)
------------------------------------------------------------------------------------------------------------------------------------

Amounts recognized in the consolidated
 balance sheets consist of:
   Prepaid benefit cost                                       $    338        $    205
   Accrued benefit liability                                      (133)           (107)        $ (672)         $  (662)
   Additional minimum liability                                   (311)           (348)
   Intangible asset                                                 52              68
   Accumulated other comprehensive loss                            259             280
------------------------------------------------------------------------------------------------------------------------------------
Recognized asset (liability)                                  $    205        $     98         $ (672)         $  (662)
------------------------------------------------------------------------------------------------------------------------------------

The accumulated benefit obligation for all defined benefit pension plans was $2.0 billion and $1.8 billion at December 31, 2003 and 2002, respectively.

Information for pension plans with an accumulated benefit obligation in excess of plan assets follows (in millions):
--------------------------------------------------------------------------------
                                                       December 31,
                                                 ----------------------
                                                   2003         2002
--------------------------------------------------------------------------------

Projected benefit obligation                     $ 1,902       $ 1,724
Accumulated benefit obligation                     1,808         1,644
Fair value of plan assets                          1,641         1,351
--------------------------------------------------------------------------------

Information for pension plans with a projected benefit obligation in excess of plan assets follows (in millions):
--------------------------------------------------------------------------------
                                                       December 31,
                                                 ----------------------
                                                   2003         2002
--------------------------------------------------------------------------------

Projected benefit obligation                     $ 2,060       $ 1,786
Accumulated benefit obligation                     1,958         1,691
Fair value of plan assets                          1,794         1,408
--------------------------------------------------------------------------------

The components of net periodic benefit expense for our employee retirement plans follow (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                          Pension Benefits                     Postretirement Benefits
                                                  --------------------------------       ---------------------------------
Years ended December 31,                           2003         2002        2001           2003         2002         2001
------------------------------------------------------------------------------------------------------------------------------------
Service cost                                      $   33       $    37     $    38       $     9       $   11       $  14
Interest cost                                        126           125         118            48           52          43
Expected return on plan assets                      (146)         (159)       (161)
Amortization of transition asset                                                (1)
Amortization of net loss (gain)                        9             2          (6)            5            2
Amortization of prior service cost (credit)            9            11          14            (6)          (1)         (1)
------------------------------------------------------------------------------------------------------------------------------------
Net periodic benefit expense                          31            16           2            56           64          56
------------------------------------------------------------------------------------------------------------------------------------

Discontinued operations                                              9           2                         (7)          1
Curtailment loss (gain)                                9            10          44            (5)          (2)        (13)
Special termination benefits                          15            21          18            10           11          17
------------------------------------------------------------------------------------------------------------------------------------

Total expense                                     $   55       $    56     $    66       $    61       $   66       $  61
------------------------------------------------------------------------------------------------------------------------------------

Additional information on our pension plan follows (in millions):
--------------------------------------------------------------------------------
                                                    Pension Benefits
                                                  -------------------
                                                    2003         2002
                                                  ---------      ----
(Decrease) increase in minimum liability
  included in other comprehensive income
  (loss), after tax                               $(26) (1)      $173
--------------------------------------------------------------------------------

(1) Includes $12 million after-tax decrease in minimum liability included in other comprehensive income related to an investment accounted for under the equity method.

Measurement of postretirement benefit expense is based on assumptions used to value the postretirement benefit obligation at the beginning of the year.

The weighted-average assumptions for our domestic employee retirement plans follow (in millions):
------------------------------------------------------------------------------------------------------------------------------------
Weighted-average assumptions                             Pension Benefits                     Postretirement Benefits
  used to determine benefit                        --------------------------------       ---------------------------------
  obligations at December 31                       2003         2002        2001           2003         2002         2001
------------------------------------------------------------------------------------------------------------------------------------
Discount rate                                      6.25%        6.75%       7.25%          6.25%        6.75%        7.25%
Rate of compensation increase                      4.50%        4.50%       4.50%          4.50%        4.50%        4.50%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Weighted-average assumptions                           Pension Benefits                           Other Benefits
  used to determine net cost for               --------------------------------         ---------------------------------
  years ended December 31                      2003         2002         2001           2003          2002         2001
------------------------------------------------------------------------------------------------------------------------------------
Discount rate                                  6.75%        7.25%        7.75%          6.75%         7.25%        7.75%
Expected return on plan assets                 8.50%        9.00%        9.00%
Rate of compensation increase                  4.50%        4.50%        4.50%          4.50%         4.50%        4.50%
------------------------------------------------------------------------------------------------------------------------------------

The expected rate of return on assets was based on the current interest rate environment and historical market premiums of equity and other asset classes relative to fixed income rates.

--------------------------------------------------------------------------------
Assumed Health Care Trend Rates at December 31              2003      2002
--------------------------------------------------------------------------------
Health care cost trend rate assumed for next year             10%       9%
Rate that the cost trend rate gradually declines to            5%       5%
Year that the rate reaches the ultimate trend rate           2009     2007
--------------------------------------------------------------------------------

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans.

A one-percentage-point change in assumed health care cost trend rates would have the following effects (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                        One-Percentage-Point           One-Percentage-Point
                                                              Increase                       Decrease
------------------------------------------------------------------------------------------------------------------------------------
Effect on total of service and interest cost                  $     4.1                      $   (3.4)
Effect on postretirement benefit obligation                   $    52.9                      $  (44.7)
------------------------------------------------------------------------------------------------------------------------------------

Medicare Prescription Drug, Improvement and Modernization Act of 2003
---------------------------------------------------------------------

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) was passed which expands Medicare to include an outpatient prescription drug benefit beginning in 2006. In January 2004, the FASB issued Staff Position No. FAS 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 ("FSP No. 106-1")," which provides preliminary accounting guidance on how to account for the effects of the Act on postretirement benefit plans. As permitted by FSP No. 106-1, we have elected to defer accounting for the impact of the Act until the FASB issues final accounting guidance later in 2004. Such guidance from the FASB is pending and that guidance, when issued, could require us to change previously reported information. We are currently evaluating the impact of the Act on our postretirement benefit plans.

Plan Assets (domestic plans only)
---------------------------------

Corning's  pension plan weighted  average asset  allocation for domestic pension plans at December  31,  2003 and  December  31,  2002,  by asset  category is as follows:
--------------------------------------------------------------------------------
                                                         Plan Assets
                                                       At December 31,
                                                  -------------------------
                                                   2003              2002
--------------------------------------------------------------------------------

Equity Securities                                    50%               44%
Fixed Income Securities                              34%               37%
Real Estate                                           8%               11%
Other                                                 8%                8%
                                                  ------           -------
    Total                                           100%              100%
--------------------------------------------------------------------------------

The total fair value of domestic plan assets at December 31, 2003 is $1,672 million and the expected long-term rate of return on these assets is 8.5%.

15.  Employee Retirement Plans (concluded)

We have an investment policy for domestic pension plans with a primary objective to adequately provide for both the growth and liquidity needed to support all current and future benefit payment obligations. The investment strategy is to invest in a diversified portfolio of assets which are expected to satisfy the above objective and produce both absolute and risk adjusted returns competitive with a benchmark that is 60% Russell 3000 Index and 40% Lehman Long
Government/Credit Index. The strategy includes the following target asset allocation:

Equity Securities                    50%
Fixed Income Securities              32%
Real Estate                           8%
Other                                10%
                                   -----
    Total                           100%

A tactical allocation mandate, which is part of the overall investment strategy, allows the actual allocation in equity securities to be reduced by maximum of 10% relative to the total based on market valuations.

Equity securities include Corning common stock in the amount of $5.7 million (0.3% of total plan assets) and $1.8 million (0.1% of total plan assets) at December 31, 2003 and 2002, respectively.

Cash Flows Data (domestic plans only)
-------------------------------------

We expect to contribute $40 million to its domestic pension plans in 2004.

The following benefit payments, which reflect expected future service, are expected to be paid for the domestic plans (in millions):
--------------------------------------------------------------------------------
                            Pension Benefits         Postretirement Benefits
--------------------------------------------------------------------------------
2004                            $ 138                          $ 68
2005                              137                            72
2006                              136                            75
2007                              135                            77
2008                              134                            79
Years 2009-2013                   663                           408
--------------------------------------------------------------------------------

Other Benefit Plans

We offer defined contribution plans covering employees meeting certain eligibility requirements. On January 1, 2003, we reduced our matching contributions to the domestic Corning Incorporated Investment Plan by 2.5% of pay for all salaried employees. This reduction was temporary, and we increased our contributions to prior levels on January 1, 2004. Total consolidated defined contribution plan expense was $24 million, $44 million and $56 million for the years ended December 31, 2003, 2002 and 2001, respectively.

16.  Commitments, Contingencies, Guarantees and Hedging Activities

Commitments, Contingencies and Guarantees

In 2003, we adopted the initial  recognition and  measurement  provisions of FIN
45. We do not routinely provide significant third-party guarantees and, as a result, this interpretation has not had a material effect on our consolidated financial statements. The initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002.

We provide financial guarantees and incur contingent liabilities in the form of purchase price adjustments related to attainment of milestones, stand-by letters of credit and performance bonds. These guarantees have various terms, and none of these guarantees are individually significant.

Minimum rental commitments under leases outstanding at December 31, 2003 follow (in millions):
--------------------------------------------------------------------------------

2004       2005        2006       2007         2008         2009 and thereafter
--------------------------------------------------------------------------------

 $44       $33         $29        $39          $42                  $113
--------------------------------------------------------------------------------

Total rental expense was $66 million for 2003, $85 million for 2002 and $89 million for 2001.

Corning and PPG each own 50% of the capital stock of PCC. PCC and several other defendants have been named in numerous lawsuits involving claims alleging personal injury from exposure to asbestos. See Note 10 (Investments) for a more complete discussion.

The ability of certain subsidiaries and associated companies to transfer funds is limited by provisions of certain loan agreements and foreign government regulations. At December 31, 2003, the amount of equity subject to such restrictions for consolidated subsidiaries totaled $43 million. While this amount is legally restricted, it does not result in operational difficulties since we have generally permitted subsidiaries to retain a majority of equity to support their growth programs. In addition, we have provided other financial guarantees and contingent liabilities in the form of purchase price adjustments related to attainment of milestones, stand-by letters of credit and performance bonds. We have agreed to provide a credit facility related to Dow Corning as discussed in Note 10 (Investments). The funding of the Dow Corning credit facility is subject to events connected to the Bankruptcy Plan. The purchase obligations primarily represent take or pay contracts associated with our hardware and equipment operations. We believe a significant majority of these guarantees and contingent liabilities will expire without being funded.

The amounts of our obligations follow (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                   Amount of commitment and contingency expiration per period
                                                                   ----------------------------------------------------------
                                                                   Less than   1 to 2     2 to 3       3 to 4     5 years and
                                                          Total     1 year      years      years        years     thereafter
------------------------------------------------------------------------------------------------------------------------------------
Performance bonds and guarantees                        $  170     $   31       $  2        $  1                     $ 136
Contingent purchase price for acquisitions                  36         36
Dow Corning credit facility                                150                                                         150
Purchase obligations                                        48         15         14          11        $  8
Stand-by letters of credit                                  16          6                                               10
Loan guarantees                                             25                     4                                    21
------------------------------------------------------------------------------------------------------------------------------------
Total other commercial commitments
  and contingencies                                     $  445     $   88       $ 20        $ 12        $  8         $ 317
------------------------------------------------------------------------------------------------------------------------------------

We have two VIEs that are not consolidated as we are not the primary beneficiary. The assets and debt of these entities total $12 million. Our maximum loss exposure as a result of our involvement with these unconsolidated VIEs is approximately $18 million. This amount represents payments that would be due to the VIE in the event of a total loss of the equipment. We carry insurance coverage for this risk.

Hedging Activities

We operate and conduct business in many foreign countries. As a result, there is exposure to potentially adverse movement in foreign currency exchange rates. We enter into foreign exchange forward and option contracts with durations generally 15 months or less to reduce our exposure to exchange rate risk on foreign source income and purchases. The objective of these contracts is to neutralize the impact of foreign currency exchange rate movements on our operating results.

We engage in foreign currency hedging activities to reduce the risk that changes in exchange rates will adversely affect the eventual net cash flows resulting from the sale of products to foreign customers and purchases from foreign suppliers. The hedge contracts reduce the exposure to fluctuations in exchange rate movements because the gains and losses associated with foreign currency balances and transactions are generally offset with gains and losses of the hedge contracts. Because the impact of movements in foreign exchange rates on hedge contracts offsets the related impact on the underlying items being hedged, these financial instruments help alleviate the risk that might otherwise result from currency exchange rate fluctuations.

16.  Commitments, Contingencies, Guarantees and Hedging Activities (concluded)

The following table (in millions) summarizes the notional amounts and respective fair values of the derivative financial instruments at December 31, 2003. These contracts are held by Corning and its subsidiaries and mature at varying dates:
--------------------------------------------------------------------------------
                                          Notional Amount        Fair Value
--------------------------------------------------------------------------------
Foreign exchange forward contracts           $ 182                 $   3
Foreign exchange option contracts            $ 379                 $ (10)
--------------------------------------------------------------------------------

The forward and option contracts we use in managing our foreign currency exposures contain an element of risk in that the counterparties may be unable to meet the terms of the agreements. However, we minimize this risk by limiting the counterparties to a diverse group of highly-rated major domestic and international financial institutions with which we have other financial relationships. We are exposed to potential losses in the event of non-performance by these counterparties; however, we do not expect to record any losses as a result of counterparty default. We do not require and are not required to place collateral for these financial instruments.

17.  Shareholders' Equity

Preferred Stock

We have 10 million authorized shares of Preferred Stock, par value $100 per share.

Series A Junior Participating Preferred Stock
---------------------------------------------
Of the authorized shares, we have designated 2.4 million shares as Series A Junior Participating Preferred Stock for which no shares have been issued.

In June 1996, the Board of Directors approved the renewal of the Preferred Share Purchase Right Plan, which entitles shareholders to purchase 0.01 of a share of Series A Junior Participating Preferred Stock upon the occurrence of certain events. In addition, the rights entitle shareholders to purchase shares of common stock at a 50% discount in the event a person or group acquires 20% or more of our outstanding common stock. The preferred share purchase rights became effective July 15, 1996 and expire July 15, 2006.

Series C Mandatory Convertible Preferred Stock
----------------------------------------------
In July and August 2002, we issued 5.75 million shares of 7% Series C mandatory convertible preferred stock having a liquidation preference of $100 per share, plus accrued and unpaid dividends, and resulting in gross proceeds of $557 million. The mandatory convertible stock has an annual dividend rate of 7%, payable quarterly in cash. The first dividend payment date was November 16, 2002. The dividends are also payable immediately upon conversion to Corning common stock. At the time we issued the Series C convertible stock, a one-time dividend was declared for all dividends that will be payable from issuance through the mandatory conversion date of August 16, 2005. We secured the payment of the dividends through the issuance of a promissory note and used a portion of the proceeds from the sale of the Series C preferred stock to purchase $117 million of U.S. treasury securities that were pledged as collateral to secure the payments on the promissory note. As a result, net proceeds of the offering were $440 million.

The Series C preferred stock will automatically convert on the mandatory conversion date of August 16, 2005, into between 50.813 and 62.5 shares of Corning common stock, depending on the then current market price. At any time prior to the mandatory conversion date, holders may elect to convert in whole or part of their shares of Series C preferred stock into 50.813 shares of common stock plus an amount of cash equal to the market value at that time of the pro rata share of the collateral portfolio that secures the promissory note. At December 31, 2003, approximately 4.9 million shares of the Series C preferred stock had been converted into 248.8 million common shares.

As the closing price of Corning common stock was $1.60 on July 31, 2002, the holder could immediately convert the Series C preferred stock and obtain a value of $101.72 (50.813 shares valued at $1.60 plus $20.42 in future dividends) indicating that the preferred stock contains a beneficial conversion feature of $1.72 per preferred share. The beneficial conversion totaled approximately $10 million and was charged to additional paid in capital. The beneficial conversion was also deducted from earnings attributable to common shareholders in the 2002 earnings per share calculations.

Common Stock

In July 2003, we completed an equity offering of 45 million shares of common stock generating net proceeds of approximately $363 million. This offering's net proceeds were used to reduce debt through open market repurchases, public tender offers or other methods, and for general corporate purposes. We invest the net proceeds in short-term, interest bearing, investment grade obligations until they are applied as described.

17.  Shareholders' Equity (concluded)

In May 2003, we completed an equity offering of 50 million shares of common stock generating net proceeds of approximately $267 million. We used the net proceeds of this offering and approximately $356 million of existing cash to reduce debt through a public tender offer in the second quarter of 2003 as discussed in Note 14 (Long-Term Debt and Loans Payable).

On July 9, 2001, we announced the discontinuation of the payment of dividends on our common stock. Dividends paid to common shareholders in 2001 totaled $112 million.

Treasury Stock

We did not repurchase any of our common stock in 2003. On July 22, 2002, we repurchased 5.5 million shares of our common stock for $23 million in a privately negotiated transaction.

Accumulated Other Comprehensive Income (Loss)

Components of other comprehensive income (loss), accumulated in shareholders' equity, are reported net of income taxes, follow
(in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Net
                                                                                            Net      unrealized
                                                            Foreign       Minimum       unrealized      gains       Accumulated
                                                           currency       pension         gains      (losses) on      other
                                                          translation    liability      (losses) on   cash flow    comprehensive
                                                          adjustment    adjustment      investments    hedges     (loss) income
--------------------------------------------------------------------------------------------------------------------------------
December 31, 2000                                          $ (168)                     $    41                        $  (127)
Foreign currency translation adjustment                       (31)                                                        (31)
Unrealized loss on investments (net of tax of $17 million)                                 (27)                           (27)
Realized gains on securities (net of tax of $12 million)                                   (18)                           (18)
Cumulative effect of adoption of SFAS No. 133                                                          $    3               3
Unrealized derivative gain on cash flow hedges
  (net of tax of $7 million)                                                                               11              11
Reclassification adjustments on cash flow hedges
  (net of tax of $2 million)                                                                               (4)             (4)
------------------------------------------------------------------------------------------------------------------------------------
December 31, 2001                                            (199)                          (4)            10            (193)
------------------------------------------------------------------------------------------------------------------------------------
Foreign currency translation adjustment                       208                                                         208
Minimum pension liability adjustment                                     $   (173)                                       (173)
Unrealized gain on investments (net of tax of $1 million)                                    1                              1
Realized loss on securities (net of tax of $3 million)                                       5                              5
Unrealized derivative loss on cash flow hedges
  (net of tax of $17 million)                                                                             (27)            (27)
Reclassification adjustments on cash flow hedges
  (net of tax of $6 million)                                                                                9               9
------------------------------------------------------------------------------------------------------------------------------------
December 31, 2002                                               9            (173)           2             (8)           (170)
------------------------------------------------------------------------------------------------------------------------------------
Foreign currency translation adjustment                       239                                                         239
Minimum pension liability adjustment (1)                                       26                                          26
Unrealized gain on investments (net of tax of $2 million)                                    4                              4
Realized gain on securities (net of tax of $2 million)                                      (3)                            (3)
Unrealized derivative loss on cash flow hedges
  (net of tax of $4 million)                                                                              (30)            (30)
Reclassification adjustments on cash flow hedges
  (net of tax of $4 million)                                                                               32              32
------------------------------------------------------------------------------------------------------------------------------------
December 31, 2003                                          $  248        $   (147)     $     3         $   (6)        $    98
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes adjustments from Dow Corning.

18.  Loss Per Common Share

Basic loss per common share is computed by dividing loss attributable to common shareholders by the weighted-average number of common shares outstanding for the period. The net loss attributable to common shareholders for 2002 is further increased by the Series C mandatory convertible preferred stock dividend requirement.

Diluted loss per common share is computed by dividing net loss attributable to common shareholders, adjusted for the preferred dividend requirements in 2002, by the weighted average shares outstanding. Since we reported a loss from continuing operations in 2003, 2002 and 2001, the diluted loss per share is the same as basic, as any potentially dilutive securities would reduce the loss per share from continuing operations.

A reconciliation of the basic and diluted loss per common share from continuing operations computations for 2003, 2002 and 2001 follows (in millions, except per share amounts):
------------------------------------------------------------------------------------------------------------------------------------
                                                                  For the years ended December 31,
                                 --------------------------------------------------------------------------------------------------
                                               2003                             2002                               2001
                                 ------------------------------    ------------------------------      ----------------------------
                                            Weighted-     Per                 Weighted-     Per                  Weighted-     Per
                                             Average     Share                 Average     Share                  Average     Share
                                    Loss     Shares     Amount       Loss      Shares     Amount         Loss     Shares     Amount
                                 -----------------------------     ------------------------------      ----------------------------
Loss from
  continuing operations          $   (223)                        $ (1,780)                            $ (5,532)
Less:  Preferred stock
  dividend requirements                                                128                                    1
------------------------------------------------------------------------------------------------------------------------------------
Loss income from continuing
  operations attributable to
  common shareholders                (223)                          (1,908)                              (5,533)
------------------------------------------------------------------------------------------------------------------------------------

Basic and Diluted Loss
  Per Common Share               $   (223)   1,274    $ (0.18)    $ (1,908)     1,030     $(1.85)      $ (5,533)    933      $(5.93)
------------------------------------------------------------------------------------------------------------------------------------

The potential common shares excluded from the calculation of diluted loss per share because their effect would be anti-dilutive and the amount of stock options excluded from the calculation of diluted loss per share because their exercise price was greater than the average market price of the common shares of the periods presented follow (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                     For the years ended December 31,
                                                              --------------------------------------------
                                                                 2003              2002              2001
------------------------------------------------------------------------------------------------------------------------------------
Potential common shares excluded from the calculation
  of diluted loss per share:
     Stock options                                                   19                1                 6
     7% mandatory convertible preferred stock                        65               31
     Convertible preferred stock                                                                         1
     4.875% convertible notes                                         6                6                 6
     3.5% convertible debentures                                     69               69                 9
     Zero coupon convertible debentures                              10               21                23
                                                              --------------------------------------------
     Total                                                          169              128                45
                                                              ============================================

Stock options excluded from the calculation of diluted
  loss per share because the exercise price was greater
  than the average market price of the common shares                 76               84                48
------------------------------------------------------------------------------------------------------------------------------------

19.  Stock Compensation Plans

At December 31, 2003, our stock compensation programs are in accordance with the 2000 Employee Equity Participation Program and 2000 Equity Plan for Non-Employee Directors Program. For calendar years beginning January 1, 2001, 3.5% of our common stock outstanding at the beginning of the year and any ungranted shares from prior years will be available for grant in the current year. At December 31, 2003, 76.9 million shares will be available under these programs for 2004. Any remaining shares available for grant, but not yet granted will be carried over and used in the following year.

Stock Option Plans

Our stock option plans provide non-qualified and incentive stock options to purchase unissued or treasury shares at the market price on the grant date and generally become exercisable in installments from one to five years from the grant date. The maximum term of non-qualified and incentive stock options is 10 years from the grant date.

Changes in the status of outstanding options were as follows:
--------------------------------------------------------------------------------
                                                  Number             Weighted-
                                                 of Shares            Average
                                              (in thousands)      Exercise Price
--------------------------------------------------------------------------------

Options outstanding January 1, 2001                45,003           $  42.27
--------------------------------------------------------------------------------

Options granted under plans                        29,784           $  21.02
Options exercised                                  (1,258)          $   9.40
Options terminated                                 (1,138)          $  37.53
--------------------------------------------------------------------------------
Options outstanding December 31, 2001              72,391           $  34.21
--------------------------------------------------------------------------------

Options granted under plans                        26,852           $   4.55
Options exercised                                     (56)          $   1.86
Options terminated                                 (1,860)          $  23.20
--------------------------------------------------------------------------------
Options outstanding December 31, 2002              97,327           $  26.47
--------------------------------------------------------------------------------

Options granted under plans                        40,953           $   5.85
Options exercised                                  (1,547)          $   6.75
Options terminated                                 (1,381)          $  16.26
--------------------------------------------------------------------------------
Options outstanding December 31, 2003             135,352           $  20.58
Options exercisable at December 31, 2003           72,867           $  27.47
--------------------------------------------------------------------------------
Options exercisable at December 31, 2002           42,428           $  28.96
Options exercisable at December 31, 2001           20,882           $  26.33
--------------------------------------------------------------------------------

The weighted-average fair value of options granted was $3.82 in 2003, $3.64 in 2002 and $13.83 in 2001.

The following table summarizes information about our stock option plans at December 31, 2003:
------------------------------------------------------------------------------------------------------------------------------------
                                            Options Outstanding                                   Options Exercisable
------------------------------------------------------------------------------------------------------------------------------------
                             Number          Weighted-Average                                Number
                         Outstanding at          Remaining           Weighted-           Exercisable at           Weighted-
       Range of         December 31, 2003    Contractual Life         Average           December 31, 2003          Average
    Exercise Prices      (in thousands)          in Years         Exercise Price         (in thousands)        Exercise Price
------------------------------------------------------------------------------------------------------------------------------------
   $   0.47 to 3.80          15,551                8.9               $  3.15                  1,444               $  1.60
   $   4.06 to 6.93          23,606                8.9               $  4.76                  2,987               $  4.79
   $   7.08 to 9.95          39,014                7.6               $  8.41                 22,128               $  8.64
   $ 10.04 to 15.95          13,271                7.2               $ 14.07                 10,133               $ 14.77
   $ 16.08 to 29.58          13,198                7.1               $ 19.82                 12,410               $ 19.62
   $ 30.01 to 59.50          13,348                6.7               $ 47.28                 11,273               $ 46.98
   $ 60.24 to 70.75           9,791                6.7               $ 67.02                  9,033               $ 67.45
   $71.04 to 111.00           7,573                6.5               $ 73.95                  3,459               $ 75.74
------------------------------------------------------------------------------------------------------------------------------------
                            135,352                7.7               $ 20.58                 72,867               $ 27.47
------------------------------------------------------------------------------------------------------------------------------------

19.  Stock Compensation Plans (concluded)

Incentive Stock Plans

The Corning Incentive Stock Plan permits stock grants, either determined by specific performance goals or issued directly, in most instances, subject to the possibility of forfeiture and without cash consideration.

In 2003, 2002 and 2001, grants of 1,842,000 shares,  88,500 shares and 1,028,000 shares, respectively, were made under this plan. The weighted-average price of the grants was $10.61 in 2003, $7.15 in 2002 and $36.89 in 2001, respectively. A total of 2.2 million shares issued remain subject to forfeiture at December 31, 2003.

We apply APB No. 25 accounting for our stock-based compensation plans. Compensation expense is recorded for awards of shares or share rights over the period earned. Compensation expense of $1 million, $1 million and $79 million after-tax was recorded in 2003, 2002 and 2001, respectively.

SFAS No. 123 requires that reload options be treated as separate grants from the related original option grants. Under our reload program, upon exercise of an option, employees may tender unrestricted shares owned at the time of exercise to pay the exercise price and related tax withholding, and receive a reload option covering the same number of shares tendered for such purposes at the market price on the date of exercise. The reload options vest in one year and are only granted in certain circumstances according to the original terms of the option being exercised. The existence of the reload feature results in a greater number of options being measured.

For purposes of SFAS No. 123 disclosure, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

The following are weighted-average assumptions used for grants under our stock plans in 2003, 2002 and 2001, respectively:
-------------------------------------------------------------------------------
For Options Granted During           2003             2002              2001
-------------------------------------------------------------------------------

Expected life in years                 5                 5                6
Risk free interest rate               2.9%              4.0%             4.8%
Dividend yield                                                          0.46%
Expected volatility                    79%               80%              75%
-------------------------------------------------------------------------------

We discontinued payment of dividends on our common stock in July 2001. The dividend yield assumption applies to grants prior to July 2001.

Worldwide Employee Share Purchase Plan

In addition to the Stock Option Plan and Incentive Stock Plans, we have a Worldwide Employee Share Purchase Plan ("WESPP"). Under the WESPP, substantially all employees can elect to have up to 10% of their annual wages withheld to purchase our common stock. The purchase price of the stock is 85% of the lower of the beginning-of-quarter or end-of-quarter market price.

20.  Business Combinations and Divestitures

Purchases

The transactions listed on the following table were all accounted for under the purchase method of accounting. We are responsible for estimating the fair value of the assets and liabilities acquired. We have made estimates and assumptions that affect the reported amounts of assets, liabilities and expenses resulting from such acquisitions. From time to time we use our common stock as consideration for business combinations. The value of the common stock is based upon the average closing price of Corning common stock for a range of days surrounding the agreement or announcement and adjusted for a discount commensurate with restrictions on the shares, if applicable.

20.  Business Combinations and Divestitures (concluded)

We had no acquisitions in 2003. The following table presents information related to our acquisitions for the years ended December
31, 2002 and 2001 (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                Initial                            Goodwill &
         Acquisition                               Date          Price           Form              Intangibles
------------------------------------------------------------------------------------------------------------------------------------

Lucent Technologies Joint Ventures (1)             9/02        $    198        Cash/Stock          $    110
------------------------------------------------------------------------------------------------------------------------------------

Tropel Corporation (2)                             3/01        $    160        Cash/Stock          $    155
------------------------------------------------------------------------------------------------------------------------------------

(1) Acquisition of 56% interest in Lucent Technologies Shanghai Fiber Optic Co., Ltd. and a 68% interest in Lucent Technologies Beijing Fiber Optic Cable Co., Ltd. from Lucent Technologies. The Shanghai-based company manufactures optical fiber and the Beijing-based company manufactures fiber cable. Purchase price included 30 million shares of Corning common stock valued at $48 million. These entities are included in the Telecommunications segment.
(2) Manufacturer of precision optics and metrology instruments for the semiconductor and other industries. Purchase price included 1.95 million shares of Corning common stock valued at $94 million.

Divestitures

Photonic Technologies
---------------------
In July 2003, we completed the sale of certain optical component products to Avanex. See Note 5 (Restructuring Actions) for a description of the transaction.

Appliance Controls Group
------------------------
In May 2002, we completed the sale of our appliance controls group, which was included in the controls and connectors products within the Telecommunications segment. During 2002, we received proceeds of $30 million and realized a loss on the sale of approximately $16 million ($10 million after-tax). This loss is included in restructuring, impairment and other charges in the consolidated statements of operations.

21.  Operating Segments

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," sets standards for reporting information regarding operating segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. Our Chief Operating Decision Making group ("CODM") is comprised of the Chairman and Chief Executive Officer, Vice Chairman and Chief Financial Officer, President and Chief Operating Officer, President-Corning Technologies, Executive Vice President-Chief Administrative Officer and Executive Vice President-Chief Technology Officer.

We are a world-leading provider of optical fiber and cable and hardware and equipment products for the telecommunications industry; high-performance glass for computer monitors, and other information display applications; advanced optical materials for the semiconductor industry and the scientific community; scientific laboratory products for the scientific community; ceramic substrates for the automotive industry; specialized polymer products for biotechnology applications; and other technologies.

Effective with the first quarter of 2004, we have revised our reportable operating segments from Telecommunications and Technologies to Telecommunications, Display Technologies, Environmental Technologies, and Life Sciences. The following provides a brief description of the products and markets served by each reportable segment:

..    Telecommunications - manufactures optical fiber and cable, and hardware and equipment components for the worldwide telecommunications industry;
..    Display  Technologies - manufactures  liquid crystal display glass for flat panel displays;
..    Environmental  Technologies - manufactures  ceramic  substrates and filters for automobile and diesel applications; and
..    Life Sciences - manufactures  glass and plastic  consumables for scientific applications.

The change in our segment presentation reflects how Corning's CODM allocates resources and assesses the performance of its businesses. Specifically, the CODM is increasing its level of review of the Display Technologies segment significantly due to the recent increase in growth and capital spending in that segment. In addition, the CODM is increasing its review of the Environmental Technologies and Life Sciences segments to strengthen the overall balance and stability of Corning's portfolio of businesses.

All other operating segments that do not meet the quantitative threshold for separate reporting (e.g. conventional video components, semiconductor materials, and ophthalmic products), certain corporate investments (e.g. Dow Corning and Steuben), discontinued operations, and unallocated expenses (e.g. and other corporate items) have been grouped as "Unallocated and Other". Unallocated expenses include: research and other expenses related to new business development; amortization of goodwill; gains or losses on repurchases and retirement of debt; charges related to the asbestos litigation; and restructuring and impairment charges related to the corporate research and development or staff organizations. Unallocated and Other also represents the reconciliation between the totals for the reportable segments and our consolidated total.

We prepared the financial results for our operating segments on a basis that is consistent with the manner in which we internally disaggregate financial information to assist in making internal operating decisions. We include the earnings of equity affiliates that are closely associated with our operating segments in the respective segment's net income. We have allocated certain common expenses among segments differently than we would for stand-alone financial information prepared in accordance with GAAP. These expenses include interest, taxes and corporate functions. Segment net income may not be consistent with measures used by other companies. The accounting policies of our operating segments are the same as those applied in the consolidated financial statements. Revenue attributed to geographic areas is based on the location of the customer.


------------------------------------------------------------------------------------------------------------------------------------
                                                          Telecom-      Display    Environmental   Life    Unallocated  Consolidated
                                                         munications Technologies  Technologies  Sciences   and Other       Total
------------------------------------------------------------------------------------------------------------------------------------
For the year ended December 31, 2003
Net sales                                                 $ 1,426      $   595       $    476     $    281   $    312    $  3,090
Depreciation (1)                                          $   246      $   110       $     80     $     38   $      6    $    480
Amortization of purchased intangibles                     $    37                                                        $     37
Research, development and engineering expenses (2)        $   120      $    55       $     87     $     28   $     54    $    344
Restructuring, impairment and other charges
  and credits (3)                                         $   (36)                                           $    147    $    111
Interest expense (4)                                      $    75      $    39       $     19     $      5   $     16    $    154
(Benefit) provision for income taxes                      $   (78)     $    45       $      5     $      7   $   (233)   $   (254)
(Loss) earnings before minority interests and equity
  (losses) earnings (5)                                   $  (158)     $    91       $      9     $     14   $   (461)   $   (505)
Minority interests (6)                                                                                             73          73
Equity in (losses) earnings of associated companies,
  net of impairments                                          (11)         144                                     76         209
------------------------------------------------------------------------------------------------------------------------------------
Net (loss) income                                         $  (169)     $   235       $      9     $     14   $   (312)   $   (223)
------------------------------------------------------------------------------------------------------------------------------------
Investment in associated companies, at equity             $    59      $   299       $     30                $    590    $    978
Segment assets (7)                                        $ 1,901      $ 1,297       $    485     $    111   $  6,958    $ 10,752
Capital expenditures                                      $    15      $   251       $     69     $      7   $     49    $    391
------------------------------------------------------------------------------------------------------------------------------------

For the year ended December 31, 2002
Net sales                                                 $ 1,631      $   405       $    394     $    280   $    454    $  3,164
Depreciation (1)                                          $   379      $    79       $     50     $     22   $     88    $    618
Amortization of purchased intangibles                     $    41                                            $      2    $     43
Research, development and engineering expenses (2)        $   308      $    41       $     63     $     17   $     54    $    483
Restructuring, impairment and other charges
  and credits (3)                                         $ 1,722                    $      2     $      1   $    355    $  2,080
Interest expense (4)                                      $    99      $    29       $     16     $      5   $     30    $    179
(Benefit) provision for income taxes                      $  (722)     $    20       $      8     $     13   $    (45)   $   (726)
(Loss) earnings before minority interests and equity
  (losses) earnings (5)                                   $(1,838)     $    39       $     16     $     25   $   (236)   $ (1,994)
Minority interests (6)                                          1                                                  97          98
Equity in (losses) earnings of associated companies,
  net of impairments                                          (60)          80             16                      80         116
Income from discontinued operations                                                                               478         478
------------------------------------------------------------------------------------------------------------------------------------
Net (loss) income                                         $(1,897)     $   119       $     32     $     25   $    419    $ (1,302)
------------------------------------------------------------------------------------------------------------------------------------
Investment in associated companies, at equity             $    72      $   187       $     30                $    457    $    746
Segment assets (7)                                        $ 2,243      $   913       $    428     $    126   $  7,696    $ 11,406
Capital expenditures                                      $    49      $    77       $     74     $      8   $    108    $    316
------------------------------------------------------------------------------------------------------------------------------------

For the year ended December 31, 2001
Net sales                                                 $ 4,458      $   323       $    379     $    267   $    620    $  6,047
Depreciation (1)                                          $   401      $    52       $     45     $     24   $     99    $    621
Amortization of purchased intangibles                     $    76                                                        $     76
Research, development and engineering expenses (2)        $   474      $    27       $     50     $     31   $     40    $    622
Restructuring, impairment and other charges
  and credits (3)                                         $ 5,404                    $      1     $     11   $    301    $  5,717
Interest expense (4)                                      $   104      $    16       $     10     $      4   $     19    $    153
Benefit for income taxes                                  $  (336)     $    14       $     12     $     (9)  $   (149)   $   (468)
Loss before minority interests and equity earnings (5)    $(5,215)     $    28       $     24     $    (17)  $   (513)   $ (5,693)
Minority interests (6)                                                                                             13          13
Equity in earnings of associated companies                     12           60              6                      70         148
Income from discontinued operations                                                                                34          34
------------------------------------------------------------------------------------------------------------------------------------
Net (loss) income                                         $(5,203)     $    88       $     30     $    (17)  $   (396)   $ (5,498)
------------------------------------------------------------------------------------------------------------------------------------
Investment in associated companies, at equity             $   101      $   118       $     15                $    402    $    636
Segment assets (7)                                        $ 3,972      $   783       $    352     $    138   $  7,548    $ 12,793
Capital expenditures                                      $   941      $   232       $     62     $     14   $    368    $  1,617
------------------------------------------------------------------------------------------------------------------------------------

(1) Depreciation expense for Corning's reportable segments includes an allocation of depreciation of corporate property not specifically identifiable to a segment. Related depreciable assets are not allocated to segment assets.
(2) Non-direct research, development and engineering expenses are allocated to segments based upon direct project spending for each segment.
(3)  Related tax benefit:
        Year ended December 31, 2003: $17, $0, $0, $0, $32 and $49.
        Year ended December 31, 2002: $452, $0, $1, $0, $95 and $548.
        Year ended December 31, 2001: $282, $0, $0, $4, $113 and $399.
(4) Interest expense is allocated to segments based on a percentage of segment net operating assets. Consolidated subsidiaries with independent capital structures do not receive additional allocations of interest expense.
(5) Many of Corning's administrative and staff functions are performed on a centralized basis. Where practicable, Corning charges these expenses to segments based upon the extent to which each business uses a centralized function. Other staff functions, such as corporate finance, human resources and legal are allocated to segments, primarily as a percentage of sales.
(6) Includes $30 million and $68 million in 2003 and 2002, respectively, related to impairment of long-lived assets of the conventional video components business.
(7) Includes inventory, accounts receivable, property and investments in associated equity companies.

A reconciliation of reportable segment net income (loss) to consolidated net loss follows (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Years ended December 31,
                                                                         ---------------------------------------
                                                                           2003            2002           2001
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss) of reportable segments                                 $     89       $  (1,721)      $ (5,102)
Non-reportable operating segments net (loss) income (1)                      (139)            (29)             1
Unallocated amounts:
    Non-segment loss and other (2)                                            (51)            (24)           (43)
    Amortization of goodwill                                                                                (363)
    Non-segment restructuring, impairment and
       other (charges) and credits                                            (13)           (208)          (191)
    Asbestos settlement                                                      (413)
    Interest income                                                            32              41             68
    Gain on repurchases of debt                                                19             176
    Benefit (provision) for income taxes (3)                                  170             (24)            94
    Minority interests                                                                          1
    Equity in earnings of associated companies (4)                             83               8              4
    Income from discontinued operations                                                       478             34
                                                                         --------       ---------       --------
Net loss                                                                 $   (223)      $  (1,302)      $ (5,498)
------------------------------------------------------------------------------------------------------------------------------------

(1)  Includes the results of non-reportable operating segments.
(2)  Includes  the  results  of  non-segment   operations  and  other  corporate
     activities.
(3) Includes tax associated with non-segment restructuring, impairment and other charges.
(4) Includes amounts derived from corporate investments, primarily Dow Corning Corporation in 2003.


The following table provides net sales for the Telecommunications segment (in millions):
--------------------------------------------------------------------------------
                                             Years ended December 31,
                                     ---------------------------------------
                                       2003            2002           2001
--------------------------------------------------------------------------------

Net sales:
   Optical fiber and cable           $     760      $     859       $  2,889
   Hardware and equipment                  612            661          1,022
   Photonic technologies                    54            111            547
                                     ---------      ---------       --------
     Total net sales                 $   1,426      $   1,631       $  4,458
--------------------------------------------------------------------------------

21.  Operating Segments (concluded)

A reconciliation of reportable segment assets to consolidated assets follows (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Years ended December 31,
                                                                         ---------------------------------------
                                                                           2003            2002           2001
------------------------------------------------------------------------------------------------------------------------------------
Total assets of reportable segments                                      $  3,794       $   3,710       $  5,245
Non-reportable operating segments assets                                      683             915          1,298
Unallocated amounts:
    Current assets (1)                                                      1,698           2,746          2,723
    Investments (2)                                                           211              25             80
    Property, net (3)                                                         973             903            636
    Other non-current assets (4)                                            3,393           3,107          2,811
                                                                         --------       ---------       --------
Total assets                                                             $ 10,752       $  11,406       $ 12,793
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes current corporate assets, primarily cash, short-term investments and deferred taxes.
(2) Represents corporate investments in associated companies, at both cost and equity.
(3) Represents corporate property not specifically identifiable to an operating segment.
(4)  Includes non-current corporate assets, pension assets and deferred taxes.


Information concerning principal geographic areas was as follows (in millions):
------------------------------------------------------------------------------------------------------------------------------------
                                                2003                            2002                             2001
------------------------------------------------------------------------------------------------------------------------------------
                                        Net        Long-lived            Net       Long-lived            Net        Long-lived
                                       Sales       Assets (1)           Sales      Assets (1)           Sales       Assets (1)
------------------------------------------------------------------------------------------------------------------------------------
North America
   United States                     $ 1,222        $  4,435          $ 1,446      $   4,588         $   2,665      $   6,249
   Canada                                 88              70              122             66               238             54
   Mexico                                 65              72               56             73                85              3
------------------------------------------------------------------------------------------------------------------------------------
       Total North America             1,375           4,577            1,624          4,727             2,988          6,306
------------------------------------------------------------------------------------------------------------------------------------

Asia Pacific
   Japan                                 382             349              372            292               518            264
   China                                 134             191              102            189               511            170
   Korea                                  55             620               57            574                50            454
   Other, including Taiwan               472             253              331            129               373             79
------------------------------------------------------------------------------------------------------------------------------------
       Total Asia Pacific              1,043           1,413              862          1,184             1,452            967
------------------------------------------------------------------------------------------------------------------------------------

Europe
   Germany                               198             295              210            236               443            484
   France                                 42             133               46            121               141            123
   United Kingdom                         74              67               82             83               223             97
   Italy                                  36             268               47            265               114            319
   Other                                 194              77              183             39               479             37
------------------------------------------------------------------------------------------------------------------------------------
       Total Europe                      544             840              568            744             1,400          1,060
------------------------------------------------------------------------------------------------------------------------------------

Latin America
   Brazil                                 17               2               15              2                59              7
   Other                                  11               1                6              1                39              3
------------------------------------------------------------------------------------------------------------------------------------
       Total Latin America                28               3               21              3                98             10
------------------------------------------------------------------------------------------------------------------------------------

All Other                                100                               89             36               109             30
------------------------------------------------------------------------------------------------------------------------------------
       Total                         $ 3,090        $  6,833          $ 3,164      $   6,694         $   6,047      $   8,373
------------------------------------------------------------------------------------------------------------------------------------

(1) Long-lived assets primarily include investments, plant and equipment, goodwill and other intangible assets.

22.  Subsequent Event

Through March 1, 2004, we repurchased and retired 25 thousand zero coupon convertible debentures for approximately $19 million in cash resulting in a net decrease of $20 million to the zero coupon convertible debenture book value. In addition, we issued 22 million shares of Corning common stock and $24 million in cash in exchange for 3.5% convertible debentures with a book value of $213 million at an effective conversion price of $9.675 per share. As a result of these transactions, we will record a $23 million pre-tax loss on repurchases and retirement of debt during the first quarter of 2004.

Corning Incorporated and Subsidiary Companies
Schedule II - Valuation Accounts and Reserves
(In millions)



------------------------------------------------------------------------------------------------------------------------------------

                                                 Balance at                               Net Deductions         Balance at
Year ended December 31, 2003                 Beginning of Period        Additions            and Other          End of Period
------------------------------------------------------------------------------------------------------------------------------------

Doubtful accounts and allowances                    $   59                $    5               $  26               $  38
Deferred tax assets valuation allowance             $  417                $   52                                   $ 469
Accumulated amortization of
  purchased intangible assets                       $  104                $   43                                   $ 147
Reserves for accrued costs of
  business restructuring                            $  405                $  127               $ 346               $ 186
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                                 Balance at                               Net Deductions         Balance at
Year ended December 31, 2002                 Beginning of Period        Additions            and Other          End of Period
------------------------------------------------------------------------------------------------------------------------------------

Doubtful accounts and allowances                    $   60                $   15               $  16               $  59
Deferred tax assets valuation allowance             $  189                $  228                                   $ 417
Accumulated amortization of
  purchased intangible assets                       $   90                $   43               $  29               $ 104
Reserves for accrued costs of
  business restructuring                            $  276                $  461               $ 332               $ 405
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                                 Balance at                               Net Deductions         Balance at
Year ended December 31, 2001                 Beginning of Period        Additions            and Other          End of Period
------------------------------------------------------------------------------------------------------------------------------------

Doubtful accounts and allowances                    $   47                $   32               $  19               $  60
Deferred tax assets valuation allowance             $   72                $  117                                   $ 189
Accumulated amortization of goodwill                $  303                $  363               $   5               $ 661
Accumulated amortization of purchased
  intangible assets                                 $   52                $   76               $  38               $  90
Reserves for accrued costs of
  business restructuring                                                  $  419               $ 143               $ 276
------------------------------------------------------------------------------------------------------------------------------------